                                                                     EXHIBIT 4.1

                                                                  EXECUTION COPY







- - -----------------------------------------------------------------------------



                              U.S. $25,000,000

                              CREDIT AGREEMENT

                        DATED AS OF DECEMBER 31, 1993

                                   BETWEEN

                       HALLMARK HEALTHCARE CORPORATION

                                 AS BORROWER

                                     AND

                    GENERAL ELECTRIC CAPITAL CORPORATION

                                  AS LENDER




- - ----------------------------------------------------------------------------

                              TABLE OF CONTENTS


1.   DEFINITIONS; INTERPRETATIONS . . . . . . . . . . . . . . . . . . . .   1
     1.1  Definitions . . . . . . . . . . . . . . . . . . . . . . . . . .   1
     1.2  Other Definitional Provisions . . . . . . . . . . . . . . . . .  20
     1.3  Accounting Matters. . . . . . . . . . . . . . . . . . . . . . .  21

2.   AMOUNT AND TERMS OF CREDIT . . . . . . . . . . . . . . . . . . . . .  21
     2.1  Working Capital Line. . . . . . . . . . . . . . . . . . . . . .  21
     2.2  Acquisition Line. . . . . . . . . . . . . . . . . . . . . . . .  22
     2.3  Interest on Loans.. . . . . . . . . . . . . . . . . . . . . . .  23
     2.4  Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
     2.5  Calculation of Interest and Fees. . . . . . . . . . . . . . . .  26
     2.6  Early Termination . . . . . . . . . . . . . . . . . . . . . . .  26
     2.7  Manner of Payment; Time . . . . . . . . . . . . . . . . . . . .  26
     2.8  Application and Allocation of Payments. . . . . . . . . . . . .  26
     2.9  Accounting. . . . . . . . . . . . . . . . . . . . . . . . . . .  27
     2.10 Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
     2.11 Increased Commitment or Funding Costs . . . . . . . . . . . . .  28
     2.12 LIBOR Costs . . . . . . . . . . . . . . . . . . . . . . . . . .  28
     2.13 Special LIBOR Circumstances . . . . . . . . . . . . . . . . . .  29
     2.14 Funding Losses. . . . . . . . . . . . . . . . . . . . . . . . .  29
     2.15 Funding Sources . . . . . . . . . . . . . . . . . . . . . . . .  30
     2.16 Failure to Charge Not Subsequent Waiver . . . . . . . . . . . .  30
     2.17 Survivability . . . . . . . . . . . . . . . . . . . . . . . . .  30

3.   CONDITIONS PRECEDENT . . . . . . . . . . . . . . . . . . . . . . . .  30
     3.1  Conditions to the Initial Advance.. . . . . . . . . . . . . . .  30
     3.2  Conditions to Initial Acquisition Advance . . . . . . . . . . .  32
     3.3  Further Conditions to Each Advance. . . . . . . . . . . . . . .  33

4.   REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . . .  34
     4.1  Corporate Existence; Compliance with Law. . . . . . . . . . . .  34
     4.2  Executive Offices; Corporate or Other Names . . . . . . . . . .  34
     4.3  Corporate Power; Authorization; Enforceable Obligations . . . .  35
     4.4  Financial Statements and Projections. . . . . . . . . . . . . .  35
     4.5  Material Adverse Change . . . . . . . . . . . . . . . . . . . .  35
     4.6  Ownership of Property; Liens. . . . . . . . . . . . . . . . . .  36
     4.7  Restrictions; No Default. . . . . . . . . . . . . . . . . . . .  36
     4.8  Labor Matters . . . . . . . . . . . . . . . . . . . . . . . . .  36
     4.9  Ventures, Subsidiaries and Affiliates, and Indebtedness . . . .  37
     4.10 Government Regulation . . . . . . . . . . . . . . . . . . . . .  37
     4.11 Margin Regulations. . . . . . . . . . . . . . . . . . . . . . .  37
     4.12 Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
     4.13 ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

                                     -i-


     4.14 No Litigation . . . . . . . . . . . . . . . . . . . . . . . . .  39
     4.15 Brokers . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
     4.16 Employment Matters. . . . . . . . . . . . . . . . . . . . . . .  40
     4.17 Patents, Trademarks, Copyrights,  Licenses and Accreditation. .  40
     4.18 Full Disclosure . . . . . . . . . . . . . . . . . . . . . . . .  40
     4.19 Hazardous Materials . . . . . . . . . . . . . . . . . . . . . .  40
     4.20 Insurance Policies. . . . . . . . . . . . . . . . . . . . . . .  41
     4.21 Deposit Accounts. . . . . . . . . . . . . . . . . . . . . . . .  41
     4.22 Solvent Financial Condition . . . . . . . . . . . . . . . . . .  41
     4.23 Third Party Reimbursement . . . . . . . . . . . . . . . . . . .  41

5.   FINANCIAL STATEMENTS AND INFORMATION . . . . . . . . . . . . . . . .  41
     5.1  Reports and Notices . . . . . . . . . . . . . . . . . . . . . .  41
     5.2  Communication with Accountants. . . . . . . . . . . . . . . . .  44

6.   AFFIRMATIVE COVENANTS. . . . . . . . . . . . . . . . . . . . . . . .  44
     6.1  Maintenance of Existence and Conduct of Business. . . . . . . .  44
     6.2  Payment of Obligations. . . . . . . . . . . . . . . . . . . . .  44
     6.3  Books and Records . . . . . . . . . . . . . . . . . . . . . . .  45
     6.4  Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . .  45
     6.5  Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
     6.6  Compliance with Laws. . . . . . . . . . . . . . . . . . . . . .  45
     6.7  Agreements. . . . . . . . . . . . . . . . . . . . . . . . . . .  46
     6.8  Employee Plans. . . . . . . . . . . . . . . . . . . . . . . . .  46
     6.9  Environmental Matters . . . . . . . . . . . . . . . . . . . . .  46
     6.10 New Subsidiaries. . . . . . . . . . . . . . . . . . . . . . . .  46
     6.11 Access. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
     6.12 Cash Management . . . . . . . . . . . . . . . . . . . . . . . .  47
     6.13 Accreditation and Licensing . . . . . . . . . . . . . . . . . .  48

7.   NEGATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . .  48
     7.1  Mergers, Etc. . . . . . . . . . . . . . . . . . . . . . . . . .  48
     7.2  Investments; Loans and Advances . . . . . . . . . . . . . . . .  49
     7.3  Indebtedness. . . . . . . . . . . . . . . . . . . . . . . . . .  49
     7.4  Affiliate and Employee Loans; Transactions and Employment
          Agreements. . . . . . . . . . . . . . . . . . . . . . . . . . .  49
     7.5  Capital Structure and Business. . . . . . . . . . . . . . . . .  49
     7.6  Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
     7.7  Sale of Assets. . . . . . . . . . . . . . . . . . . . . . . . .  50
     7.8  Events of Default.. . . . . . . . . . . . . . . . . . . . . . .  50
     7.9  ERISA.. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
     7.10 Financial Covenants.. . . . . . . . . . . . . . . . . . . . . .  51
     7.11 Hazardous Materials.. . . . . . . . . . . . . . . . . . . . . .  53
     7.12 Restricted Payments . . . . . . . . . . . . . . . . . . . . . .  53
     7.13 Amendments to Subordinated Notes. . . . . . . . . . . . . . . .  53
     7.14 Change in Control . . . . . . . . . . . . . . . . . . . . . . .  53



8.   EVENTS OF DEFAULT; RIGHTS AND REMEDIES . . . . . . . . . . . . . . .  53
     8.1  Events of Default . . . . . . . . . . . . . . . . . . . . . . .  53
     8.2  Remedies. . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
     8.3  Remedies. . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
     8.4  Waivers by Borrower . . . . . . . . . . . . . . . . . . . . . .  55

9.   MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
     9.1  Complete Agreement; Modification of Agreement . . . . . . . . .  56
     9.2  Fees and Expenses . . . . . . . . . . . . . . . . . . . . . . .  56
     9.3  Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
     9.4  No Waiver.. . . . . . . . . . . . . . . . . . . . . . . . . . .  58
     9.5  Successors and Assigns. . . . . . . . . . . . . . . . . . . . .  58
     9.6  Severability. . . . . . . . . . . . . . . . . . . . . . . . . .  58
     9.7  Conflict of Terms . . . . . . . . . . . . . . . . . . . . . . .  59
     9.8  Authorized Signature. . . . . . . . . . . . . . . . . . . . . .  59
     9.9  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . .  59
     9.10 Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
     9.11 Survival of Obligations Upon Termination of Financing
          Arrangement . . . . . . . . . . . . . . . . . . . . . . . . . .  61
     9.12 Section Titles. . . . . . . . . . . . . . . . . . . . . . . . .  61
     9.13 Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . .  61
     9.14 Time of Essence . . . . . . . . . . . . . . . . . . . . . . . .  62
     9.15 Waiver of Jury Trial. . . . . . . . . . . . . . . . . . . . . .  62
     9.16 Syndication . . . . . . . . . . . . . . . . . . . . . . . . . .  62


                       INDEX OF EXHIBITS AND SCHEDULES


Exhibit A-1         -    Form of Notice of Working Capital Advance
Exhibit A-2         -    Form of Notice of Acquisition Advance
Exhibit A-3         -    Form of Notice of Selection of Interest Period
Exhibit B           -    Form of Borrowing Base Certificate
Exhibit C-1         -    Form of Working Capital Note
Exhibit C-2         -    Form of Acquisition Note
Exhibit D           -    Form of Subsidiary Guaranty
Exhibit E-1         -    Form of Borrower Security Agreement
Exhibit E-2         -    Form of Subsidiary Security Agreement
Exhibit F-1         -    Form of Collection Account Agreement
Exhibit F-2         -    Form of Concentration Account Agreement
Exhibit G           -    Form of Accountant/Tax Adviser Disclosure Letter
Exhibit H-1         -    Form of Certificate of Borrower
Exhibit H-2         -    Form of Certificate of Guarantor
Exhibit I           -    Form of Opinion of Counsel

Schedule 2.1(b)     -    Responsible Lending Officer and Lending Office
Schedule 4.4        -    Financial Statements and Projections
Schedule 4.5        -    Stock Purchase Agreements
Schedule 4.6        -    Real Estate and Leases
Schedule 4.9        -    Ventures, Subsidiaries and Affiliates; Outstanding
                         Stock and Indebtedness
Schedule 4.12       -    Tax Matters
Schedule 4.13       -    ERISA Plans
Schedule 4.14       -    Litigation
Schedule 4.15       -    Brokers
Schedule 4.16       -    Employment Matters
Schedule 4.17       -    Patents, Trademarks, Copyrights and Licenses
Schedule 4.19       -    Hazardous Materials
Schedule 4.20       -    Insurance Policies
Schedule 4.21       -    Deposit and Disbursement Accounts
Schedule 7.4        -    Affiliate and Employee Loans, Transactions and
                         Employment Agreements
Schedule 7.6        -    Liens
Schedule 9.8        -    Authorized Signatures

Schedule A          -    Schedule of Documents

                              CREDIT AGREEMENT


          CREDIT AGREEMENT, dated as of December 31, 1993, between HALLMARK HEALTHCARE CORPORATION, a Delaware corporation ("BORROWER"), and GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation ("LENDER").

                                  RECITALS

          A. Borrower desires to arrange a loan facility (the "REVOLVING CREDIT FACILITY") under which the Lender will make available to the Borrower up to Twenty-five Million Dollars ($25,000,000) in two credit lines: (i) a $15,000,000 working capital line of credit (the "WORKING CAPITAL LINE") and
(ii) a $10,000,000 contingent acquisition line of credit (the "ACQUISITION LINE"), all upon the terms and conditions set forth herein.

          B. Capitalized terms used herein shall have the meanings ascribed to them in Section 1. All Schedules, Attachments and Exhibits hereto, or expressly identified to this Agreement, are incorporated herein by reference, and taken together, shall constitute but a single agreement. As used herein, the plural shall include the singular, the singular includes the plural, and pronouns in any gender (masculine, feminine or neuter) all apply to all genders. These Recitals shall be construed as part of this Agreement.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

1.   DEFINITIONS; INTERPRETATIONS

         1.1   DEFINITIONS.   Any and all capitalized terms used herein shall
have the following respective meanings when used in the Agreement unless otherwise specified where used:

          "ACCOUNT DEBTOR" shall mean any Person who may become obligated to any Credit Party under, with respect to, or on account of, an Account (including third party payors).

          "ACCOUNT AGREEMENTS" shall mean any one or both of the agreements attached hereto as Exhibit F-1 or F-2 among the Borrower, the Lender and the bank in which such account is held relating to any collection account or the Concentration Account.

          "ACCOUNTS" shall mean, with respect to any Credit Party, all "accounts," as such term is defined in the Code, now owned or hereafter acquired by such Credit Party and, in any event, including, without limitation, (a) all accounts receivable, other receivables, book debts and other forms of Obligations (other than forms of obligations evidenced by Chattel Paper, Documents or Instruments) now owned or hereafter received or acquired by or belonging or owing to such Credit Party, whether arising out of goods sold or services rendered by it or from any other transaction (including, without limitation, any such obligations which may be characterized as an account or contract right under the Code), (b) all of such Credit Party's rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services, (c) all of such Credit Party's rights to any goods represented by any of the foregoing (including, without limitation, unpaid sellers' rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), (d) all monies due or to become due to such Credit Party under all purchase orders and contracts for the sale of goods or the performance of services or both by such Credit Party or in connection with any other transaction (whether or not yet earned by performance on the part of Credit Party) now or hereafter in existence, including, without limitation, the right to receive the proceeds of said purchase orders and contracts, and (e) all collateral security and guarantees of any kind, now or hereafter in existence, given by any Person with respect by any of the foregoing.

          "ACQUISITION ADVANCE" shall have the meaning assigned to it in
SECTION 2.2(b).

          "ACQUISITION ADVANCE AVAILABILITY" shall have the meaning of assigned to it in SECTION 2.2(b).

          "ACQUISITION COMMITMENT" shall have the meaning of assigned to it in SECTION 2.2(b)(i).

          "ACQUISITION LINE" shall have the meaning ascribed to it in Recital Paragraph A.

          "ACQUISITION LOAN" shall mean the Loan made pursuant to SECTION
2.2.

          "ACQUISITION NOTE" shall have the meaning assigned to that term in
SECTION 2.2(e).

          "ACQUISITIONS" shall mean acquisitions by the Borrower of all or substantially all of the capital stock or assets of a hospital under the terms and conditions set forth in SECTION 7.1.

          "ACTIVATION DATE" shall have the meaning of assigned to it in
SECTION 2.2(a).

          "ACTIVATION FEE" shall have the meaning of assigned to it in
SECTION 2.4(b).

          "ADDITIONAL COLLATERAL" shall have the meaning assigned to it in
SECTION 3.2(d) .

          "ADDITIONAL COLLATERAL DOCUMENTS" shall have the meaning assigned to it in SECTION 3.2(d)

          "ADDITIONAL CREDIT PARTY" shall mean any Person that becomes an Included Subsidiary after the Closing Date.

          "ADJUSTED LIBOR" for each Interest Period shall mean LIBOR, rounded upward if necessary to the next nearest 1/16th of 1%, equal to the rate obtained by dividing (a) the LIBOR (similarly rounded) for such Interest Period by (b) a percentage equal to 1 minus the Reserve Requirement in effect from time to time during such Interest Period.

          "ADVANCE" shall mean an advance of funds under either the Working Capital Line or the Acquisition Line.

          "AFFILIATE" shall mean, with respect to any Person, (i) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, ten percent (10%) or more of the Stock having ordinary voting power in the election of directors of such Person, (ii) each Person that controls, is controlled by or is under common control with such Person or any Affiliate of such Person or (iii) each of such Person's officers, directors, joint venturers and partners. For the purpose of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

          "AGREEMENT" shall mean this Credit Agreement, including all restatements and modifications hereof and amendments and supplements hereto and any appendices, exhibits or schedules to any of the foregoing, and shall refer to the Agreement as the same may be in effect at the time such reference becomes operative.

          "ANNUAL BUDGET" shall mean the Borrower's and the Included Subsidiaries' annual operating budgets which include projected tax payments and listing tax payments for the preceding Fiscal year, for the period ending June 30, 1994 on a monthly basis described on SCHEDULE 4.4.

          "APPLICABLE LAW" shall mean, anything in SECTION 9.9 to the contrary notwithstanding, (i) all applicable common law and principles of equity and (ii) all applicable provisions of all (A) constitutions, statutes, rules, regulations and orders of governmental bodies, (B) Governmental Approvals and (C) orders, decisions, judgments and decrees of all courts and arbitrators.

          "AVERAGE COLLECTION PERIOD" means the quotient of (a) accounts receivable of Borrower, as of the last day of each Fiscal Quarter excluding accounts receivable directly related to any divested facilities which are remaining after the divestiture of such facility DIVIDED BY (b) the average daily gross patient revenue of the Borrower, calculated on the basis of the gross revenue for the three (3) months ending with such last day of the Fiscal Quarter.

          "BASE RATE" shall mean for each month, the GE Capital Index Rate, PLUS 3%. Changes in the GE Capital Index Rate shall take effect as of the beginning of the first day of each month.

          "BASE RATE ACQUISITION LOAN" shall mean that portion of the Acquisition Loan that bears interest at the Base Rate.

          "BASE RATE ADVANCE" shall mean an Advance that bears interest at the Base Rate.

          "BASE RATE LOAN" shall mean the portion of a Loan that bears interest at the Base Rate.

          "BASE RATE WORKING CAPITAL LOAN" shall mean that portion of the Working Capital Loan that bears interest at the Base Rate.

          "BORROWER" shall mean Hallmark Healthcare Corporation, a Delaware corporation.

          "BORROWER SECURITY AGREEMENT" shall mean the Borrower Security Agreement entered into between Lender and Borrower in substantially the form of EXHIBIT E-1 hereto, including all amendments, modifications and supplements thereto or replacements therefor, and shall refer to the Borrower Security Agreement as the same may be in effect at the time such reference becomes operative.

          "BORROWING BASE" shall mean at any time an amount equal to the sum at such time of 82.5% (or such greater or lesser percentage as the Lender shall reasonably determine is appropriate under circumstances as they exist from time to time) of the aggregate amount of Eligible Accounts as shown on the most recently delivered Borrowing Base Certificate delivered by the Borrower, less such amounts as shall be set aside as reserves for (i) changes in the status of Accounts since the date of the last Borrowing Base Certificate received by the Lender and (ii) such other reserves as the Lender shall deem appropriate.

          "BORROWING BASE CERTIFICATE" shall mean a certificate in the form attached hereto as EXHIBIT B.

          "BUSINESS DAY" shall mean any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York.

          "CAPITAL EXPENDITURES" shall mean all cash payments for any fixed assets or improvements or for replacements, substitutions or additions thereto, that have a useful life of more than one year and that are required to be capitalized under GAAP, all as determined on a consolidated basis.

          "CAPITAL LEASE" shall mean, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, either would be required to be classified and accounted for as a capital lease on a balance sheet of such Person or otherwise be disclosed as such in a note to such balance sheet, other than, in the case of Borrower or any Included Subsidiaries, any such lease under which Borrower or such Included Subsidiary is the lessor.

          "CAPITAL LEASE OBLIGATION" shall mean, with respect to any Capital Lease, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease or otherwise be disclosed in a note to such balance sheet.

          "CIVILIAN HEALTH AND MEDICAL PROGRAM OF THE UNIFORMED SERVICES" ("CHAMPUS") shall mean the program authorized under SECTIONS 1079 and 1086 of title 10, United States Code, and includes contracts entered into under SECTION 1091 or SECTION 1097 of title 10, United States Code, and demonstration projects under SECTION 1092 of title 10, United States Code.

          "CHARGES" shall mean all federal, state, county, city, municipal, local, foreign or other governmental taxes (including, without limitation, taxes owed to PBGC at the time due and payable), levies, assessments, charges, liens, claims or encumbrances upon or relating to (i) the Collateral, (ii) the Obligations, (iii) the employees, payroll, income or gross receipts of Borrower or any of the Included Subsidiaries,
(iv) Borrower's or any such Included Subsidiary's ownership or use of any of its assets, or (v) any other aspect of Borrower's or any such Included Subsidiary's business.

          "CHATTEL PAPER" shall mean, with respect to any Credit Party, any "chattel paper," as such term is defined in the Code, now owned or hereafter acquired by such Credit Party, wherever located, including, without limitation, any writing or writings which evidence both a monetary obligation and a security interest in or a lease of specified Goods.

          "CLOSING DATE" shall mean December 31, 1993.

          "CLOSING FEE" shall have the meaning assigned to it in SECTION
2.4(a).

          "CODE" shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; PROVIDED, HOWEVER, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Lender's security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "Code" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

          "COLLATERAL" shall mean the property covered by the Collateral Documents and any other property, real or personal, tangible or intangible, now existing or hereafter acquired, that may at any time be or become subject to a Lien in favor of Lender to secure the Obligations.

          "COLLATERAL DOCUMENTS" shall mean the Security Agreements.

          "COLLATERAL MONITORING FEE" shall have the meaning of assigned to it in SECTION 2.4(d).

          "COLLECTION ACCOUNT" shall mean any account, lock box or other depository into which the Borrower or any Included Subsidiary initially deposits or receives the proceeds of Accounts.

          "COMMITMENTS" shall mean the Acquisition Commitment and the Working Capital Commitment.

          "COMMITMENT TERMINATION DATE" shall mean the earliest of (i) December 31, 1998, (ii) the date of termination of the Commitments pursuant to SECTION 8.2, and (iii) the date of prepayment in full by Borrower of the Loans and termination of the Commitments in accordance with the provisions of SECTION 2.6.

          "CONCENTRATION ACCOUNT" shall mean the account into which the proceeds of Accounts are transferred from the Collection Accounts.

          "CONTRACTS" shall mean, with respect to any Credit Party, all the contracts, undertakings, or agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which such Credit Party may now or hereafter have any right, title or interest, including, any agreement relating to the terms of payment or the terms of performance of any Account.

          "CREDIT PARTIES" shall mean Borrower and the  Included
Subsidiaries.

          "DEFAULT" shall mean any Event of Default, and any event that, with the passage of time or the giving of notice or both, would, unless cured or waived, become an Event of Default.

          "DEFAULT RATE" shall mean the Base Rate plus 4%.

          "DESIGNATED SUBSIDIARY" shall mean a Subsidiary of the Borrower designated as a Designated Subsidiary under Section 7.2.

          "DISBURSEMENT ACCOUNT" shall mean the zero balance disbursement account from which the Borrower makes all payments in the ordinary course of its business.

          "DOL" shall mean the United States Department of Labor or any successor thereto.

          "DOCUMENTS" shall mean, with respect to any Credit Party, any "documents," as such term is defined in the Code, now owned or hereafter acquired by such Credit Party, wherever located, including without limitation bills of lading, dock warrants, dock receipts, warehouse receipts or other documents of title.

          "EBITDA" shall mean, for any period of twelve months ending on the last day of any Fiscal Period, (i) net income before interest and taxes PLUS,
(ii) to the extent deducted in determining such income, depreciation, amortization and other similar non-cash charges, MINUS (iii) to the extent recognized in determining such income, extraordinary gains, PLUS (iv) to the extent recognized in determining such income, the absolute value of extraordinary losses, in each case of Borrower and the Included Subsidiaries for such period, all as determined on a consolidated basis.

          "ELIGIBLE ACCOUNTS" shall mean the aggregate amount of Accounts of the Credit Parties that arise in the ordinary course of such Persons' business in connection with the delivery of patient services and that Lender, in its sole judgment, deems to be Eligible Accounts. In determining what constitutes Eligible Accounts, Lender may exclude, without duplication, any of the following:

          (a) that portion of any Account upon which (i) a Credit Party's right to receive payment is not absolute or is contingent upon the fulfillment of any condition whatever or (ii) the applicable Credit Party is not able to bring suit or otherwise enforce its remedies against the Account Debtor through judicial process;

          (b) that portion of any Account against which is asserted or available any defense, counterclaim or setoff, whether well-founded or otherwise;

          (c) that portion of any Account that is not a true and correct statement of a bona fide indebtedness incurred in the amount of the Account for services or goods provided to or for the benefit of the Account Debtor (or its beneficiary) obligated upon such Account;

          (d) that portion of any Account for which the patient is solely liable without benefit of any insurance, plan or Medicare, Medicaid or CHAMPUS benefit.

          (e) any Account with respect to which an invoice, acceptable to Lender in form and substance, has not been sent (Lender acknowledges that billing and invoice forms used by Medicare, Medicaid and other major national payors shall be acceptable to Lender);

          (f) any Account that is not owned by such Credit Party, that is not subject to the Security Interest or is subject to any right, claim, or interest of another other than the Lien in favor of Lender;

          (g) any Account that arises from a sale to or performance of services for an employee or Affiliate, except to the extent the Account Debtor (as the result of an assignment of benefits or the provisions of any applicable health plan) is an insurance company, health maintenance organization or other health plan in each case not affiliated with such employee or Affiliate;

          (h) any Account that is the obligation of an Account Debtor, other than one provided under Medicare, Medicaid or CHAMPUS, that is the federal or state government or a political subdivision thereof unless Lender has agreed to the contrary in writing and such Credit Party has compiled with the Federal Assignment of Claims Acts of 1940 or other similar law applicable to such obligation, and any amendments thereto, with respect to such obligation;

          (i) any Account that is the obligation of an Account Debtor to whom such Credit Party is or may become liable for goods sold or services rendered by the Account Debtor to such Credit Party;

          (j) any Account that is in default; PROVIDED, HOWEVER, that an Account shall be deemed in default upon the occurrence of any of the following:

     (i) if any Account Debtor obligated upon such Account suspends business, makes a general assignment for the benefit of creditors, or fails to pay its debts generally as they come due; or

     (ii) if any petition is filed by or against any Account Debtor obligated upon such Account under any bankruptcy law or any other national, state or provincial receivership, insolvency relief or other law or laws for the relief of debtors;

          (k) any Account that is the obligation of an Account Debtor that is in default (as defined in subparagraph (i) above) on 25% or more of the Accounts upon which such Account Debtor is obligated to any or all of the Credit Parties;

          (l) any Account that remains unpaid more than 120 days from the discharge date;

          (m) any Account in which Lender does not have a first priority perfected security interest;

          (n) any portion of an Account that exceeds any credit limit established by Lender in its sole discretion for the Account Debtor thereon;

          (o) any Account as to which any of such Credit Party's representations or warranties pertaining to such Account in any Loan Document are untrue;

          (p)  any Account that is not otherwise acceptable to Lender;

          (q) the aggregate amount set aside on the books of the Credit Parties as reserves for contractual allowances; and

          (r) the aggregate amount set aside on the books of the Credit Parties as reserves for Medicare, Medicaid or other third party payor settlement liabilities.

          "ENVIRONMENTAL LAWS" shall mean all federal, state and local laws, statutes, ordinances and regulations, now or hereafter in effect, and in each case as amended or supplemented from time to time, and any applicable judicial or administrative interpretation thereof, including, without limitation, any applicable judicial or administrative order, consent decree or judgment, relative to the applicable real estate, relating to the regulation and protection of human health, safety, the environment and natural resources (including, without limitation, ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include, but are not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. SECTIONS 9601 ET SEQ.) ("CERCLA"); the
Hazardous Material Transportation Act, as amended (49 U.S.C. SECTIONS
1801 ET SEQ.); the Federal Insecticide, Fungicide, and Rodenticide Act, as amended (7 U.S.C. SECTIONS 136 ET SEQ.); the Resource Conservation and Recovery Act, as amended (42 U.S.C. SECTIONS 6901 ET SEQ.)
("RCRA"); the Toxic Substance Control Act, as amended (15 U.S.C.
SECTIONS 2601 ET SEQ.); the Clean Air Act, as amended (42 U.S.C. SECTIONS 740 ET SEQ.); the Federal Water Pollution Control Act, as amended
(33 U.S.C. SECTIONS  1251 ET SEQ.); the Occupational Safety and Health
Act, as amended (29 U.S.C. SECTIONS 651 ET SEQ.) ("OSHA"); and the
Safe Drinking Water Act, as amended (42 U.S.C. SECTIONS  300(f) ET
SEQ.), and any and all regulations promulgated thereunder, and all analogous state and local counterparts or equivalents and any transfer of ownership notification or approval statutes.

          "ENVIRONMENTAL LIABILITIES AND COSTS" shall mean all liabilities, obligations, responsibilities, remedial actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including, without limitation, all reasonable fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim, suit, action or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law (including, without limitation, any thereof arising under any Environmental Law, permit, order or agreement with any Governmental Authority) and that relate to any health or safety condition regulated under any Environmental Law or in connection with any other environmental matter or Release or the presence of a Hazardous Material or threatened Release of a Hazardous Material.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time, and any regulations promulgated thereunder.

          "ERISA AFFILIATE" shall mean, with respect to Borrower any trade or business (whether or not incorporated) under common control with Borrower and that, together with Borrower, are treated as a single employer within the meaning of Sections 414(b), (c), (m) or (o) of the IRC.

          "ERISA EVENT" shall mean, with respect to Borrower or any other ERISA Affiliate, (i) a Reportable Event with respect to a Title IV Plan or a Multiemployer Plan; (ii) the withdrawal of Borrower, any Included Subsidiaries or any other ERISA Affiliate from a Title IV Plan subject to
Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a) (2) of ERISA; (iii) the complete or partial withdrawal of Borrower, any Included Subsidiaries or any other ERISA Affiliate from any Multiemployer Plan; (iv) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA; (v) the institution of proceeding to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (vi) the failure to make required contributions to a Qualified Plan; or (vii) any other event or condition that might reasonably be expected to constitute grounds under
Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA.

          "EXISTING DEBT" shall mean all Indebtedness of Borrower, including, without limitation, all such Indebtedness listed on part I of SCHEDULE 4.9.

          "EVENT OF DEFAULT" shall have the meaning assigned to it in SECTION
8.1.

          "FEDERAL RESERVE BOARD" shall have the meaning assigned to it in
SECTION 4.11.

          "FEES" shall mean the Closing Fee, the Non-use Fee, the Collateral Monitoring Fee, the Activation Fee and any other fees due to Lender pursuant to the Loan Documents.

          "FINANCIALS" shall mean the financial statements referred to in PARAGRAPHS I(a) AND I(b) of SCHEDULE 4.4.

          "FISCAL MONTH" shall mean any of the monthly accounting periods of Borrower.

          "FISCAL QUARTER" shall mean any of the quarterly accounting periods of Borrower.

          "FISCAL YEAR" shall mean the 12-month period of Borrower ending June 30th of each year. Subsequent changes of the fiscal year of Borrower shall not change the term "Fiscal Year," unless Lender shall consent in writing to such change.

          "FIXED CHARGE COVERAGE RATIO" shall have the meaning assigned to it in SECTION 7.10(e).

          "FIXED CHARGES" shall mean (without duplication), for any fiscal period of Borrower, the sum of (i) cash interest expense in respect of Funded Debt, (ii) required payments of principal on Funded Debt, and (iii) income taxes paid in cash, in each case of Borrower for such fiscal period, in each case for the Borrower and each of the Included Subsidiaries.

          "FUNDED DEBT" shall mean, without duplication, with respect to Borrower or any Included Subsidiaries, all of such Person's Indebtedness that by the terms of the agreement governing or instrument evidencing such Indebtedness matures more than one year from, or is directly or indirectly renewable or extendible at the option of the debtor under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year from, the date of creation thereof, including current maturities of long-term debt, revolving credit, and short-term debt extendible beyond one year at the option of the debtor, and shall also include, without limitation, the Obligations, and the Subordinated Notes.

          "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time, consistently applied.

          "GE CAPITAL" shall mean General Electric Capital Corporation, a New York corporation having an office at 5665 New Northside Drive, Suite 200, Atlanta, Georgia 30328.

          "GE CAPITAL INDEX RATE" shall mean for each month, the annualized yield on 30-day commercial paper, as quoted for high grade unsecured notes sold through dealers by major corporations in multiples of $1,000 in the "Money Rates" section of THE WALL STREET JOURNAL for the last day of the preceding month on which The Wall Street Journal is published containing such rates or, in the event that THE WALL STREET JOURNAL ceases publication of such rate, in such other publication of general circulation as Lender may, from time to time, designate in writing.

          "GENERAL INTANGIBLES" shall mean, with respect to any Credit Party, any "general intangibles," as such term is defined in the Code, now owned or hereafter acquired by such Credit Party and, in any event, including, without limitation, all right, title and interest that such Credit Party may now or hereafter have in or under any Contract, all customer lists, Trademarks, Patents, services marks, trade names, business names, corporate names, trade styles, logos and other source or business identifiers, and all applications therefor and reissues, extensions or renewals thereof, rights in intellectual property, interests in partnerships, joint ventures and other business associations, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill (including, without limitation, the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark license), all rights and claims in or under insurance policies, (including, without limitation, insurance for fire, damage, loss, and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key man, and business interruption insurance, and all unearned premiums), uncertificated securities, choses in action, deposit accounts, rights to receive tax refunds and other payments and rights of indemnification.

          "GOODS" shall mean, with respect to any Credit Party, all "goods" as such term is defined in the Code, now owned or hereafter acquired by such Credit Party, wherever located, including without limitation all things that are movable or that are fixtures, including further without limitation any equipment, inventory or other tangible personal property or fixtures.

          "GOVERNMENTAL APPROVAL" shall mean an authorization, consent, approval, license or exemption of, registration or filing with, or report or notice to, any governmental body, including, without limitation, any such approval required under ERISA or by the PBGC.

          "GOVERNMENTAL AUTHORITY" shall mean any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "GUARANTEED INDEBTEDNESS" shall mean, as to any Person without duplication, any obligation of such Person guaranteeing any indebtedness, lease, dividend, or other obligation ("primary obligations") of any other Person (the "primary obligor") in any manner including, without limitation, any obligation or arrangement of such Person (i) to purchase or repurchase any such primary obligation, (ii) to advance or supply funds (a) for the purchase or payment of any such primary obligation or (b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor,
(iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) to indemnify the owner of such primary obligation against loss in respect thereof.

          "GUARANTOR" shall mean each Included Subsidiary and each other Person who may execute a guarantee or a support, put or other similar agreement in favor of Lender in connection with the transactions contemplated by the Agreement.

          "GUARANTY" shall mean any agreement to perform, on behalf of Borrower, the Obligations, made in favor of Lender, in form and substance satisfactory to Lender, together with all amendments, modifications and supplements thereto, and shall refer to such Guaranty as the same may be in effect at the time such reference becomes operative.

          "HAZARDOUS MATERIAL" shall mean any substance, material or waste, the generation, handling, storage, treatment or disposal of which is regulated by, or form the basis of liability now or hereafter under, any government authority in any jurisdiction in which Borrower or any Included Subsidiary has owned, leased, or operated real property or disposed of hazardous materials, or by any Federal government authority, including, without limitation, any material or substance that is (i) defined as a "solid waste," "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste" or "restricted hazardous waste" or other similar term or phrase under any Environmental Laws, (ii) petroleum or any fraction or by-product thereof, asbestos, polychlorinated biphenyls, a radioactive substance, methane, volatile hydrocarbons or an industrial solvent, (iii) designated as a "hazardous substance" pursuant to SECTION 311 of the Clean Water Act, 33 U.S.C. SECTIONS 1251 ET SEQ. (33 U.S.C. SECTIONS
1321) or listed pursuant to SECTION 307 of the Clean Water Act (33 U.S.C.
SECTION 1317), (iv) defined as a "hazardous waste" pursuant to SECTION 1004 of the Resource Conservation and Recovery Act, 42 U.S.C. SECTION 6901, ET SEQ. (42 U.S.C. SECTION 6903), or (v) defined as a "hazardous substance" pursuant to SECTION

1012 of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. SECTION 9601 ET SEQ. (42 U.S.C. SECTION 9601).

          "INCLUDED SUBSIDIARY" shall mean any Subsidiary of the Borrower other than a Designated Subsidiary and Pain Care, Inc.

          "INDEBTEDNESS" of any Person shall mean, without duplication, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (including, without limitation, reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured, but not including obligations to trade creditors incurred (either for goods or services) in the ordinary course of business that have a term of less than one year), (ii) all obligations evidenced by notes, bonds, debentures or similar instruments,
(iii) all indebtedness created or arising under any conditional sale or other title retention agreements with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (iv) all Capital Lease Obligations, (v) all Guaranteed Indebtedness, (vi) all Obligations arising with respect to Mandatorily Redeemable Stock, (vii) all Indebtedness referred to in clause (i), (ii),
(iii), (iv) or (v) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured
by) any Lien upon or in property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, (viii) the Obligations, and (ix) all liabilities under Title IV or ERISA with respect to unfunded plans.

          "INSTRUMENTS" shall mean, with respect to any Credit Party, any "instrument," as such term is defined in the Code, now owned or hereafter acquired by such Credit Party, wherever located, including, without limitation, all certificated securities and all notes and other, without limitation, evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

          "INTEREST EXPENSE" shall mean, for any fiscal period of Borrower, cash interest expense of Borrower and the Included Subsidiaries for such period in respect of their Funded Debt, all as determined on a consolidated basis.

          "INTEREST PERIOD" shall mean, with respect to each LIBOR Loan, a period commencing on the first day of a calendar month and ending, at the election of the Borrower, on the last day of the first, second, or third calendar month thereafter, except that no Interest Period shall extend past the Commitment Termination Date.

          "IRC" shall mean the Internal Revenue Code of 1986, as amended, and any successor thereto.

          "IRS" shall mean the Internal Revenue Service, or any successor thereto.

          "LEASES" shall mean, with respect to Borrower or any Included Subsidiaries, all of those leasehold estates in real property now owned or hereafter acquired by such Person, as lessee.

          "LENDER" shall mean GE Capital and, if at any time GE Capital shall decide to assign or syndicate all or any portion of the Obligations, such term shall include such assignee or such other members of the syndicate.

          "LENDING OFFICE" shall have the meaning assigned to it in SECTION 2.1(b).

          "LIBOR" shall mean the rate per annum determined by GE Capital to be the arithmetic average of the quoted rates on Reuters Screen, page "LIBO", offered in the London Interbank market at 11:00 a.m., London time, on the second Business Day preceding the first day of the Interest Period in question for Dollar deposits in an amount substantially equal to the amount of the LIBOR Loan in question for a fixed term of 1, 2 or 3 months, adjusted upwards to the extent necessary, if any, to reflect any reserves that banks are required to maintain against such deposits pursuant to Regulation D of the Board of Governors of the Federal Reserve System.

          "LIBOR ACQUISITION LOAN" shall mean that portion of the Acquisition Loan that bears interest based on Adjusted LIBOR.

          "LIBOR ADVANCE" shall mean an Advance that bears interest based on Adjusted LIBOR.

          "LIBOR LOAN" shall mean the portion of a Loan that bears interest based on Adjusted LIBOR.

          "LIBOR WORKING CAPITAL LOAN" shall mean that portion of a Working Capital Loan that shall bear interest based on Adjusted LIBOR.

          "LICENSE" shall mean, with respect to any Credit Party, any Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by such Credit Party.

          "LIEN" shall mean any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction).

          "LOAN" shall mean a Working Capital Loan or an Acquisition Loan.

          "LOAN DOCUMENTS" shall mean the Agreement, the Notes, the Subsidiary Guaranties, the Collateral Documents and all other agreements, instruments, documents and certificates identified in the Schedule of Docu-ments in favor of Lender and including, without limitation, all other pledges, powers of attorney, consents, assignments and contracts, whether heretofore, now or hereafter executed by or on behalf of any Credit Party or any of its Affiliates, or any employee of any Credit Party or any of its Affiliates, and delivered to Lender in connection with the Agreement or the transactions contemplated hereby.

          "MANDATORILY REDEEMABLE STOCK" means, as applied to a Person, any share of such Person's capital stock to the extent that it is redeemable, payable or required to be purchased or otherwise retired or extinguished
(i) at a fixed or determinable date, whether by operation of a sinking fund or otherwise, (ii) at the option of any Person other than such Person or
(iii) upon the occurrence of a condition not solely within the control of such Person, such as a redemption required to be made out of future earnings.

          "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on
(i) the business, assets, operations, prospects or financial or other condition of Borrower and the Included Subsidiaries taken as a whole, (ii) Borrower's ability to pay the Obligations in accordance with the terms thereof, (iii) the Collateral or Lender's Liens on the Collateral or the priority of any such Lien or (iv) Lender's rights and remedies under the Agreement or the other Loan Documents.

          "MAXIMUM PERMISSIBLE RATE" shall mean with respect to interest (or amounts deemed interest) payable hereunder, the rate of interest that, if exceeded, could, under Applicable Law, result in (i) civil or criminal penalties being imposed on the Lender or (ii) the Lender being unable to enforce payment of (or if collected, to retain) all or part of any Obligation or the interest payable thereon.

          "MEDICAID" shall mean the program authorized under SECTION 1396 of title 42, United States Code and as further defined in SECTION 1396a, ET SEQ., of title 42, United States Code.


          "MEDICARE" shall mean the program authorized under SECTION 301 of title 42, United States Code, and as further defined in SECTIONS 306, 426, 426-1 and 1395, ET SEQ., of title 42, United States Code.

          "MULTIEMPLOYER PLAN" shall mean a "multiemployer plan" as defined in Section 4001(a) (3) of ERISA, and to which Borrower, any Included Subsidiaries or any other ERISA Affiliate is making, is obligated to make, has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

          "NET WORTH" shall mean shareholders equity of the Borrower and the Included Subsidiaries, all as determined on a consolidated basis.

          "NON-USE FEE" shall have the meaning assigned to it in SECTION
2.4(c).

          "NOTE" shall mean any or all of the Working Capital Note and the Acquisition Note.

          "NOTICE OF ACQUISITION ADVANCE" shall have the meaning assigned to it in SECTION 2.2(c)(ii).

          "NOTICE OF SELECTION OF INTEREST PERIOD" shall have the meaning assigned to it in SECTION 2.3(b).

          "NOTICE OF WORKING CAPITAL ADVANCE" shall have the meaning assigned to it in SECTION 2.1(b)(ii).

          "OBLIGATIONS" shall mean all loans, advances, debts, liabilities, and obligations, for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or amounts are liquidated or determinable) owing by Borrower to Lender, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising under any of the Loan Documents. This term includes, without limitation, all principal, interest, Fees, Charges, expenses, attorneys' fees and any other sum chargeable to Borrower under any of the Loan Documents.

          "PATENT LICENSE" shall mean, with respect to any Credit Party, right under any written agreement now owned or hereafter acquired by such Credit Party granting any right with respect to any invention on which a Patent is in existence.

          "PATENTS" shall mean, with respect to any Credit Party, all of the following in which such Credit Party now holds or hereafter acquires any interest: (i) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or any other country, and (ii) all reissues, continuations, continuations-in-part or extensions thereof.

          "PAYMENT ACCOUNT" shall mean an account of the Lender, number 50-232-854, maintained at Bankers Trust Company; 1 Bankers Trust Plaza; New York, New York 10006; ABA #021-001-033; Account Title: GECC/CAF DEPOSITORY;
Attention: Terri O'Daniels; Reference: Hallmark Healthcare Corporation into which payments shall be made by or on behalf of the Borrower.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

          "PENSION PLAN" shall mean an employee pension benefit plan, as defined in Section 3 (2) of ERISA (other than a Multiemployer Plan), that is not an individual account plan, as defined in Section 3 (34) of ERISA, and that Borrower or, if a Title IV Plan, any ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

          "PERMITTED ENCUMBRANCES" shall mean, (a) with respect to Borrower or any of the Included Subsidiaries, the following encumbrances: (i) Liens for taxes or assessments or other governmental Charges or levies, either not yet due and payable or to the extent that nonpayment thereof is permitted by the terms of SECTION 6.2(b) of the Agreement; (ii) pledges or deposits securing obligations under workmen's compensation, unemployment insurance, social security or public liability laws or similar legislation; (iii) pledges or deposits securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which such Person is a party as lessee made in the ordinary course of business; (iv) deposits securing public or statutory obligations of such Person; (v) inchoate and unperfected workers', mechanics', suppliers' or similar liens arising in the ordinary course of business; (vi) carriers', warehousemen's or other similar possessory liens arising in the ordinary course of business and securing indebtedness not yet due and payable in an outstanding aggregate amount not in excess of $100,000 at any time;

(vii) deposits securing, or in lieu of, surety, appeal or customs bonds in proceedings to which such Person is a party; (viii) any attachment or judgment lien, unless the judgment it secures shall not, within 30 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 30 days after the expiration of any such stay; (ix) zoning restrictions, easements, licenses, or other restrictions on the use of real property or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value, or marketability of such real property, leases or leasehold estates; (x) Liens listed on SCHEDULE 7.6; (xi) Purchase Money Security Interests in an aggregate amount not to exceed $3,000,000 at any time; (xii) refinancings of any of the items referred to in clauses (x) and (xi) of this definition so long as the refinancing debt bears interest at a market rate, does not exceed the principal amount plus reasonable fees and expenses of the Refinancing, or shorten the remaining average life, of the debt being refinanced; (xiii) banker's liens and rights of setoff arising by operation of law incidental to the operation of the Borrower's cash management system but that do not secure any Indebtedness; (xiv) deposits securing general and professional liability insurance policies or obligations to the extent permitted pursuant to Section 6.5; (xv) deposits securing the obligations of Borrower or an Included Subsidiary with respect to the lease of the hospital facility in Pocahontas, Arkansas; and (xvi) deposits securing letters of credit given to secure obligations permitted to be secured pursuant to clauses (ii), (iii), (iv), (vii), (xiv) or (xv) of this definition, PROVIDED that (A) the face amount of the letter of credit given to secure such obligation shall not exceed the amount of the obligation that would be permitted to be secured by a deposit under the applicable clause of this definition and (B) the deposit securing such letter of credit shall not exceed the face amount of such letter of credit or if greater, the issuer of the Letter of Credit shall have limited its security interest therein to an amount not greater than such face amount and (b) with respect to any item of Collateral, any Lien permitted against such Collateral in the Security Agreement creating the security interest therein.

          "PERMITTED INDEBTEDNESS" shall mean Indebtedness of the Borrower or any Included Subsidiary that is permitted pursuant to Section 7.3.

          "PERSON" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

          "PLAN" shall mean, with respect to Borrower, any of the Included Subsidiaries or any other ERISA Affiliate, at any time, an employee benefit plan, as defined in Section 3(3) of ERISA, that such Person maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

          "PROCEEDS" shall mean "proceeds," as such term is defined in the Code and, in any event, shall include without limitations with respect to any Credit Party (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to such Credit Party from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to such Credit Party from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental body, authority, bureau or agency (or any person acting under color of governmental authority), (iii) any claim of such Credit Party against third parties (a) for past, present or future infringement of any Patent or Patent License or (b) for past, present or future infringement or dilution of any Trademark or Trademark License or for injury to the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark License, (iv) any recoveries by such Credit Party against third parties with respect to any litigation or dispute concerning any of the Collateral, and (v) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral, upon disposition or otherwise.

          "PURCHASE MONEY SECURITY INTEREST" shall mean a Lien granted on an asset not more than 90 days after the acquisition thereof by the Borrower or any Included Subsidiary of the Borrower that secures only the Indebtedness incurred for the purpose of purchasing such asset and no other, that extends only to the asset purchased and accessions thereto, and that does not exceed in principal amount the lesser of the purchase price paid for such asset and the fair market value thereof.

          "QUALIFIED PLAN" shall mean an employee pension benefit plan, as defined in Section 3(2) of ERISA, that is intended to be tax-qualified under
Section 401(a) of the IRC, and that Borrower, any of the Included
Subsidiaries or any other ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

          "RELEASE" shall mean, as to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials in the indoor or outdoor environment by such Person, including the movement of Hazardous Materials through or in the air, soil, surface water, ground water or property.

          "REPORTABLE EVENT" shall mean any of the events described in
Section 4043(b) (1), (2), (3), (5), (6), (8) or (9) of ERISA.

          "RESERVE REQUIREMENT" shall mean at any time the then current maximum rate for which reserves (including any marginal, supplemental or emergency reserve) are required to be maintained under Regulation D by member banks of the Federal Reserve System in New York City with deposits in excess of $1,000,000 against "Eurocurrency liabilities", as that term is used in Regulation D. The Adjusted LIBOR shall be adjusted automatically on and as of the effective date of any change in the Reserve Requirement.

          "RESPONSIBLE OFFICER OF THE BORROWER" shall have the meaning assigned to it in Section 9.8.

          "RESPONSIBLE LENDING OFFICER" shall have the meaning assigned to it in SECTION 2.1(b).

          "RESTRICTED PAYMENT" shall mean (i) the declaration or payment of any dividend (other than dividends payable solely in shares of any class of common stock of Borrower) or the occurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of Borrower's Stock, (ii) any payment on account of the purchase, redemption, defeasance or other retirement of Borrower's Stock or any other payment or distribution made in respect thereof, either directly or indirectly, or (iii) any payment, loan, contribution, or other transfer of funds or other property with respect to, or on account of, Borrower's Stock.

          "RETIREE WELFARE PLAN" shall refer to any Welfare Plan providing for continuing coverage or benefits for any participant or any beneficiary of a participant after such participant's termination of employment, other than continuation coverage provided pursuant to Section 4980B of the IRC and at the sole expense of the participant or the beneficiary of the participant.

          "SCHEDULE OF DOCUMENTS" shall mean the schedule, including all appendices, exhibits or schedules thereto, listing certain documents and information to be delivered in connection with the initial closing of the Loan Documents and the transactions contemplated thereunder, substantially in the form attached hereto as SCHEDULE A.

          "SECURITY AGREEMENTS" shall mean the Borrower Security Agreement and the Subsidiary Security Agreements.

          "SECURITY INTEREST" shall mean the rights and interest of the Lender in and to the Collateral intended to be conveyed under the Collateral Documents.

          "SOLVENT" shall mean, with respect to any Person, such Person (i) owns property whose fair saleable value is greater than the amount required to pay all of such Person's Indebtedness (including contingent debts), (ii) is able to pay all of its Indebtedness as such Indebtedness matures, and
(iii) has capital sufficient to carry on its business and transactions and all business and transactions to which it is about to engage.

          "STOCK" shall mean all shares, options, warrants, general or limited partnership interests, participation or other equivalents (regardless of how designated) of or in a corporation, partnership or equivalent entity whether voting or nonvoting, including, without limitation, common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended).

          "SUBJECT PROPERTY" shall mean all real property owned, leased or operated by Borrower or any of the Included Subsidiaries.

          "SUBORDINATED NOTES" shall mean the Borrower's 10 5/8% Senior Subordinated Notes due November 15, 2003.

          "SUBSIDIARY" shall mean, with respect to any Person, (i) any corporation of which an aggregate of more than fifty (50%) of the outstanding Voting Stock of such Person is at the time, directly or indirectly, owned legally or beneficially by such Person and/or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of fifty percent (50%) or more of such Voting Stock whether by proxy, agreement, operation of law or otherwise and (ii) any partnership in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%) or of which any such Person is a general partner or may exercise the powers of a general partner.

          "SUBSIDIARY GUARANTIES" shall mean the Subsidiary Guaranty Agreements executed by the Included Subsidiaries in favor of Lender in substantially the form of EXHIBIT D hereto, including all amendments, modifications and supplements thereto and replacements therefor, and shall refer to each and every Subsidiary Guaranty as the same may be in effect at the time such reference becomes operative.

          "SUBSIDIARY SECURITY AGREEMENTS" shall mean the Subsidiary Security Agreements entered into between the Included Subsidiaries and the Lender, each in substantially the form of EXHIBIT E-2 hereto, including all amendments, modifications and supplements thereto and replacements therefor, and shall refer to each and every Subsidiary Security Agreement as the same may be in effect at the time such reference becomes operative.

          "TAXES" shall mean taxes, levies, imposts, deductions, or withholdings, and all liabilities with respect thereto, excluding taxes imposed on or measured by the net income of Lender by the jurisdiction under the laws of which Lender is organized or any political subdivision thereof.

          "TERMINATION DATE" shall mean the date on which the Revolving Credit Facility and any other Obligations hereunder have been completely discharged and Borrower shall have no further right to borrow any monies or obtain other credit extensions or financial accommodations hereunder.

          "TITLE IV PLAN" shall mean a Pension Plan, other than a Multiemployer Plan, that is covered by Title IV of ERISA.

          "TRADEMARK LICENSE" shall mean with respect to any Credit Party, rights under any written agreement now owned or hereafter acquired by such Credit Party granting any right to use any Trademark or Trademark registration.

          "TRADEMARKS" shall mean all of the following now owned or hereafter acquired by such Credit Party: (i) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now owned or existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof, and (ii) all reissues, extensions or renewals thereof.

          "UNFUNDED PENSION LIABILITY" shall mean, at any time, the aggregate amount, if any, of the sum of (i) the amount by which the present value of all accrued benefits under each Title IV Plan exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, all determined as of the most recent valuation date for each such Title IV Plan using the actuarial assumptions in effect under such Title IV Plan, and (ii) for a period of five (5) years following a transaction reasonably likely to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by Borrower, any of the Included Subsidiaries or any other ERISA Affiliate as a result of such transaction.

          "VOTING STOCK" shall mean any and all classes of the Stock of any Person the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the directors (or Persons performing similar functions) of such Person.

          "WELFARE PLANS" shall mean any welfare plan, as defined in Section 3(1) of ERISA, that is maintained or contributed to by Borrower or any ERISA Affiliate.

          "WITHDRAWAL LIABILITY" shall mean, at any time, the aggregate amount of the liabilities, if any, pursuant to Section 4201 of ERISA, and any increase in contributions pursuant to Section 4243 of ERISA with respect to all Multiemployer Plans.

          "WORKING CAPITAL ADVANCE" shall have the meaning assigned to it in
Section 2.1(a).

          "WORKING CAPITAL ADVANCE AVAILABILITY" shall have the meaning assigned to that term in Section 2.1(a).

          "WORKING CAPITAL COMMITMENT" shall have the meaning assigned to it in Section 2.1(a)(i).

          "WORKING CAPITAL LOAN" shall mean the Loan made pursuant to Section
2.1.

          "WORKING CAPITAL NOTE" shall have the meaning of assigned to it in
SECTION 2.1(d).

          1.2  OTHER DEFINITIONAL PROVISIONS.

          (a)  Except as otherwise specified herein, all references herein
(A) to any Person, other than the Borrower, shall be deemed to include such Person's successors, transferees and assignees, (B) to the Borrower shall be deemed to include such Person's successors, (C) to any Applicable Law specifically defined or referred to herein shall be deemed references to such Applicable Law as the same may be amended or supplemented from time to time,
(D) to any Contract defined or referred to herein shall be deemed references to such Contract (and, in the case of any instrument, any other instrument issued in substitution therefor) as the terms thereof may have been amended, supplemented, waived or otherwise modified from time to time and (E) to any Loan Document, as the terms thereof may have been amended, supplemented, waived or otherwise modified from time to time in accordance with Section 9.1 or any corresponding provision of such Loan Document.

          (b) When used in this Agreement, the words "herein", "hereof" and "hereunder" and words of similar import shall refer to this Agreement as a whole and not to any provision of this Agreement, and "Section,"
"Subsection," "Schedule" and "Exhibit" shall refer to Sections and Subsections of, and Schedules and Exhibits to, this Agreement unless otherwise specified.

          (c) Whenever the context so requires, the neuter gender includes the masculine or feminine, and the singular number includes the plural, and vice versa.

          (d) All terms defined in this Agreement shall have the same defined meanings when used in any Note or, except as otherwise expressly stated therein, any certificate, opinion or other Loan Document or other document delivered pursuant hereto.

          1.3 ACCOUNTING MATTERS. Unless otherwise specified herein, all accounting determinations hereunder and all computations utilized by the Borrower and the Guarantors in complying with the covenants contained herein shall be made, all accounting terms used herein shall be interpreted, and all financial statements requested to be delivered hereunder shall be prepared, in accordance with GAAP, except, in the case of such financial statements, for departures from GAAP that may from time to time be approved in writing by the Lender and the independent certified public accountants who are at the time, in accordance with Section 5.1, reporting on the financial statements of the Borrower and the Included Subsidiaries. If any change in GAAP after June 30, 1993 in itself materially affects the calculation of any financial covenant in Section 7 or other financial test contained herein, the Borrower may by notice to the Lender, or the Lender may by notice to the Borrower, require that such covenant thereafter be calculated in accordance with GAAP as in effect, and applied by the Borrower, immediately before such change in GAAP occurs. If such notice is given, the compliance certificates delivered pursuant to Section 5 after such change occurs shall be accompanied by reconciliations of the difference between the calculation set forth therein and a calculation made in accordance with GAAP as in effect from time to time after such change occurs.

2.   AMOUNT AND TERMS OF CREDIT

          2.1  WORKING CAPITAL LINE.    (a)  CREDIT.   Upon and subject to
the terms and conditions hereof, Lender agrees from time to time to make available by deposit to the Disbursement Account on any Business Day until the Commitment Termination Date, upon the request of Borrower therefor, advances (each, a "WORKING CAPITAL ADVANCE") in an aggregate amount outstanding that shall not at any given time exceed the lesser of (the "WORKING CAPITAL ADVANCE AVAILABILITY"): (i) $15,000,000, as such amount may be terminated or reduced from time to time pursuant to the terms of Section
2.6 or 8.2, (the "WORKING CAPITAL COMMITMENT"), and (ii) an amount equal to the Borrowing Base.

          (b)  METHOD OF BORROWING.     Until the Commitment Termination
Date, Borrower may from time to time borrow, repay and reborrow under this
SECTION 2.1(b). Each Working Capital Advance shall be made on notice by Borrower to the officer of Lender identified on SCHEDULE 2.1(b) (the "RESPONSIBLE LENDING OFFICER") given at the office of the Lender specified on
SCHEDULE 2.1(b) (the "LENDING OFFICE") no later than: (i) in the case of a Working Capital Advance made while the Working Capital Loan is a Base Rate Loan, 11:00 a.m. on the Business Day of the proposed Advance, and (ii) in the case of a Working Capital Advance that is to be made while the Working Capital Loan is a LIBOR Loan, 11:00 a.m. on the Business Day that is three Business Days prior to the date of the proposed Advance. Each such notice (a "NOTICE OF WORKING CAPITAL ADVANCE") shall be substantially in the form of EXHIBIT A-1 hereto, and shall specify therein the requested date (which shall be a Business Day) of the proposed Advance, the amount of such Advance, the interest rate option applicable to such Advance, in the case of an Advance made while no Working Capital Loan is outstanding, and such other information as may be required by Lender and shall be given in writing (by telecopy, telex or cable) or by courier, telephone confirmed immediately in writing.

          (c) MANDATORY REPAYMENT. The entire unpaid balance of the Working Capital Loan, together with all other Obligations, shall be immediately due and payable on the Commitment Termination Date. In the event that the outstanding principal balance of the Working Capital Loan shall, at any time, exceed the Working Capital Advance Availability, Borrower shall immediately repay the Working Capital Loan in the amount of such excess. If the unpaid principal balance of the Working Capital Loan should at any time exceed the above-referenced limit, the excess balance shall nevertheless constitute Obligations that are secured by the Collateral and entitled to all of the benefits thereof and of the Loan Documents and shall be evidenced by the Working Capital Note.

          (d) EVIDENCE OF OBLIGATION. The Working Capital Loan shall be evidenced by a note dated the Closing Date and substantially in the form of EXHIBIT C-1 (the "WORKING CAPITAL NOTE"). The Working Capital Note shall represent the obligation of Borrower to pay the amount of the Working Capital Commitment or, if less, the aggregate unpaid principal amount of all Working Capital Advances made by Lender to the Borrower, with interest thereon as prescribed in SECTION 2.3. The date and amount of each Working Capital Advance and each payment of principal with respect thereto shall be recorded on the books and records of Lender. Such books and records shall constitute PRIMA FACIE evidence of the accuracy of the information therein recorded.

          (e)   USE OF PROCEEDS.   Borrower shall utilize the proceeds of the
Working Capital Advances for the Borrower's and the other Credit Parties' ordinary working capital needs and other general corporate purposes.

          (f)  SINGLE LOAN.   All Working Capital Advances shall constitute a
single Working Capital Loan hereunder.

          2.2  ACQUISITION LINE.   (a)  ACTIVATION.    The Acquisition Line
is being established on the Closing Date as an inactive, reserve facility that may not be drawn upon. The Lender, upon the request of the Borrower at least ten Business Days before the first Advance is requested under the Acquisition Line, and subject to the satisfaction of the conditions set forth herein, may activate the Acquisition Line by notifying the Borrower of the date (the "ACTIVATION DATE") upon which the Borrower may request the first Advance under the Acquisition Line. The Activation Date must occur, if at all, on or before the first anniversary of the Closing Date.

          (b)  CREDIT.   Upon and subject to the terms and conditions hereof,
Lender agrees from time to time, from and after the Activation Date until the Commitment Termination Date, to make available on any Business Day by deposit to the Disbursement Account , upon the request of Borrower therefor, advances (each, an "ACQUISITION ADVANCE") in an aggregate amount outstanding that shall not at any given time exceed the lesser of (the "ACQUISITION ADVANCE AVAILABILITY"): (i) $10,000,000, as such amount may be reduced from time to time pursuant to the terms of SECTION 8.2 (the "ACQUISITION COMMITMENT"), and
(ii) an amount equal to EBITDA as determined from the financial statements delivered by the Borrower to the Lender pursuant to SECTION 5.1(b), SECTION 5.1(c), or SECTION 5.1(e). Prior to the fourth anniversary of the Closing Date, the Borrower may from time to time borrow, repay and reborrow under this SECTION 2.2(b). From and after such fourth anniversary, the Borrower may not request or receive any additional Advances under the Acquisition Line.

          (c)  METHOD OF BORROWING.     Each Acquisition Advance shall be
made upon notice by Borrower to the Responsible Lending Officer at the Lending Office, given no later than: (i) in the case of a Acquisition Advance that is made while the Acquisition Loan is a Base Rate Loan, 11:00 a.m. on the Business Day of the proposed Advance, and (ii) in the case of a Acquisition Advance that is made while the Acquisition Loan is a LIBOR Loan, 11:00 a.m. on the Business Day that is three Business Days prior to the date of the proposed Advance. Each such notice (a "NOTICE OF ACQUISITION ADVANCE") shall be substantially in the form of EXHIBIT A-2 hereto, and shall specify therein the requested date (which shall be a Business Day) of the proposed Advance, the amount of such Advance in the case of an Advance made while no Acquisition Loan is outstanding, the interest rate option applicable to such Advance and such other information as may be required by Lender and shall be given in writing (by courier, telecopy, telex or cable) or by telephone confirmed immediately in writing.

          (d) MANDATORY REPAYMENT. (i) The Acquisition Loan shall be amortized in 12 equal monthly installments of principal payable on the last Business Day of each month commencing with the last Business Day of the month in which the fourth anniversary of the Closing Date shall occur; PROVIDED that the entire remaining unpaid principal balance of the Acquisition Loan and all other Obligations shall be immediately due and payable on the Commitment Termination Date.

               (ii) In the event that the outstanding principal balance of the Acquisition Loan shall, at any time, exceed the Acquisition Advance Availability, Borrower shall immediately repay the Acquisition Loan in the amount of such excess. If the unpaid principal balance of the Acquisition Loan should at any time exceed the above-referenced limit, the excess balance shall nevertheless constitute Obligations that are secured by the Collateral and entitled to all of the benefits thereof and of the Loan Documents and shall be evidenced by the Acquisition Note.

          (e) EVIDENCE OF OBLIGATION. The Acquisition Loan shall be evidenced by a note dated the Activation Date and substantially in the form of EXHIBIT C-2 (the "ACQUISITION NOTE"). The Acquisition Note shall represent the obligation of Borrower to pay the amount of the Acquisition Commitment or, if less, the aggregate unpaid principal amount of all Acquisition Advances made by Lender to the Borrower, with interest thereon as prescribed in SECTION 2.3. The date and amount of each Acquisition Advance and each payment of principal with respect thereto shall be recorded on the books and records of Lender. Such books and records shall constitute PRIMA FACIE evidence of the accuracy of the information therein recorded.

          (f) USE OF PROCEEDS. Borrower shall utilize the proceeds of the Acquisition Advances to finance Acquisitions permitted pursuant to this Agreement.

          (g)  SINGLE LOAN.   All Acquisition Advances shall constitute a
single Acquisition Loan hereunder.

          2.3  INTEREST ON LOANS.  (a)  RATES.    Each Loan shall bear
interest on the outstanding principal amount thereof from and including the date of the making thereof until repaid in full, whether before or after default judgment, or the institution of proceedings under any bankruptcy, insolvency or other similar law, as provided in this SECTION 2.3(a). In the absence of an Event of Default, each Loan shall bear interest at the Base Rate, PROVIDED that, so long as no Default shall have occurred and be continuing and the outstanding principal amount of either Loan shall equal or exceed $1,000,000 (either before or after giving effect to an Advance to be made on the first day of the Interest Period selected by the Borrower), the Borrower may elect pursuant to SECTION 2.3(c) to have the entire outstanding principal amount of such Loan bear interest at Adjusted LIBOR, plus 3.0% for the Interest Period selected by the Borrower. So long as an Event of Default shall have occurred and be continuing, all Loans and, to the extent permitted by Applicable Law, all due and unpaid Obligations other than Loans, shall bear interest at the Default Rate. Each Advance shall initially bear interest at the interest rate in effect for the applicable Loan on the date such Advance is made, changing thereafter on the date of each change in the rate of interest in effect for such Loan as set forth herein.

          (b) SELECTION OF LIBOR OPTIONS. If the Borrower desires that any Loan constitute a LIBOR Loan, subject to the conditions set forth in SECTION 2.3(a), it shall specify such election and the applicable Interest Period (i) in the Notice of Working Capital Advance or the Notice of Acquisition Advance, as applicable, in the case of an Advance made while no Working Capital Loan or Acquisition Loan is outstanding, respectively, or, (ii) with respect to subsequent Interest Periods, in the duly completed notice in the form of Exhibit A-3 (the "NOTICE OF SELECTION OF INTEREST PERIOD"). Each Notice of Selection of Interest Period must be received at the Lending Office by the Responsible Lending Officer by 11:00 a.m. on a Business Day at least three Business Days prior to the end of the current Interest Period or the beginning of the first Interest Period and must specify the length and the commencement date of such Interest Period. Unless the Lender has, in its sole and absolute discretion, notified Borrower to the contrary, a selection of Interest Period may also be made pursuant to a request therefor by telephone by a Responsible Officer of Borrower received by the Lender by the required time, in which case Borrower shall confirm such request by promptly delivering to the Lender a written Notice of Selection of Interest Period conforming to the preceding sentence (by courier, telecopy, telex or cable). Each Interest Period must commence on the first day of a calendar month. In the absence of such notice, a LIBOR Loan shall be converted into a Base Rate Loan at the end of the current Interest Period.

          (c) PAYMENT. Interest shall be payable in arrears on the first Business Day of each month with respect to interest accrued through the last day of the preceding month and on the Commitment Termination Date. Interest at the Default Rate shall be payable on demand.

          (d) CONVERSION TO BASE RATE LOANS. In the event that the outstanding principal amount of any Loan should fail to equal or exceed $1,000,000 during an Interest Period, such Loan shall automatically and without further action on the part of the Lender convert from a LIBOR Loan to a Base Rate Loan. Upon the occurrence of an Event of Default, all LIBOR Loans shall automatically and without further action by the Lender convert to Base Rate Loans.

          (e) MAXIMUM PERMISSIBLE RATE. Notwithstanding anything to the contrary set forth in this SECTION 2.3, if, at any time until payment in full of all of the Obligations, the amount deemed interest payable hereunder exceeds the Maximum Permissible Rate, then in such event and so long as the Maximum Permissible Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the Maximum Permissible Rate; PROVIDED, HOWEVER, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Permissible Rate, Borrower shall continue to pay interest hereunder at the Maximum Permissible Rate until such time as the total interest received by Lender from the making of Advances hereunder is equal to the total interest which Lender would have received had the interest rate payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Closing Date as otherwise provided in this Agreement. Thereafter, the interest rate payable hereunder shall be the rate of interest provided in SECTION 2.3(a) of this Agreement, unless and until the rate of interest again exceeds the Maximum Permissible Rate, in which event this paragraph shall again apply. In no event shall the total interest received by Lender pursuant to the terms hereof exceed the amount which Lender could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Permissible Rate. In the event the Maximum Permissible Rate is calculated pursuant to this paragraph, such interest shall be calculated at a daily rate equal to the Maximum Permissible Rate divided by the number of days in the year in which such calculation is made. In the event that a court of competent jurisdiction, notwithstanding the provisions of this SECTION 2.3(e), shall make a final determination that Lender has received interest hereunder or under any of the Loan Documents in excess of the Maximum Permissible Rate, Lender shall, to the extent permitted by Applicable Law, promptly apply such excess first to any interest due and not yet paid hereunder, then to the outstanding principal of the Obligations, then to Fees and any other unpaid Obligations and thereafter shall refund any excess to Borrower or as a court of competent jurisdiction may otherwise order.

          2.4  FEES.     (a)  CLOSING FEE.   As additional compensation for
Lender's costs and risks in making this Revolving Credit Facility available to Borrower during its initial term, Borrower agrees to pay to Lender, a non-refundable fee (the "CLOSING FEE") in an amount equal to $200,000 less any remaining portion of the $50,000 initial deposit made on September 20, 1993. The Closing Fee consists of $300,000 for the Working Capital Commitment plus $25,000 for the Acquisition Commitment, less the $125,000 commitment delivery fee previously paid to Lender by the Borrower and, as stated in the preceding sentence, less any remaining portion of the $50,000 initial deposit made on September 20, 1993. The Closing Fee shall be fully earned and shall be due on the Closing Date.

          (b)  ACTIVATION FEE.     As additional compensation for Lender's
costs and risks upon activation of the Acquisition Line, Borrower agrees to pay to Lender a non-refundable fee (the "ACTIVATION FEE") in an amount equal to $250,000. The Activation Fee shall be fully earned and shall be due on the Activation Date.

          (c)  NON-USE FEE.   As additional compensation for Lender's costs
and risks in making the Commitments available to Borrower, Borrower agrees to pay to Lender, in arrears for the preceding month, on the first Business Day of each month prior to the Commitment Termination Date and on the Commitment Termination Date, a fee for Borrower's non-use of available commitments (the "NON-USE FEE") in an amount equal to one half of one percent (0.5%) per annum of the sum of: (i) the difference between the daily averages of (A) the Working Capital Advance Availability (as determined from the most recently delivered Borrowing Base Certificate) and (B) the Working Capital Loan, PLUS
(ii) the difference between the (A) the Acquisition Commitment (from and including the Activation Date) and (B) the daily average outstanding Acquisition Loan.

          (d)  COLLATERAL MONITORING FEE.    Borrower agrees to pay to Lender
a non-refundable annual collateral monitoring fee (the "COLLATERAL MONITORING FEE") in the amount of $50,000. The Collateral Monitoring Fee shall be payable annually in advance on the Closing Date and on each anniversary thereof occurring prior to, but not including, the Commitment

Termination Date. The Collateral Monitoring Fee shall be payable in addition to Lender's out-of-pocket expenses incurred in connection with this Facility or the monitoring of the Collateral, including, without limitation a field examination fee of $500 per person, per day in connection with Lender's conduct of any field examination of the Collateral.

          2.5 CALCULATION OF INTEREST AND FEES. All computations of interest and periodic fees shall be made by Lender on the basis of a three hundred and sixty (360) day year for the actual number of days occurring in the period for which such interest or fee is payable (including the first but excluding the last day). If the date for any payment of principal is extended (whether by operation of this Agreement, any provision of law or otherwise), fees payable pursuant to this Agreement as well as interest, shall be payable for such extended time. Each determination by Lender of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent arithmetical or other manifest error or bad faith.

          2.6 EARLY TERMINATION. Borrower shall have the right at any time on 60 days' prior written notice to Lender to voluntarily prepay the entire Working Capital Loan and Acquisition Loan and terminate this Agreement, without premium or penalty, except that no such termination shall result in the prepayment of a LIBOR Loan prior to the end of an applicable Interest Period. Upon such prepayment and termination, Borrower's right to receive Working Capital Advances or Acquisition Advances shall simultaneously terminate. Each such prepayment and termination shall be accompanied by the payment of all accrued and unpaid interest and all fees and other remaining Obligations.

          2.7 MANNER OF PAYMENT; TIME. (a) MANNER OF PAYMENT. Borrower shall make each payment under this Agreement not later than 11:00 a.m. on the day when due in lawful money of the United States of America in immediately available funds to the Payment Account without any deduction whatsoever, including, but not limited to, any deduction for any set-off, recoupment, counterclaim or Tax. Amounts received to the Payment Account shall be deemed received (i) upon the irrevocable deposit therein of collected funds, and
(ii) receipt of notice of such deposit by the Lender. From and after the date that the sweeping of the Collection and Concentration Accounts shall commence, amounts received to the Payment Account shall be applied against the outstanding Obligations pursuant to Section 2.8.

          (b)  TIME.     All references to time contained in this Agreement,
unless otherwise specified, shall be to local time in effect in Atlanta, Georgia.

          2.8 APPLICATION AND ALLOCATION OF PAYMENTS. Borrower irrevocably waives the right to direct the application of any and all payments at any time or times hereafter received from or on behalf of Borrower, and Borrower irrevocably agrees that Lender shall have the continuing exclusive right to apply any and all such payments against the then due and payable Obligations of Borrower as Lender may deem advisable. In the absence of a specific determination by Lender with respect thereto, the same shall be applied in the following order: (i) then due and payable Fees and expenses; (ii) then due and payable interest payments; (iii) Obligations other than Fees, expenses and interest and principal payments; and (iv) then due and payable principal payments on the Loans. When applying amounts received in the Payment Account pursuant the sweeping of the Collection and Concentration Accounts to the prepayment of principal of the Loans, the Lender shall apply such amounts to the prepayment of the Working Capital Loan before prepaying the Acquisition Loan. Lender is authorized to, and at its option may, make or cause to be made Advances on behalf of Borrower under this Agreement for payment of all Fees, expenses, Charges, costs, interest, or other Obligations owing by Borrower under this Agreement or any of the Loan Documents if and to the extent Borrower fails to promptly pay any such amounts as and when due; PROVIDED that, before making or causing any Advance to pay amounts due hereunder that are not scheduled, the Lender shall give the Borrower 3 Business Day's advance notice. At Lender's option and to the extent permitted by law, any Advances so made may be deemed Advances constituting part of the Working Capital Loan hereunder whether or not the making of such Advances shall cause the Working Capital Loan to exceed the Working Capital Advance Availability.

          2.9 ACCOUNTING. Lender will provide a monthly accounting of transactions under the Revolving Credit Facility to Borrower. Each and every such accounting shall (absent arithmetical or other manifest error or bad faith) be deemed final, binding and conclusive upon Borrower in all respects as to all matters reflected therein, unless Borrower, within 30 days after the date any such accounting is rendered, shall notify Lender in writing of any objection which Borrower may have to any such accounting, describing the basis for such objection with specificity. In that event, only those items expressly objected to in such notice shall be deemed to be disputed by Borrower. Lender's determination, based upon the facts available, of any item objected to by Borrower in such notice shall (absent arithmetical or other manifest error or bad faith) be final, binding and conclusive on Borrower, unless Borrower shall commence a judicial proceeding to resolve such objection within 30 days following Lender's notifying the Borrower of such determination.

          2.10 TAXES.    (a)  Any and all payment by or on behalf of the
Borrower hereunder or under any Note or any other Loan Document shall be made, in accordance with this SECTION 2.10, free and clear of and without deduction for any and all present or future Taxes. If Borrower or any other Person shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note or any other Loan Document to Lender,
(i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this SECTION 2.10) Lender receives an amount equal to the sum it would have received had no such deductions been made by the Borrower or such other Person, (ii) Borrower or such other Person shall make such deductions, and (iii) Borrower or such other Person shall pay the full amount deducted to the relevant taxing or other authority in accordance with Applicable Law.

          (b) Borrower shall indemnify and pay, within 10 days of demand therefor, Lender for the full amount of Taxes (including without limitation, any Taxes imposed by any jurisdiction on amounts payable under this SECTION 2.10) paid by Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted. Upon further indemnification from the Borrower satisfactory to the Lender and to the extent determined by the Lender in its sole discretion that any contest or refund request with respect to any Taxes or other amounts paid by Borrower to Lender pursuant to this
SECTION 2.10(b) is not contrary to the Lender's corporate tax policy or its interests, the Lender shall permit the Borrower to contest the payment of any such Tax or seek a refund thereof, but the provisions of this sentence shall not diminish or delay the payment of any such Tax required to be paid on behalf of or refunded to the Lender pursuant to this Section. To the extent that the Borrower prevails in any final determination in any action seeking such a refund or contesting the payment of any Tax previously paid, the Lender shall turn over to the Borrower any such refund, or to the extent that the Lender otherwise receives credit against any future required payment of Tax as a result of such determination, shall refund to the Borrower, without interest, the corresponding amount of any Tax collected from the Borrower under this
SECTION 2.10(b). The Lender shall promptly refund such payment to Borrower, upon receipt of evidence satisfactory to the Lender, that such determination or refund has been obtained and is subject to no further appeal or proceedings.

          (c) Within 30 days after the date of any payment of Taxes, Borrower shall furnish or cause to be furnished to Lender, at its address referred to in SECTION 9.10, the original or a certified copy of a receipt evidencing payment thereof.

          2.11 INCREASED COMMITMENT OR FUNDING COSTS. If the Lender reasonably determines that either (a) the introduction of or any change in any Laws or in the interpretation or administration of any Law by any Governmental Authority charged with the interpretation or administration thereof after the date of this Agreement relating to the regulation of banks or commercial lenders or (b) compliance with any guideline or request issued or made after the date hereof from any such Governmental Authority relating to the regulation of banks or commercial lenders (whether or not having the force of law) has or would have the effect of reducing the rate of return on the capital of the Lender or any corporation controlling the Lender as a consequence of or with reference to the lender's funding, incurring or maintaining any Commitment, Advance, Loan or other extension of credit or transaction hereunder below the rate that Lender or such other corporation could have achieved but for such introduction, change or compliance (taking into account the policies of the Lender or corporation with regard to capital), then Borrower shall from time to time, upon demand by the Lender, pay to the Lender additional amounts sufficient to compensate the Lender or other corporation for such reduction. Any notice under this SECTION 2.11 shall be given to Borrower as promptly as practicable after the Lender obtains knowledge of such change, guideline or request and shall be accompanied by a certificate from the Lender setting forth in reasonable detail the nature and calculation of the relevant amounts.

          2.12 LIBOR COSTS. Upon notice from the Lender, Borrower shall promptly reimburse the Lender for any increase after the date of this Agreement in Lender's costs, including taxes (other than any tax, or changes in the rate of any tax, based upon the income, profits, receipts or business of the Lender, or upon any personal property or franchise of the Lender, or any similar tax which may be levied upon the Lender, or any change in the rate of any such similar tax by the United States, or any other government having jurisdiction, or any political subdivision or taxing authority of any thereof, and other than withholding tax covered by SECTION 2.10), fees, charges, and/or reserve requirements directly or indirectly resulting from or relating to funding, incurring or maintaining the Loans as a LIBOR Loan due to any change after the date of this Agreement in any Law, guideline or interpretation or application thereof by an Governmental Authority. As used in the preceding sentence, "reserve requirements" shall be calculated after taking into account any compensation received by the Lender through the computation of Adjusted LIBOR. Amounts payable to the Lender under this
SECTION 2.12 shall be determined solely by the Lender on the assumption that the Lender funded and maintained 100% of the LIBOR Loans in the London interbank market for a corresponding amount of Dollars and term, regardless of whether the Lender did so in fact. In attributing the Lender's general costs relating to its eurocurrency operations to any transaction under this Agreement, or averaging any cost over a period of time, the Lender may use any reasonable attribution and/or averaging method it deems appropriate and practical. Any notice under this SECTION 2.12 shall be given to Borrower as promptly as practicable after the Lender obtains knowledge of such change and shall be accompanied by a certificate from the Lender setting forth in reasonable detail the nature and calculation of the relevant amounts.

          2.13 SPECIAL LIBOR CIRCUMSTANCES.

          (a) If any change in any Law, guideline or interpretation or applicable thereof by an Governmental Authority or any other circumstance relating to the London interbank market shall at any time in the reasonable opinion of the Lender make it unlawful or impracticable for the Lender to fund or maintain the Loans in the London interbank market for a corresponding amount of Dollars or term, or to continue that funding or maintaining, or to determine or charge interest rates based upon the LIBOR, the Lender shall promptly notify the Borrower of such change or circumstance. Upon the giving of such notice, the obligation of the Lender to fund or maintaining a LIBOR Loan shall terminate, and such LIBOR Loan shall convert to a Base Rate Loan commencing on the day following the last day of the applicable Interest Period or on such earlier date as shall be required by Law.

          (b) In the event that, prior to the first day of any Interest Period by reason of circumstances affecting the London interbank market, either (i) the Lender shall have determined in good faith (which determination shall be conclusive and binding upon all parties hereto), that
(A) Dollar deposits of the relevant amount and for the relevant Interest Period are not available to the Lender, or (B) LIBOR applicable to such Interest Period cannot be ascertained, or (ii) the Lender shall have determined in good faith that LIBOR applicable to such Interest Period will not adequately reflect the cost of funding or maintaining any Loan as a LIBOR Loan, the Lender shall promptly give the Borrower notice of such determination, whereupon Borrower's right to elect to have a Loan constitute a LIBOR Loan pursuant to SECTION 2.3(b) shall be suspended for so long as such circumstances shall exist. At all times during the period of such suspension, no Loan shall constitute a LIBOR Loan.

          2.14 FUNDING LOSSES. In order to induce the Lender to fund and maintain any Loan, as a LIBOR Loan, on the terms provided herein and in consideration of the entering into by Lenders of funding arrangements from time to time in contemplation thereof, whether or not funded in the London interbank market, if any LIBOR Loan is repaid or converted to a Base Rate Loan, in whole or in part on any day other than the last day of the Interest Period therefor (whether any such repayment or conversion is made pursuant to any provision of this Agreement or any other Loan Document or is the result of acceleration, by operation of law or otherwise), Borrower shall indemnify and hold harmless the Lender from and against and in respect of any and all losses, costs and expenses resulting from, or arising out of or imposed upon or incurred by the Lender by reason of the liquidation or reemployment of funds acquired or committed to be acquired by the Lender to fund or maintain such Loan as a LIBOR Loan pursuant to such Lender's customary funding arrangements. The amount of any losses, costs or expenses resulting in an obligation of Borrower to make a payment pursuant to the foregoing sentence shall not include any losses attributable to the lender's lost profit, but shall represent the excess, if any, of (a) the Lender's cost or deemed cost of obtaining funding for the amount necessary to fund or maintain such Loan as a LIBOR Loan pursuant to such Lender's customary funding arrangements, whether or not funded in the LIBOR market, as reasonably determined by the Lender (which may be computed by the Lender on the basis of such funds having been borrowed at a rate equal to one percent (1%) over the interest rate on United States Treasury bills or notes with a maturity that most closely approximated the end of the relevant Interest Period as quoted by Telerate News Service (page 5) at the close of business on the date when the Loan was made as, converted to or renewed as a LIBOR Loan), over (b) the return the Lender would receive on its reemployment of such funds, as reasonably determined by the Lender (which, if the Lender's cost of obtaining funding is computed pursuant to the parenthetical to clause
(a) above, may be computed by the Lender on the basis of its reinvestment of such funds in United States Treasury bills or notes with a maturity that most closely approximates the end of the relevant Interest Period as quoted by Telerate News Service (page 5) at the close of business on the date of repayment or conversion of such LIBOR Loan); PROVIDED, that if the Lender terminates any funding arrangements in respect of any LIBOR Loan, the amount of such losses, costs and expenses shall also include the cost to such Lender of such termination. The determination of such amount by the Lender, when evidenced by a certificate from the Lender giving a reasonably detailed calculation of the amount of said cost, expense, claim, penalty, liability, loss, fee, damage or other charge, shall be presumed correct in the absence of arithmetical or other manifest error or bad faith.

          2.15 FUNDING SOURCES. Nothing in this Agreement shall be deemed to obligate the Lender to obtain the funds for any Loan in the LIBOR market or in any other particular place or manner or to constitute a representation by the Lender that it has obtained or will obtain the funds for its Loans in the LIBOR market or in any other particular place or manner, but the Lender shall, for purposes hereof, be entitled to compute the amounts due to it under SECTIONS 2.11, 2.12 and 2.14 as if such funds had been obtained in the London interbank market, without any requirement of tracing or matching such funds.

          2.16 FAILURE TO CHARGE NOT SUBSEQUENT WAIVER. Any failure by the Lender to require payment of any interest (including interest at the Default
Rate), fee, cost or other amount payable under any Loan Document, or to calculate any amount payable by a particular method, on any occasion shall in no way limit to be deemed a waiver of the Lender's right to require full payment of any such interest, fee, cost or other amount payable by another method, on any other or subsequent occasion.

          2.17 SURVIVABILITY. All of Borrower's obligations under SECTION 2.10, 2.11, 2.12 and 2.14 shall survive the payment in full of all obligations hereunder.

3.   CONDITIONS PRECEDENT

          3.1 CONDITIONS TO THE INITIAL ADVANCE. Notwithstanding any other provision of this Agreement and without affecting in any manner the rights of Lender hereunder, the Borrower shall have no rights under this Agreement (but shall have all applicable obligations hereunder), and the Lender shall not be obligated to make any Advances, or to take, fulfill, or perform any other action hereunder, until each and every of the following conditions have been fulfilled to the Lender's sole satisfaction or waived in writing by the
Lender:

          (a) This Agreement or counterparts thereof, and the Notes shall have been duly executed by, and delivered to, the Borrower and the Lender.

          (b) The Lender shall have received such documents, instruments and agreements as the Lender shall request in connection with the transactions contemplated by this

Agreement, including all documents, instruments, agreements listed in the Schedule of Documents, each in form and substance satisfactory to the Lender.

          (c) The Lender shall have received evidence satisfactory to the Lender that no Indebtedness (other than Permitted Indebtedness) is outstanding, and that no Liens exist upon any of the property of Borrower or the Included Subsidiaries other than Permitted Encumbrances.

          (d) The Lender shall have received evidence satisfactory to Lender that Borrower has obtained consents and acknowledgments of all Persons whose consents and acknowledgments may be required, including, but not limited to, all requisite Governmental Authorities, to the terms, and to the execution and delivery, of this Agreement, the Loan Documents and the consummation of the transactions contemplated hereby and thereby.

          (e) The Lender shall have received evidence satisfactory to Lender that such action (including, without limitation, the filing of appropriately completed and duly executed Uniform Commercial Code financing statements) as may be necessary or desirable, in the opinion of the Lender and its counsel, to perfect the Security Interest shall have been taken;

          (f) The Lender shall have received UCC, Lien, judgment and tax search reports for each jurisdiction in which the Borrower or any Included Subsidiary is located or has Collateral, showing no Liens or financing statements of record against the Borrower or such Included Subsidiary, except Permitted Encumbrances, all in form and substance satisfactory to the Lender;

          (g) The Lender shall have received evidence satisfactory to the Lender that the insurance policies provided for in SECTION 4.20 and SCHEDULE
4.20 are in full force and effect, together with appropriate evidence showing loss payable and/or additional insured clauses or endorsements, as appropriate, in favor of the Lender and in form and substance satisfactory to the Lender.

          (h) The Borrower shall have provided the Lender with an interim consolidated balance sheet and statement of cash flows for the most recently completed fiscal quarter of the Borrower and the Included Subsidiaries for which such statements are available, together with a budget for the then Fiscal Year and showing in detail the Borrower's and the Included Subsidiaries' projected expenditures by category on a monthly basis, all in such detail as the Lender shall request and in form and substance satisfactory to the Lender. The consolidated balance sheet and statement of cash flows shall be certified as to conformity to GAAP (except the effect for normal year-end adjustments and the absence of complete footnotes) by the chief financial officer of the Borrower. The budget shall be certified by the chief financial officer of the Borrower to be based on reasonable estimates and assumptions made from the best information then available.

          (i) The Borrower shall have provided the Lender with a duly executed and completed Borrowing Base Certificate.

          (j) The Lender shall have completed not more than 5 days prior to the Closing Date, its legal and due diligence prefunding review of the Borrower, the Included Subsidiaries and the Collateral, and in connection therewith shall have had such access to the books, records, facilities, Collateral, customers, suppliers, accountants, advisors, and employees of the Borrower and the Included Subsidiaries as it shall have required.

          (k) The Lender shall have received evidence satisfactory to the Lender that, as of the Closing Date, and after giving effect to the transactions contemplated hereby, the Borrower and each of the Included Subsidiaries is Solvent; PROVIDED, that Lender shall not require Borrower, in order to satisfy this condition, to obtain solvency opinions from a valuation, appraisal, accounting or investment banking firm.

          (l) The Lender shall have received evidence satisfactory to the Lender that, as of the Closing Date, the Borrower is in compliance in all material respects with all Applicable Law, including those relating to labor, environmental and ERISA matters. Such evidence may include environmental studies and compliance audits of the Borrower, the Included Subsidiaries and their respective assets.

          (m) The Borrower shall have paid all of the Fees due on the Closing Date as provided in SECTION 2.4 above together with all fees, costs and expenses of closing incurred by Lender (including fees of consultants and special counsel to Lender presented as of the Closing Date).

          (n) The Lender shall have received evidence satisfactory to the Lender that the Borrower and each of the Included Subsidiaries has established, the cash management system described in Section 6.12.

          (o) The Lender shall have received evidence satisfactory to the Lender that immediately after the Closing Date, after giving effect to all transactions to occur on such date, the Borrower will have unrestricted cash on hand of at least $6,000,000.

          3.2  CONDITIONS TO INITIAL ACQUISITION ADVANCE.   It shall be a
condition to the initial Acquisition Advance that, and the Borrower shall have no right to receive and the Lender no obligation to make any Acquisition Advance until, the Lender shall have received each of the following in form and in substance satisfactory to the Lender:

          (a) Notice of the activation of the Acquisition Line as required pursuant to SECTION 2.2(a), and the Activation Date specified therein shall have occurred;

          (b)  Payment of the Acquisition Fee;

          (c) The Acquisition Note, duly executed and completed by the Borrower;

          (d) Such documents and instruments as the Lender shall require (the "ADDITIONAL COLLATERAL DOCUMENTS") for the Credit Parties to grant to the Lender a first priority perfected security interest in all of their properties not previously pledged to the Lender pursuant to the Collateral Documents (the "ADDITIONAL COLLATERAL"), which shall serve as additional security for all of the Obligations;

          (e) Evidence of the filing of such of the Additional Collateral Documents and such other documents and instruments necessary or desirable to perfect the security interest of the

Lender in the Additional Collateral, evidence of the payment of all taxes and fees required in connection with the Additional Collateral Documents or such filings, and mortgagee title insurance policies and surveys with respect to that portion of the Additional Collateral that constitutes real estate;

          (f)  Such third party consents and approvals, including
Governmental Approvals, as shall be necessary or desirable, in the judgment of the Lender, to protect the Lender's rights and the priority of its interest in the Additional Collateral;

          (g) Evidence of all corporate action by all Credit Parties necessary to approve the activation of the Acquisition Line and the execution and delivery of the Additional Collateral Documents;

          (h) Evidence of the continued validity and binding effect of the Loan Documents and the rights of the Lender granted thereunder with respect to all the Credit Parties and the Obligations, and of the continuing existence, enforceability and priority of the Security Interest as modified by the Additional Collateral Documents, and evidence of the due execution and delivery and the enforceability of the Additional Collateral Documents against all Credit Parties, including opinions of counsel to the Borrower and the other Credit Parties;

          (i) Such other documents, instruments, evidences and opinions as the Lender shall reasonably require.

          3.3 FURTHER CONDITIONS TO EACH ADVANCE. It shall be a further condition to the funding of the initial and each subsequent Advance that each and every one of the following statements shall be true on and as of the Closing Date and as of the date of each such funding:

          (a) Each of the representations and warranties contained herein or in any of the other Loan Documents is true and correct, except to the extent that any such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted or expressly contemplated by this Agreement, both before and after giving effect to such Advance;

          (b) No Default has occurred and is continuing either before or after giving effect to the requested Advance;

          (c) After giving effect to such Advance, the aggregate principal amount of the Working Capital Loan or Acquisition Loan, as the case may be, does not exceed the Working Capital Advance Availability or the Acquisition Advance Availability, respectively, without requiring that a payment be made to Lender;

          (d) In the case of an Acquisition Advance, the Lender shall have consented to the Acquisition in writing based on the criteria set forth in
SECTION 7.1; and

          (e) The cash management system required to be maintained pursuant to Section 6.12 is operating pursuant to that section as if a Loan were outstanding hereunder.

The request or acceptance by Borrower of the proceeds of any Advance shall be deemed to constitute, as of the date of such request or acceptance, (i) a representation and warranty by

Borrower and each other Credit Party that the conditions in this SECTION 3.3 have been satisfied and (ii) a confirmation by Borrower and each other Credit Party of the granting and continuance of Lender's Liens pursuant to the Collateral Documents, unless in each case (i) or (ii), a notice to the contrary specifically captioned "Disclosure Statement" is received by the Lender from the Borrower prior to 2:00 p.m. on the Business Day preceding the date of the Advance. To the extent that the Lender agrees to make any Advance after receipt of a Disclosure Statement in accordance with the preceding sentence, the representations and warranties and confirmation pursuant to the preceding sentence will be deemed made as modified by the contents of such statement and repeated at the time of the making of such Advance as so modified. Any such modification shall be effective only for the occasion on which the Lender elects to make such Advance, and unless expressly agreed by the Lender in writing to the contrary as provided in
Section 9.1, shall not be deemed a waiver or modification of any condition to any future Advance.

4.   REPRESENTATIONS AND WARRANTIES

          To induce the Lender to make this Revolving Credit Facility available to the Borrower, and to make Advances,as herein provided for, Borrower makes (as to itself and each of the Included Subsidiaries) the following representations and warranties to the Lender, each and all of which shall be true and correct as of the date of execution and delivery of this Agreement and shall survive the execution and delivery of this Agreement:

          4.1 CORPORATE EXISTENCE; COMPLIANCE WITH LAW. The Borrower and each of the Included Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and is duly qualified to do business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify or be in good standing could not reasonably be expected to have a Materially Adverse Effect; (ii) has the requisite corporate power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease, and to conduct its business as now, heretofore and proposed to be conducted, except where the failure to have such legal right could not reasonably be expected to have a Materially Adverse Effect; (iii) has all licenses, permits, consents or approvals from or by, and has made all filings with, and has given all notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, lease operation and conduct, except such of the foregoing, that the failure to have, to have made or to have given which could not reasonably be expected to have a Materially Adverse Effect; (iv) is in compliance with its certificate or articles of incorporation and by-laws; and (v) is in compliance with all provisions of Applicable Law where the failure to comply could reasonably be expected to have a Materially Adverse Effect.

          4.2 EXECUTIVE OFFICES; CORPORATE OR OTHER NAMES. The current locations of Borrower's and each other Credit Party's executive offices and principal places of business are as set forth on SCHEDULE III to the Security Agreement executed by such Credit Party. During the preceding five (5) years, each Credit Party has not been known as or used any corporate, fictitious or trade names except as disclosed on SCHEDULE III to the Security Agreement executed by such Credit Party.

          4.3 CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS. The execution, delivery and performance by each Credit Party of the Loan Documents executed by it and of all instruments and documents to be delivered by such Credit Party hereunder and thereunder and the creation of all Liens provided for herein and therein: (i) are within such Credit Party's corporate power; (ii) have been duly authorized by all necessary corporate and shareholder action; (iii) are not in contravention of any provision of such Credit Party's certificate or articles of incorporation or by-laws; (iv) do not violate any law or regulation, or any order or decree of any court or governmental instrumentality applicable to such Credit Party; (v) do not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, note, loan agreement or other agreement or instrument to which such Credit Party is a party or by which any such Person or any of its property is bound; (vi) do not result in the creation or imposition of any Lien upon any of the property of such Credit Party other than those in favor of Lender, created pursuant to the Loan Documents; and (vii) do not require the consent or approval of any Governmental Authority or any other Person, except those delivered to Lender pursuant to SECTION 3.1(d) and except those not yet required to have been obtained, all of which will have been duly obtained, made or complied with. Each of the Loan Documents has been duly executed and delivered for the benefit of or on behalf of the Credit Party that executed it and each constitutes the legal, valid and binding obligation of such Credit Party, enforceable against it in accordance with its terms.

          4.4 FINANCIAL STATEMENTS AND PROJECTIONS. SCHEDULE 4.4 sets forth all the financial statements and Annual Budget that Borrower has delivered to
Lender prior to the date of this Agreement.   All of the balance sheets and
statements of income, retained earnings and cash flows of Borrower and the Included Subsidiaries listed on SCHEDULE 4.4 have been, except as noted therein, prepared in conformity with GAAP and present fairly the financial position of Borrower and the Included Subsidiaries in each case as at the dates thereof, and the results of operations and cash flows for the periods then ended (as to the unaudited interim financial statements, subject to normal year-end audit adjustments and the absence of footnotes). The Annual Budget discloses all material assumptions made with respect to general economic, financial and market conditions in formulating such Annual Budget. No facts exist as of the date of any making of this representation that would result in any material change in any of such Annual Budget. The Annual Budget is based upon reasonable estimates and assumptions, all of which are reasonable in light of conditions existing at the Closing Date, have been prepared on the basis of the assumptions stated therein, and reflect the reasonable estimate of Borrower of the results of operations and other information projected therein.

          4.5 MATERIAL ADVERSE CHANGE. Except as disclosed in its balance sheet, dated June 30, 1993, that was delivered to the Lender, neither Borrower nor any of the Included Subsidiaries, has any obligations, contingent liabilities, or liabilities for Charges, long-term leases or unusual forward or long-term commitments that could, alone or in the aggregate, have or result in a Material Adverse Effect. Since June 30, 1993,
(i) there has been no material adverse change in the business, assets, operations, prospects or financial or other condition of Borrower and the Included Subsidiaries taken as a whole or in the industry in which the Borrower and the Included Subsidiaries operate, and (ii) neither the Borrower nor any Included Subsidiary has paid, made or declared any dividend, advance or other distribution to any stockholder of the Borrower, except as permitted pursuant to this Agreement. No shares of stock of Borrower have been, or are now required to be, redeemed, retired, purchased or otherwise acquired for value by Borrower or any Included Subsidiary and there exists no present agreement, understanding or requirements (contingent or otherwise) to redeem, retire, purchase or otherwise acquire for value any such shares in the future except as disclosed on SCHEDULE 4.5.

          4.6  OWNERSHIP OF PROPERTY; LIENS.  (a) The real estate listed on
SCHEDULE 4.6 constitutes all of the real property owned, leased, or used in its business by Borrower or any of the Included Subsidiaries. Except as disclosed on SCHEDULE 4.6, each of Borrower and the Included Subsidiaries owns: (i) good and marketable fee simple title to all of the real estate owned or used by it other than such as its holds as lessee, and (ii) valid and marketable leasehold interests in all of such Person's Leases (both as lessor and lessee, sublessee or assignee). Except as disclosed on SCHEDULE 4.6, each of the Borrower and the Included Subsidiaries holds title to, or valid leasehold interests in, all of its other properties and assets. None of the properties or assets of the Borrower or any of the Included Subsidiaries is subject to any Liens, except (x) Permitted Encumbrances and
(y) the Lien in favor of Lender pursuant to the Collateral Documents. The Borrower and each of the Included Subsidiaries has received all deeds, assignments, waivers, consents, non-disturbance and recognition or similar agreements, bills of sale and other documents, and duly effected all recordings, filings and other actions necessary to establish, protect and perfect such Person's right, title and interest in and to all such real estate and other assets or property. Except as described on SCHEDULE 4.6,
(i) neither Borrower, any of the Included Subsidiaries, nor any other party to any such Lease described on SCHEDULE 4.6 is in default of its obligations thereunder or has delivered or received any notice of default under any such Lease, and no event has occurred which, with the giving of notice, the passage of time or both, would constitute a default under any such Lease,
(ii) neither Borrower nor any of the Included Subsidiaries owns or holds, or is obligated under or a party to, any option, right of first refusal or any other contractual right to purchase, acquire, sell, assign or dispose of any real property owned or leased by such Person, and (iii) no portion of any real property owned or leased by Borrower or any of the Included Subsidiaries has suffered any material damage by fire or other casualty loss or a Release which has not heretofore been completely repaired and restored to its original condition or is being remedied. All permits required to have been issued or appropriate to enable the real property owned or leased by Borrower or any of the Included Subsidiaries to be lawfully occupied and used for all of the purposes for which they are currently occupied and used, have been lawfully issued and are, as of the date hereof, in full force and effect.

          4.7 RESTRICTIONS; NO DEFAULT. No contract, lease, agreement or other instrument to which Borrower or any of the Included Subsidiaries is a party or by which any such Person or any of its properties or assets is bound or affected and no provision of existing Applicable Law has or results in a Material Adverse Effect, or insofar as Borrower can reasonably foresee could have or result in a Material Adverse Effect. Neither Borrower nor any of the Included Subsidiaries is in default, and to Borrower's knowledge no third party is in default, under or with respect to any material contract, agreement, lease or other instrument to which Borrower or any such Included Subsidiary is a party. No Default has occurred and is continuing.

          4.8 LABOR MATTERS. There are no strikes or other labor disputes against Borrower or any of the Included Subsidiaries that are pending or, to Borrower's knowledge, threatened which could have or result in a Material Adverse Effect or could cause or result in the incurrence by any Credit Party of a material liability, contingent or liquidated. Hours worked by and payment made to employees of Borrower and the Included Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable law dealing with such matters which could have or result in a Material Adverse Effect or could cause or result in the incurrence by any Credit Party of a material liability, contingent or liquidated. All payments due from Borrower or any of the Included Subsidiaries on account of employee health and welfare insurance which could have or result in a Material Adverse Effect or could cause or result in the incurrence by any Credit Party of a material liability, contingent or liquidated, if not paid have been paid or accrued as a liability on the books of Borrower or such Included Subsidiary. Neither Borrower nor any of the Included Subsidiaries has any obligation under any collective bargaining agreement or any employment agreement (other than an obligation under an employment agreement relating to senior management described in the exception to SECTION 4.16). There is no organizing activity involving Borrower or any of the Included Subsidiaries pending or threatened by any labor union or group of employees. Except as set forth on SCHEDULE 4.14, there are no representation proceedings involving employees of Borrower or any of the Included Subsidiaries pending or threatened with the National Labor Relations Board, and no labor organization or group of employees of Borrower or any of the Included Subsidiaries has made a pending demand for recognition. Except as set forth on SCHEDULE 4.14, there are no complaints or charges against Borrower or any of the Included Subsidiaries pending or threatened to be filed with any federal, state, local or foreign court, governmental agency or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by Borrower or such Included Subsidiary of any individual.

          4.9 VENTURES, SUBSIDIARIES AND AFFILIATES, AND INDEBTEDNESS. Except as set forth on SCHEDULE 4.9, Borrower has no Subsidiaries, is not engaged in any joint venture or partnership with any other Person, and is not an Affiliate of any other Person. All outstanding Stock and Indebtedness of Borrower and each of its Subsidiaries are described on SCHEDULE 4.9.

          4.10 GOVERNMENT REGULATION. Neither Borrower nor any of the Included Subsidiaries is an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940 as amended. Neither Borrower nor any of the Included Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or any other federal or state statute that restricts or limits such Person's ability to incur Indebtedness, pledge its assets or to perform its obligations hereunder or under any other Loan Document and the making of the Advances by Lender, the application of the proceeds and repayment thereof by Borrower or the other Credit Parties and the consummation of the transactions contemplated by this Agreement and the other Loan Documents will not violate any provision of any such statute or any rule, regulation or order issued by the Securities and Exchange Commission (except that no representation is made concerning whether any syndication or assignment by Lender might or would violate any Federal securities laws, regulations or orders).

          4.11 MARGIN REGULATIONS. Neither Borrower nor any of the Included Subsidiaries own any "margin security", as that term is defined in Regulations G and U of the Board of Governors of the Federal Reserve System (the "FEDERAL RESERVE BOARD"), and none of the proceeds of the Advances will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the loans or other extensions of credit under this Agreement to be considered a "purpose credit" within the meaning of Regulation G, T, U or X of the Federal Reserve Board. Borrower will not take or permit to be taken any action which might cause this Agreement or any document or instrument delivered pursuant hereto to violate any regulation of the Federal Reserve Board.

          4.12 TAXES. All federal, state, local and foreign tax returns, reports and statements required to be filed by Borrower or any of the Included Subsidiaries (except for sales tax returns involving, in the aggregate, immaterial amounts), have been filed with the appropriate Governmental Authority and all Charges and other impositions shown thereon to be due and payable have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof, or any such fine, penalty, interest, late charge or loss has been paid. Each of Borrower and the Included Subsidiaries has paid when due and payable all Charges required to be paid by it. Proper and accurate amounts have been withheld by each of Borrower and the Included Subsidiaries from its respective employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable federal, state, local and foreign law and such withholdings have been timely paid to the respective Governmental Authorities. SCHEDULE 4.12 sets forth those taxable years for which any of Borrower's or the Included Subsidiaries' tax returns are currently being audited by the IRS or any other applicable Governmental Authority and any assessments or threatened assessments in connection with such audit or which are otherwise currently outstanding. Except as described on SCHEDULE 4.12, neither Borrower nor any of the Included Subsidiaries has executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Charges. Neither Borrower nor any of the Included Subsidiaries has filed a consent pursuant to IRC Section 341(f) or agreed to have IRC Section 341(f)
(2) apply to any dispositions of subsection (f) assets (as such term is defined in IRC Section 341(f)(4)). None of the property owned by Borrower or any of the Included Subsidiaries is property which Borrower or such Included Subsidiary is required to treat as being owned by any other Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended, and in effect immediately prior to the enactment of the Tax Reform Act of 1986 or is "tax-exempt use property" within the meaning of the IRC Section 168(h). Neither Borrower nor any of the Included Subsidiaries has agreed or been requested to make any adjustment under IRC Section 481 (a) by reason of a change in accounting method or otherwise. Neither Borrower nor any of the Included Subsidiaries has any obligation under any written tax sharing agreement except as set forth on SCHEDULE 4.12.

     4.13 ERISA.    (a)  SCHEDULE 4.13 lists all Plans maintained or
contributed to by Borrower or any of the Included Subsidiaries and all Qualified Plans maintained or contributed to by any other ERISA Affiliate, and separately identifies the Title IV Plans, Multiemployer Plans, any multiple employer plans subject to Section 4064 of ERISA, unfunded Pension Plans, Welfare Plans and Retiree Welfare Plans. Each Qualified Plan has been determined by the IRS to qualify under IRC Section 401, and the trusts created thereunder have been determined to be exempt from tax under the provisions of IRC Section 501, and to the best knowledge of Borrower nothing has occurred that would cause the loss of such qualification or tax-exempt status. Each Plan is in compliance with the applicable provisions of ERISA and the IRC, including the filing of reports required under the IRC or ERISA which are true and correct as of the date filed, and with respect to each Plan, other than a Qualified Plan, all required contributions and benefits have been paid in accordance with the provisions of each such Plan. Neither Borrower, any of the Included Subsidiaries, nor any other ERISA Affiliate, with respect to any Qualified Plan, has failed to make any contribution or pay any amount due as required by IRC Section 412 or Section 302 of ERISA or the terms of any such Plan. With respect to all Retiree Welfare Plans, the present value of future anticipated expenses pursuant to the latest actuarial projections of liabilities does not exceed $50,000, and copies of such latest projections have been provided to Lender; with respect to Pension Plans, other than Qualified Plans, the present value of the liabilities for current participants thereunder using PBGC interest assumptions does not exceed $50,000. Neither Borrower nor any of the Included Subsidiaries has engaged in a prohibited transaction, as defined in Section 4975 of the IRC or Section 406 of ERISA, in connection with any Plan, which would subject Borrower or such Included Subsidiary (after giving effect to any exemption) to a material tax on prohibited transactions imposed by IRC Section 4975 or any other material liability.

          (b) Except as set forth on SCHEDULE 4.13: (i) no Title IV Plan has any Unfunded Pension Liability; (ii) No ERISA Event or event described in
Section 4062(e) of ERISA with respect to any Title IV Plan has occurred or is reasonably expected to occur; (iii) there are no pending, or to the knowledge of Borrower, threatened claims, actions or lawsuits (other than claims for benefits in the normal course), asserted or instituted against (x) any Plan or its assets, (y) any fiduciary with respect to any Plan or (z) Borrower, any of the Included Subsidiaries or any other ERISA Affiliate with respect to any Plan; (iv) neither Borrower, any of the Included Subsidiaries nor any other ERISA Affiliate has incurred or reasonably expects to incur any Withdrawal Liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under
Section 4201 of ERISA as a result of a complete or partial withdrawal from a Multiemployer Plan; (v) within the last five years neither Borrower, any of the Included Subsidiaries, nor any other ERISA Affiliate has engaged in a transaction which resulted in a Title IV Plan with Unfunded Liabilities being transferred outside of the "controlled group" (within the meaning of Section 4001(a)(14) of ERISA) of any such entity; (vi) no plan which is a Retiree Welfare Plan provides for continuing benefits or coverage for any participant or any beneficiary of a participant after such participant's termination of employment (except as may be required by IRC Section 4980B and at the sole expense of the participant or the beneficiary of the participant); Borrower and each of the Included Subsidiaries and other ERISA Affiliates have complied with the notice and continuation coverage requirements of IRC
Section 4980B and the regulations thereunder except where the failure to comply could not have or result in any Material Adverse Effect; and (vii) no liability under any Plan has been funded, nor has such obligation been satisfied, with the purchase of a contract from an insurance company that is not rated AAA by the Standard & Poor's Corporation and the equivalent by each other nationally recognized rating agency.

          4.14 NO LITIGATION. Except as set forth on SCHEDULE 4.14, no action, claim or proceeding is now pending or, to the knowledge of an officer of Borrower, threatened against Borrower or any of the Included Subsidiaries at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of any federal, state or local government, or of any agency or subdivision thereof, or before any arbitrator or panel of arbitrators, (i) that challenges Borrower's or any other Credit Party's right, power or competence to enter into or perform any of its obligations under the Loan Documents, or the validity or enforceability of the Security Interest or of any Loan Document or any action hereunder or thereunder or
(ii) that if determined adversely, could have or result in a Material Adverse Effect or could cause or result in the incurrence by any Credit Party of a material liability, contingent or liquidated, nor to the knowledge of an officer of Borrower does a state of facts exist that is reasonably likely to give rise to any such action, claim or proceeding.

          4.15 BROKERS. Except as set forth on SCHEDULE 4.15, no broker or finder acting on behalf of Borrower or any of the Included Subsidiaries brought about the obtaining, making or closing of the loans made pursuant to this Agreement or the transactions contemplated by the Loan Documents and neither Borrower nor any of the Included Subsidiaries has any obligation to any Person in respect of any finder's or brokerage fees in connection therewith.

          4.16 EMPLOYMENT MATTERS. Except as set forth on SCHEDULE 4.16 or in the proxy statement relating to the 1993 annual meeting of the Borrower, there are no employment, consulting or management agreements covering management of Borrower or any of the Included Subsidiaries. A true and complete copy of each such agreement has been furnished to Lender by Borrower.

          4.17 PATENTS, TRADEMARKS, COPYRIGHTS, LICENSES AND ACCREDITATION. Except as otherwise set forth on SCHEDULE 4.17, each of Borrower or any of the Included Subsidiaries owns or has undisputed possession of all licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, trade names, certificates of need and accreditation and other rights, the failure to own or possess which could have a Material Adverse Effect or could cause or result in the incurrence by any Credit Party of a material liability, contingent or liquidated, each of which is listed, together with Patent and Trademark Office application or registration numbers, where applicable, on SCHEDULE 4.17. The Borrower and each of the Included Subsidiaries is in full compliance with the provisions of each of the foregoing, except for non-compliances that could not reasonably be expected to have a Material Adverse Effect or to cause or result in the incurrence by any Credit Party of a material liability, contingent or liquidated. SCHEDULE 4.17 lists all tradenames or other names under which each of Borrower and the Included Subsidiaries conducts business. The Borrower and each of the Included Subsidiaries conducts its business without infringement or claim of infringement of any license, patent, copyright, service mark, trademark, trade name, trade secret or other intellectual property right of others, except where such infringement or claim of infringement could not have or result in a Material Adverse Effect or could not cause or result in the incurrence by any Credit Party of a material liability, contingent or liquidated. There is no infringement or claim of infringement by others of any material license, patent, copyright, service mark, trademark, trade name, trade secret or other intellectual property right of Borrower or any of the Included Subsidiaries.

          4.18 FULL DISCLOSURE. No information contained in this Agreement, the other Loan Documents, the Projections, the Financials or any written statement furnished to the Lender by or on behalf of Borrower or any of the Included Subsidiaries pursuant to the terms of this Agreement or any other Loan Document, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. The Security Interests granted to Lender pursuant to the Collateral Documents will at all times be fully perfected first priority Liens in and to the Collateral described therein. No event has occurred since June 30, 1993 and is continuing that has had or could have or result in a Material Adverse Effect.

          4.19 HAZARDOUS MATERIALS. Except as set forth on SCHEDULE 4.19, the Subject Property is free of contamination from any Hazardous Material.
In addition, SCHEDULE 4.19
discloses potential material environmental liabilities of any of Borrower or the Included Subsidiaries of which an officer of Borrower has knowledge (i) related to noncompliance with the Environmental Laws or (ii) associated with the Subject Property. Neither Borrower nor any of the Included Subsidiaries has caused or suffered to occur any Release with respect to any Hazardous Material at, under, above or within any real property that it owns or leases. Neither Borrower nor any of the Included Subsidiaries is involved in operations that could reasonably be expected to lead to the imposition of any liability or Lien on it, its property, or any premises that it occupies or any owner thereof, under the Environmental Laws, and neither Borrower nor any of the Included Subsidiaries has permitted any tenant or occupant of such premises to engage in any such activity.

          4.20 INSURANCE POLICIES. SCHEDULE 4.20 PART II lists all insurance of any nature maintained by Borrower or any of the Included Subsidiaries, as well as a summary of the terms of such insurance. Such insurance complies with the standards set forth on SCHEDULE 4.20 PART I, and all policies listed on such schedule are in full force and effect.

          4.21 DEPOSIT ACCOUNTS. SCHEDULE 4.21 lists all banks and other financial institutions at which any of Borrower or the other Credit Party maintains deposits and/or other accounts, and identifies as such each Collection Account, the Concentration Account and the Disbursement Account, and such Schedule correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number.

          4.22 SOLVENT FINANCIAL CONDITION. Each of Borrower and the other Credit Parties is now, and after giving effect to the incurrence of the obligations and the granting of the Security Interests contemplated hereunder and under the other Loan Documents, will be Solvent.

          4.23 THIRD PARTY REIMBURSEMENT.    If the Borrower or any Included
Subsidiary is or has been audited by "Medicare", "Medicaid" or similar governmental third party payors, (i) none of such audits provides for adjustments in reimbursable costs or asserts claims for reimbursement or repayment by such Person of costs and/or payments theretofore made by such governmental third party payor that, if adversely determined, would have a Materially Adverse Effect, and (ii) none has had requests or assertions of claims for reimbursement or repayment by such Person of costs and/or payments heretofore made by any other third party payor that, if adversely determined, would result in a Material Adverse Effect, in each case (i) and (ii) except as described on SCHEDULE 4.3.

5.   FINANCIAL STATEMENTS AND INFORMATION

          5.1 REPORTS AND NOTICES. Borrower covenants and agrees that from and after the Closing Date and until the Termination Date, it shall deliver or cause to be delivered to Lender each of the following at the Lender's address specified pursuant to SECTION 9.10, provided, that, so long as no borrowings are outstanding under this Agreement, Borrower shall be obligated to deliver or cause to be delivered only the information required by clauses
(a), (c), (d), (e), (f) and (g) below.

          (a) On the 20th day of each Fiscal Month, a Borrowing Base Certificate as of the last day of the preceding month, in each case accompanied by such supporting detail and documentation as is satisfactory to Lender;

          (b) Within 30 days after the end of each Fiscal Month, financial and other information for such Fiscal Month certified by an officer of Borrower, including, without limitation, (i) an internally-prepared consolidated statement of income and cash flow and balance sheet, as well as a summary aged receivable trial balance (by payor category), each of which shall provide comparisons to the internally prepared statement for the prior year's equivalent period and (ii) the certification of the chief executive officer or chief financial officer of Borrower that all such financial statements present fairly in accordance with GAAP (subject to normal year-end audit adjustments and the absence of footnotes) the financial position, the results of operations and the statements of cash flow of Borrower and the Included Subsidiaries as at the end of such month and for the period then ended, that such aged receivable trial balance is complete and correct in all material respects as of its date and that no Default exists;

          (c) Within 50 days after the end of each of the first three Fiscal Quarters, a copy of the unaudited condensed consolidated balance sheet of Borrower and the Included Subsidiaries as of the close of such quarter and the related condensed consolidated statement of income and cash flow for such quarter and that portion of the Fiscal Year ending as of the close of such quarter, all prepared in accordance with GAAP (subject to normal year-end audit adjustments and the absence of complete footnotes) and accompanied by
(A) a statement in reasonable detail showing the calculations used in determining Borrower's compliance with the financial covenants set forth in
SECTION 7.10 AS OF THE CLOSE OF SUCH QUARTER, and (B) the certification of the chief executive officer or chief financial officer of Borrower that all such financial statements present fairly in accordance with GAAP (subject to normal year-end audit adjustments and the absence of footnotes) the financial position the results of operations of Borrower and the Included Subsidiaries as at the end of such quarter and for the period then ended, and that no Default exists;

          (d) Not more than 60 days after the beginning of each Fiscal Year, an operating plan for Borrower and the Included Subsidiaries, approved by Borrower's board of directors, for such Fiscal Year that includes a monthly budget for the following year and includes for such year, operating profit estimates and plans for capital expenditures and facilities and that is accompanied by a certificate of the Borrower's chief executive officer or chief financial officer that such operating plan is based upon reasonable estimates and assumptions, all of which are reasonable in light of conditions then existing, have been prepared on the basis of the assumptions stated therein, and reflect the reasonable estimate of Borrower of the expected results of operations and other information projected therein;

          (e) Within 100 days after the end of each Fiscal Year, audited consolidated financial statements of Borrower and the Included Subsidiaries, consisting of balance sheets and statements of income, cash flows and changes in financial position, which financial statements shall be prepared in accordance with GAAP, reported on (only with respect to the financial statements) without qualification by a firm of independent certified public accountants of recognized national standing selected by Borrower and reasonably acceptable to Lender, and accompanied by (i) a schedule in reasonable detail showing the calculations used in determining Borrower's and the Included Subsidiaries' compliance with the financial covenants set forth in

SECTION 7.10, (ii) a report from such accountants to the effect that in connection with their audit examination, nothing has come to their attention to cause them to believe that a Default has occurred, (iii) the annual letter from Borrower's chief financial officer to such accountants in connection with their audit examination detailing Borrower's and the Included Subsidiaries' contingent liabilities and material litigation matters involving Borrower or any of the Included Subsidiaries, and (iv) a certification of the chief executive officer or chief financial officer of Borrower that all such financial statements present fairly in accordance with GAAP the financial position, the results of operations and the cash flows of Borrower and the Included Subsidiaries as at the end of such year and for the period then ended and that no Default exists; provided, that the provisions of clause (ii) shall not apply if such a report would be contrary to the then current recommendations of the American Institute of Certified Public Accountants or the Company's independent public accountants have in effect a policy, of general applicability with respect to their clients, that such accountants will not give such reports;

          (f) As soon as practicable, but in any event within two (2) Business Days after any officer of Borrower becomes aware of the existence of any Default, or any development or other information that could reasonably be expected to have or result in a Material Adverse Effect, telephonic or telegraphic notice specifying the nature of such Default or development or information, including the anticipated effect thereof, which notice shall be promptly confirmed in writing within five (5) Business Days;

          (g) Promptly upon filing thereof, copies of such financial statements and reports as the Borrower shall send to its stockholders and all registration statements except those on Form S-8 or a successor form) and all regular or periodic reports that the Borrower shall file, or may be required to file, with the Securities and Exchange Commission or any successor commission;

          (h) Promptly upon receipt thereof, copies of all reports, if any, submitted to the Borrower or its board of directors by its independent certified public accountants, including without limitation any management report;

          (i) As often as Lender may request, such statements and schedules further identifying and describing the Collateral and such other reports in connection therewith as Lender may request, all in reasonable detail;

          (j) Promptly upon learning thereof, Borrower shall advise Lender in reasonable detail of (i) any material Lien (other than as permitted under SECTION 7.6) attaching to or asserted against any of the Collateral, (ii) any material change in the composition of the Collateral or (z) the occurrence of any other event that could reasonably be expected to have or result in a material adverse effect upon the Collateral and/or Lender's Liens thereon; and

          (k) Such other information respecting Borrower's or any of the Included Subsidiaries' business, financial condition or prospects as Lender may, from time to time, reasonably request; provided, that Borrower shall not be obligated to provide information the provision of which would violate any law or regulation or would be inconsistent with any common industry practice relating to patient confidentiality.

          5.2 COMMUNICATION WITH ACCOUNTANTS. Borrower authorizes (for itself and on behalf of the Included Subsidiaries) Lender to communicate directly with its and the Included Subsidiaries' independent certified public accountants and tax advisors and authorizes those accountants to disclose to Lender any and all financial statements and other supporting financial documents and schedules including copies of any management letter with respect to the business, financial condition and other affairs of Borrower and the Included Subsidiaries.

6.   AFFIRMATIVE COVENANTS

          Borrower covenants and agrees (for itself and the Included Subsidiaries) that, unless Lender shall otherwise consent in writing, from and after the date hereof and until the Termination Date:

          6.1 MAINTENANCE OF EXISTENCE AND CONDUCT OF BUSINESS. Borrower shall and shall cause each of the Included Subsidiaries to: (a) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and its rights and franchises, PROVIDED, however that this Section 6.1(a) shall not prohibit any merger, consolidation, liquidation, dissolution or disposition permitted pursuant to Section 7.1, (b) continue to conduct its business substantially as now conducted or as otherwise permitted hereunder, (c) at all times maintain, preserve and protect all of its licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, trade names, certificates of need, accreditation and other rights, the failure to preserve which could have a Material Adverse Effect, and (d) preserve all the remainder of its property, in use or useful in the conduct of its business, and keep the same in good repair, working order and condition (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices, and (e) in the case of each Credit Party, transact business only in its corporate name or such fictitious or trade names as are expressly disclosed in the Security Agreement executed by such Credit Party.

          6.2 PAYMENT OF OBLIGATIONS. (a) Borrower shall and shall cause each of the Included Subsidiaries to: (i) pay and discharge or cause to be paid and discharged all the Obligations, and (ii) prior to an Event of Default, pay and discharge, or cause to be paid and discharged, its Indebtedness other than the Obligations, and (iii) subject to SECTION 6.2(b), pay and discharge promptly all (A) Charges imposed upon such Person, its income and profits, or any of its property (real, personal or mixed), and (B) lawful claims for labor, materials, supplies and services or otherwise, before any thereof shall become in default.

          (b) Borrower or any Included Subsidiary may in good faith contest, by proper legal actions or proceedings, the validity or amount of any Charges or claims described in SECTION 6.2(a)(iii); PROVIDED, that at the time of commencement of any such action or proceeding, and during the pendency thereof (i) no Event of Default shall exist, (ii) adequate reserves with respect thereto are maintained on the books of the contesting Person in accordance with GAAP, (iii) such contest together with any bond that is a Permitted Encumbrance operates to suspend collection of the contested Charges or claims and such contest is maintained and prosecuted continuously and with diligence, (iv) none of the Collateral would be subject to forfeiture or loss or any Lien, except for a Permitted Encumbrance, by reason of the institution or prosecution of such contest, (v) no Lien shall exist, be imposed or be attempted to be imposed for such Charges or claims during such action or proceeding, and (vi) the contesting Person shall promptly pay or discharge such contested Charges and all additional charges, interest, penalties and expenses, if any, and shall deliver to Lender evidence acceptable to Lender of such compliance, payment or discharge, if such contest is terminated or discontinued adversely to the contesting Person.

          6.3 BOOKS AND RECORDS. Borrower shall, and shall cause each of the Included Subsidiaries to, keep adequate records and books of account with respect to such Person's business activities, in which proper entries, reflecting its financial transactions in accordance with sound accounting practices, are made in accordance with GAAP (to the extent it applies to books and records) and on a basis consistent with preparation of the Financials referred to in PARAGRAPH I(b) of SCHEDULE 4.4.

          6.4 LITIGATION. Borrower shall notify Lender in writing, promptly upon learning thereof, of any litigation commenced or threatened against Borrower or any of the Included Subsidiaries, and of the institution against Borrower or any of the Included Subsidiaries of any suit or administrative proceeding, that (a) may involve an amount in excess of $500,000 or (b) could reasonably be expected to have or result in a Material Adverse Effect if adversely determined.

          6.5  INSURANCE.     (a)  Borrower, at its or the Included
Subsidiaries' sole cost and expense, shall maintain or cause to be maintained the policies of insurance described on SCHEDULE 4.20 in form, with such endorsements and with insurers recognized as adequate by Lender. Such polices shall be in such amounts as are set forth on SCHEDULE 4.20 or such lesser amounts as the Lender shall reasonably agree in writing. Borrower shall notify Lender promptly of any casualty occurrence causing a material loss or decline in value of any real or personal property and the estimated (or actual, if available) amount of such loss or decline. In the event Borrower at any time or times hereafter shall fail to obtain or maintain (or cause to be obtained or maintained) any of the policies of insurance required above that insure the Collateral or to pay (or cause to be paid) any premium in whole or in part relating thereto, Lender, without waiving or releasing any Obligation or Default hereunder, may at any time or times thereafter (but shall not be obligated to) obtain and maintain such policies of insurance and pay such premium and take any other action with respect thereto which Lender deems advisable. All sums so disbursed, including reasonable attorneys' fees, court costs and other charges related thereto, shall be payable, on demand, by Borrower to Lender and shall be additional Obligations hereunder secured by the Collateral, PROVIDED, that if and to the extent Borrower fails to promptly pay any of such sums upon Lender's demand therefor, Lender is authorized to, and at its option may, make or cause to be made Advances on behalf of Borrower for payment thereof.

          (b) Borrower shall, if so requested by Lender, deliver to Lender, as often as Lender may request, a report of a reputable insurance broker, satisfactory to Lender with respect to its insurance policies.

          (c) Borrower shall deliver to Lender endorsements to all of its and the Included Subsidiaries' general liability and other liability policies naming Lender an additional insured.

          6.6 COMPLIANCE WITH LAWS. Borrower shall, and shall cause each of the Included Subsidiaries to, comply in all material respects with all Applicable Laws, including, without limitation, those relating to licensing, environmental, consumer credit, ERISA and labor matters.

          6.7 AGREEMENTS. Borrower shall, and shall cause each of the Included Subsidiaries to, perform, within all required time periods (after giving effect to any applicable grace periods), all of such Person's obligations and enforce all of such Person's rights under each agreement to which such Person is a party, including, without limitation, any lease and customer contracts to which such Person is a party where the failure to so perform and enforce could reasonably be expected to have a Material Adverse Effect or to cause or result in the incurrence by any Credit Party of a material liability, contingent or liquidated. Borrower shall not terminate or modify, or permit any of the Included Subsidiaries to terminate or modify, any provision of any agreement to which it is a party which termination or modification could reasonably be expected to have or result in a Material Adverse Effect or to cause or result in the incurrence by any Credit Party of a material liability, contingent or liquidated.

          6.8 EMPLOYEE PLANS. Borrower shall notify Lender of (i) any and all claims, actions, or lawsuits asserted or instituted, and of any threatened litigation or claims, against Borrower or against any Included Subsidiary or other ERISA Affiliate of Borrower in connection with any Plan maintained, at any time, by any such Person or to which any such Person has or had at any time any obligation to contribute, or/and against any such Plan itself, or against any fiduciary of or service provided to any such Plan, and
(ii) the occurrence of any "Reportable Event" with respect to any Pension Plan of Borrower or any Included Subsidiary or other ERISA Affiliate of Borrower.

          6.9 ENVIRONMENTAL MATTERS. Borrower shall, and shall cause each of the Included Subsidiaries to, (i) comply in all respects with the Environmental Laws applicable to such Person except for such non-compliances as singly or in the aggregate, could not reasonably be expected to have a Materially Adverse Effect, (ii) notify Lender promptly after Borrower becomes aware of any Release upon any premises owned or occupied by such Person that could reasonably be expected to have a Materially Adverse Effect or result in the incurrence by any Credit Party of a material liability, actual or contingent, and (iii) promptly forward to Lender a copy of any order, notice, permit, application, or any communication or report received by such Person in connection with any such Release or in connection with any other matter relating to the Environmental Laws that, singly or in the aggregate, may adversely affect the use or value of such premises in any material respect. The provisions of this SECTION 6.9 shall apply whether or not the Environmental Protection Agency, any other federal agency or any state or local environmental agency has taken or threatened any action in connection with any Release or the presence of any Hazardous Materials.

          6.10 NEW SUBSIDIARIES. Prior to creating any Subsidiary (other than a Designated Subsidiary) after the Closing Date, the Borrower shall (a) provide not less than 15 days prior written notice to Lender, and (b) cause such Subsidiary to become an Additional Credit Party hereunder.

          6.11 ACCESS. Borrower shall, and shall cause each of the Included Subsidiaries to, (i) provide access during normal business hours to Lender and any of its officers, employees and agents, upon 5 days advance notice (unless a Default shall have occurred and be continuing, in which event no notice shall be required and Lender shall have access at any and all times), to the properties and facilities of Borrower or any of the Included Subsidiaries; (ii) permit Lender and any of its officers, employees and agents to inspect, audit and make extracts from all of Borrower's or any Included Subsidiary's records, files and books of account, and (iii) permit Lender to inspect, review and evaluate Borrower's or any of the Included Subsidiaries' accounts and other records (excluding attorney-client privileged documents), at Borrower's or such Included Subsidiary's locations and at premises not owned by or leased to Borrower or such Included Subsidiary. Borrower shall, and shall cause each of the Included Subsidiaries to, make available to Lender and its counsel, as quickly as practicable under the circumstances, copies of all books, records, board minutes, contracts, insurance policies, environmental audits, business plans, files, financial statements (actual and pro forma), filings with federal, state and local regulatory agencies, and other instruments and documents (excluding attorney-client privileged documents) that Lender may request. Borrower shall, and shall cause each of the Included Subsidiaries to, deliver any document or instrument reasonably necessary for Lender, as it may from time to time request, to obtain records from any service bureau or other Person which maintains records for Borrower or any of the Included Subsidiaries, and shall maintain duplicate records or supporting documentation on media, including, without limitation, computer tapes and discs owned by Borrower or such Included Subsidiary. Borrower shall, and shall cause each of the Included Subsidiaries to, instruct its certified public accountants and its banking and other financial institutions to make available to Lender such information and records as Lender may reasonably request. Any provision of this SECTION 6.11 to the contrary notwithstanding, Borrower shall not be obligated to provide information relating to patient confidentiality the provision of which would violate any law or regulation or would be inconsistent with any common industry practice.

          6.12 CASH MANAGEMENT.    (a)  The Borrower shall and shall cause
each Credit Party, so long as any Loan or other Obligation shall be outstanding, to: (i) deposit or cause to be deposited directly, in either case on the date of receipt thereof and in the form received, all cash, checks, notes, drafts or other similar items of payment relating to or constituting payments made in respect of any and all Collateral only into the Collection Accounts; (ii) disburse or permit the disbursement of amounts in the Collection Accounts only to the Concentration Account; and (iii) disburse or permit the disbursement of amounts in the Concentration Account only to the Payment Account or to the Disbursement Account.

          (b) So long as no Default has occurred, Borrower may add or replace a Collection Account or replace the Concentration Account; PROVIDED, HOWEVER, that (i) Lender shall have consented to the opening of such account with the relevant bank, and (ii) at the time of the opening of such account, the appropriate Credit Party and such bank shall have executed and delivered to Lender a triparty account agreement, in form and substance satisfactory to Lender.

          (c) (i) From and after the date that the amount of the Working Capital Loan outstanding hereunder shall equal or exceed $5,000,000, or (ii) so long as a Default shall have occurred and be continuing, the Borrower agrees to cause the banks to daily sweep all collected funds from the Collection Accounts into the Concentration Account and the banks and the Lender shall daily sweep amounts from the Concentration Account to the Lender for application against the Obligations as described in SECTION 2.7; PROVIDED that, in the absence of a Default, from and after the date that the aggregate amount of the Working Capital Loan shall have been reduced to, and maintained at, zero for a period of 60 days, the daily sweeps may be suspended at the request of the Borrower until the amount of the Working Capital Loan shall again equal or exceed $5,000,000 or a Default shall have occurred and be continuing, in which case the Borrower agrees that the sweeps shall resume. Borrower shall and shall cause the other Credit Parties to take all such steps as the Lender shall request to facilitate the arrangements described in this SECTION 6.12 and to preserve the Lender's security interest granted in the amount deposited to such accounts pursuant to the Loan Documents. The Borrower and, by its execution of the Guaranty, each Credit Party, agrees, to the fullest extent permitted under Applicable Law, that the Lender shall be entitled to obtain an immediate court order for specific performance of the obligations of the Borrower and the other Credit Parties under this Section in the event of a failure of any Credit Party to comply with this Section, it being agreed in advance that any remedy at law would be inadequate in the event of such a failure.

          6.13 ACCREDITATION AND LICENSING. The Borrower shall (i) except as provided below or on SCHEDULE 6.13, keep each hospital that it or any of the Included Subsidiaries operates at all times fully accredited by the Joint Commission on the Accreditation of Health Care Organizations or any substitute organization acceptable to the Lender that is nationally recognized as performing the functions now performed by such Commission, (ii) keep itself and each Included Subsidiary fully licensed with all licenses required to operate its business under Applicable Law, and (iii) maintain its qualification for participation in, and payment under, Medicare and Medicaid and other federal, state and local governmental programs and private programs providing for payment or reimbursement for services rendered by such Persons, except, in the case of the requirements of clauses (i) and (iii), to the extent that the loss or relinquishment of such qualification will not have a Materially Adverse Effect. The Borrower will promptly furnish copies of all reports and correspondence relating to a loss or proposed revocation of any qualification described in the preceding sentence to the Lender.

7.   NEGATIVE COVENANTS

          Borrower covenants and agrees (for itself and the Included Subsidiaries) that, without Lender's prior written consent, from and after the date hereof until the Termination Date:

          7.1 MERGERS, ETC. Neither Borrower nor any of the Included Subsidiaries shall, directly or indirectly, by operation of law or otherwise, merge with, consolidate with, acquire all or substantially all of the assets or capital stock of, or otherwise combine with, any Person or, except as otherwise permitted by SECTION 6.10 or SECTION 7.2, form any Subsidiary; PROVIDED that the Borrower may acquire all or substantially all of the assets or capital stock of another Person (a) if such acquisition would not violate any provision of this Agreement, (b) if in the case of an acquisition made with consideration other than the proceeds of a Loan hereunder, the aggregate purchase price thereof (including any debt assumed), together with the aggregate purchase price of all other acquisitions made under this provision since the Closing Date, does not exceed $5,000,000 and (c) if, in the case of an acquisition with respect to which an Advance is requested by Borrower, so long as the Borrower demonstrates to the Lender's satisfaction: (i) that the Borrower (on a pro forma basis after giving effect to such acquisition) will remain in compliance with all financial covenants set forth herein, (ii) the acquisition target is, and will continue to be cash flow positive or the acquisition target is a strategic acquisition made in an existing market for the purpose of protecting or enhancing an existing hospital of such Person then operating in that market, (iii) the acquisition target is a related business that is: (A) if the acquisition is of a Hospital, the sole or dominant provider in its market or is the sole or dominant provider in its market of the type or group of services that are the primary services that it provides, or (B) a competitor of the Borrower or one of the Included Subsidiaries in such Person's market, (iv) no Default exists or would result therefrom, and (v) the purchase price does not exceed 6 times the EBITDA of acquisition target as shown on the most recently available 12 months of financial statements of the acquisition target; PROVIDED, FURTHER that any Included Subsidiary may merge, consolidate or otherwise combine with or acquire the assets of another Included Subsidiary and any Included Subsidiary may merge, consolidate or otherwise combine with or transfer its assets to the Borrower.

          7.2 INVESTMENTS; LOANS AND ADVANCES. Except as otherwise permitted by the following sentence, SECTIONS 6.10, 7.1 or 7.4, or as otherwise set forth on SCHEDULE 4.9, neither Borrower nor any of the Included Subsidiaries shall make or maintain any investment in, or make or accrue loans or advances of money to any Person, through the direct or indirect holding of securities or otherwise (all of the foregoing "Investments"). The Borrower may make Investments (i) in Included Subsidiaries and Included Subsidiaries may make Investments in the Borrower, and (ii) in any Subsidiary of the Borrower created or acquired after the Closing Date that the Borrower shall designate to the Lender in writing at the time of the creation or acquisition thereof to be a "Designated Subsidiary", PROVIDED that the gross fair market value of the assets invested in such Subsidiary, determined in the reasonable judgment of the Board of Directors of the Borrower at the time of the Investment, together with the gross fair market value of all assets previously Invested in all Designated Subsidiaries hereunder, shall not exceed $3,000,000 over the term of this Agreement, and PROVIDED FURTHER that the Borrower promptly notify the Lender of each such Investment in such Subsidiary and of the determined gross fair market value of the assets invested in connection therewith.

          7.3 INDEBTEDNESS. Neither Borrower nor any of the Included Subsidiaries shall create, incur, assume or permit to exist any Indebtedness, except (i) Indebtedness in an aggregate amount not to exceed $3,000,000, (ii) the Obligations, (iii) unfunded pension fund and other employee benefit plan obligations and liabilities not to exceed $500,000 and then only to the extent they are permitted to remain unfunded under Applicable Law, (iv) Indebtedness of any Subsidiary to Borrower or another Included Subsidiary of Borrower, (v) Indebtedness of Borrower to any Credit Party and (vi) other Indebtedness set forth on SCHEDULE 4.9 or SCHEDULE 7.4.

          7.4 AFFILIATE AND EMPLOYEE LOANS; TRANSACTIONS AND EMPLOYMENT AGREEMENTS. Except as expressly permitted hereunder, Borrower shall not (and shall not permit any of the Included Subsidiaries to) enter into any lending, borrowing or other commercial transaction with any of its employees, directors or Affiliates (other than the Included Subsidiaries) without the prior written consent of Lender, including, without limitation, payment of any management consulting, advisory or similar fee based on or related to Borrower's or any such Included Subsidiary's operating revenue, performance or income or any percentage thereof other than (a) pursuant to the transactions described on SCHEDULE 7.4 and (b) full-time employment agreements and incentive compensation programs with employees on commercially reasonable terms substantially similar to the agreements in effect on the Closing Date and described on SCHEDULE 7.4.

          7.5 CAPITAL STRUCTURE AND BUSINESS. Borrower shall not make any changes in any of its or any of the Included Subsidiaries' business objectives, purposes, or operations which could in any way be reasonably expected to adversely affect the repayment of the Obligations, the security interests granted under the Collateral Documents or to have or result in a Material Adverse Effect. Borrower and the Included Subsidiaries shall not engage in any business other than the business currently engaged in by them.

          7.6 LIENS. Borrower shall not, and shall not permit any of the Included Subsidiaries to, create or permit any Lien on any of such Person's properties or assets except presently existing or hereafter created Liens in favor of Lender, Liens set forth on SCHEDULE 7.6 and Permitted Encumbrances. Borrower also shall defend, and shall cause each of the other Credit Parties to defend, the right, title and interest of Lender and any of Borrower's or such other Credit Party's rights, titles and interest in, to and under the Collateral against the claims and demands of all Persons whomsoever and shall not enter into any agreement that prohibits the Borrower or any of the Included Subsidiaries from granting any additional Liens to the Lender.

          7.7 SALE OF ASSETS. Borrower shall not, and shall not permit any of the Included Subsidiaries to, sell, transfer, convey, assign or otherwise dispose of any such Person's assets or properties, including, without limitation, its Accounts, except for sales in the ordinary course of business consistent with past practice, and the creation of Liens permitted pursuant to SECTION 7.6.

          7.8 EVENTS OF DEFAULT. Borrower shall not, and shall not permit any of the Included Subsidiaries to, take any action or omit to take any action, which act or omission would constitute (a) a Default pursuant to, or noncompliance with any of, the terms of any of the Loan Documents or (b) a material default or an event of default pursuant to, or noncompliance with, any other contract, lease, mortgage, deed of trust or instrument to which such Person is a party or by which it or any of its property is bound, or any document creating a Lien, except, in the case of the clause (b) only, for such actions or omissions that, in the reasonable judgment of the Lender, could not be expected to have a Materially Adverse Effect.

          7.9 ERISA. Neither Borrower nor any Included Subsidiary or other ERISA Affiliate of Borrower shall without Lender's prior written consent acquire any new ERISA Affiliate that maintains or has an obligation to contribute to a Pension Plan that has either an "accumulated funding deficiency," as defined in Section 302 of ERISA, or any "unfunded vested benefits," as defined in Section 4006(a)(3)(e)(iii) of ERISA, in the case of any plan other than a Multiemployer Plan, and in Section 4211 of ERISA in the case of a Multiemployer Plan. Additionally, neither Borrower nor any Included Subsidiary or other any ERISA Affiliate of Borrower shall, without Lender's prior written consent, permit or suffer any condition set forth on
SCHEDULE 4.13 to cease to be met and satisfied at any time; terminate any Pension Plan that is subject to Title IV of ERISA where such termination could reasonably be anticipated to result in liability to any such Person; permit any accumulated funding deficiency, as defined in Section 302(a)(2) of ERISA, to be incurred with respect to any Pension Plan; fail to make any contributions or fail to pay any amounts due and owing as required by the terms of any Plan before such contributions or amounts become delinquent; make a complete or partial withdrawal (within the meaning of Section 4201 of ERISA) from any Multiemployer Plan; or at any time fail to provide Lender with copies of any Plan documents or governmental reports or filings, if reasonably requested by Lender.

          7.10  FINANCIAL COVENANTS.    Borrower shall not breach or fail to
comply with any of the following financial covenants, each of which shall be calculated on a consolidated basis in accordance with GAAP, consistently applied:

          (a) MAXIMUM CAPITAL EXPENDITURES. Borrower and the Included Subsidiaries shall not make Capital Expenditures that exceed in the aggregate for all such Persons, taken as a whole, during any Fiscal Year the amount set forth opposite such Fiscal Year below:


           Fiscal Year ended            Maximum Capital Expenditures
           -----------------            ----------------------------

          June 30, 1994                        $12,500,000
          June 30, 1995                        $12,500,000
          June 30, 1996                        $12,500,000
          June 30, 1997                        $ 6,500,000
          June 30, 1998 and thereafter         $ 6,500,000


          Permitted Capital Expenditures for each Fiscal Year shall be increased by (i) the unused portion of Capital Expenditures permitted and not used for the prior Fiscal Year, not to exceed 1/2 of the amount originally permitted for such year without giving effect to any increases permitted pursuant to this sentence, and (ii) 100% of the net proceeds received in such year from the sale of capital assets.

          (b) MINIMUM NET WORTH. Borrower shall have and maintain at all times during each of the Fiscal Years set forth below Net Worth equal to or greater than the amount set forth opposite such date:


           Fiscal Year ended            Minimum Net Worth
           -----------------            -----------------

          June 30, 1994                      $22,500,000
          June 30, 1995                      $21,000,000
          June 30, 1996                      $21,000,000
          June 30, 1997                      $20,000,000
          June 30, 1998 and thereafter       $20,000,000


          (c) MINIMUM EBITDA. Borrower shall have EBITDA, measured as at the end of each Fiscal Quarter for the twelve month period ended on such date of not less than the amount set forth below opposite the fiscal period in which such quarter occurs:


           Fiscal Quarter ended              Minimum EBITDA
           --------------------              --------------

          December 31, 1993                  16,500,000
          March 31, 1994                     17,500,000
          June 30, 1994                      19,000,000

           Fiscal Year ended
           -----------------
          June 30, 1995                      $18,500,000

                                    -51-


          June 30, 1996                      $18,500,000
          June 30, 1997                      $18,000,000
          June 30, 1998 and thereafter       $17,500,000


          (d) MINIMUM INTEREST COVERAGE RATIO. Borrower shall have a ratio of (i) EBITDA MINUS Capital Expenditures to (ii) Interest Expense, in each case measured as at the end of each Fiscal Quarter for the twelve months ended on such date, of not less than the amount set forth below opposite the fiscal period in which such quarter occurs, below:


           Fiscal Quarter ended              Minimum Ratio
           --------------------              -------------

          December 31, 1993                       0.40
          March 31, 1994                          0.50
          June 30, 1994                           0.65

           Fiscal Year ended
           -----------------
          June 30, 1995                           0.60
          June 30, 1996                           0.60

          Fiscal Quarter ended
          --------------------

          September 30, 1996                      0.70
          December 31, 1996                       0.85
          March 31, 1997                          0.95
          June 30, 1997 and thereafter            1.10


          (e) MINIMUM FIXED CHARGE COVERAGE RATIO. Borrower shall have a ratio of (i) EBITDA MINUS Capital Expenditures to (ii) Fixed Charges, in each case measured as at the end of each Fiscal Quarter for the twelve month period ended on such date (the "FIXED CHARGE COVERAGE RATIO"), of not less than the amount set forth opposite the fiscal period in which such quarter occurs below:


          Fiscal Quarter Ended               Minimum Ratio
          --------------------               -------------

          September 30, 1996                      0.65
          December 31, 1996                       0.80
          March 31, 1997                          0.90
          June 30, 1997                           1.00

           Fiscal Year ended:
           ------------------

          June 30, 1998 and thereafter            1.00


          (f) AVERAGE COLLECTION PERIOD. The Borrower shall maintain and shall cause each of the Included Subsidiaries to maintain, an Average Collection Period for each twelve month period, computed at the end of each Fiscal Quarter, of not greater than 72 days.

          7.11 HAZARDOUS MATERIALS. Except as set forth on SCHEDULE 4.19, Borrower shall not and shall not permit any of the Included Subsidiaries or any other Person within the control of Borrower to cause or permit a Release or the presence, use, generation, manufacture, installation, Release, discharge, storage or disposal of any Hazardous Materials on, under, in, above, or about any of its real estate or the transportation of any Hazardous Materials to or from any real estate where such Release or presence, use, generation, manufacture, installation, Release, discharge, storage or disposal would violate any Environmental Laws.

          7.12 RESTRICTED PAYMENTS. Borrower shall not make any Restricted Payment, except, in the absence of a Default, for the following: (i) declaration and payment of dividends on and redemption of the class of Borrower's Preferred Stock outstanding on the date of this Agreement; (ii) purchase or other acquisition of options to purchase shares of Borrower's common stock from employees or directors upon termination of employment or service as a director in an aggregate amount over the term of this agreement not to exceed $2,000,000; and (iii) declaration and payment of cash dividends on Borrower's common stock to the extent the aggregate amount of such dividends from the date of this Agreement does not exceed 8% of the net cash proceeds to Borrower from sales of shares of its common stock made after the date of this Agreement.

          7.13 AMENDMENTS TO SUBORDINATED NOTES. Borrower shall not amend or modify the terms of the Subordinated Notes or purchase, repay or acquire, directly or indirectly, any Subordinated Note without the prior written consent of the Lender.

          7.14 CHANGE IN CONTROL. Borrower shall not permit the acquisition after the date of this Agreement by any Person, or by any group (within the meaning of Rule 13d-3 of the Securities and Exchange Commission), of beneficial ownership (within the meaning of such rule) of 45% or more of the outstanding Voting Stock of Borrower, except for acquisitions by Persons who are members of the Board of Directors of Borrower on the Closing Date.

8.   EVENTS OF DEFAULT; RIGHTS AND REMEDIES

          8.1 EVENTS OF DEFAULT. The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an "Event of Default" hereunder:

          (a) Borrower shall fail to make any payment in respect of any Obligations hereunder or under any of the other Loan Documents when and as due and payable or declared due and payable.

          (b) Borrower shall fail or neglect to perform, keep or observe any of the provisions of SECTION 2.8, SECTION 6.2(a)(i) or SECTION 7, or any Credit Party shall fail or neglect to perform, keep or observe any of the provisions of Section 5(e) of the Security Agreement executed by such Person.

          (c) Borrower or any other Credit Party shall fail or neglect to perform, keep or observe any term or provision of this Agreement (other than any such term or provision referred to in PARAGRAPHS (a) or (b) above) or of any of the other Loan Documents, and the same shall remain unremedied for a period ending on the first to occur of 30 days after Borrower or such Credit Party shall receive written notice of any such failure from Lender or 60 days after Borrower or such other Credit Party shall become aware thereof.

          (d) A default shall occur under any other agreement, document or instrument to which Borrower or any of the Included Subsidiaries is a party or by which any such Person or its property is bound and such default (i) involves the failure to make any payment (whether of principal, interest or otherwise) due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) in respect of any Indebtedness of such Person in an aggregate amount exceeding $500,000 or (ii) causes (or permits or, with the passage of time or the giving of notice or both, would permit any holder of such Indebtedness or a trustee to cause) such Indebtedness, or a portion thereof in an aggregate amount exceeding $500,000 to become due prior to its stated maturity or prior to its regularly scheduled dates of payment.

          (e) Any representation or warranty herein or in any Loan Document or in any written statement pursuant thereto or hereto, any report, financial statement or certificate made or delivered to Lender by Borrower or any other Credit Party shall be untrue or incorrect in any material respect, as of the date when made or deemed made (including those made or deemed made pursuant to SECTION 3.3).

          (f) Any of the assets having a book or market value in excess of $500,000 of Borrower or any of the Included Subsidiaries shall be attached, seized, levied upon or subjected to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors of such Person and such matter shall remain unstayed or undismissed for thirty (30) consecutive days; or any Person other than Borrower shall apply for the appointment of a receiver, trustee or custodian for any of Borrower's or any of the Included Subsidiaries' assets and such matter shall remain unstayed or undismissed for thirty (30) consecutive days; or Borrower or any of the Included Subsidiaries shall have concealed, removed or permitted to be concealed or removed, any part of such Person's property, with intent to hinder delay or defraud its creditors or any of them or made or suffered a transfer of any of its property or the incurring of an obligation which may be fraudulent under any bankruptcy, fraudulent conveyance or other similar law.

          (g) A case or proceeding shall have been commenced against Borrower or any of the Included Subsidiaries in a court having competent jurisdiction seeking a decree or order (i) under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal, state or foreign bankruptcy, insolvency, moratorium or other similar law, (ii) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) or Borrower or any of the Included Subsidiaries or of any substantial part of its or their properties, or (iii) ordering the winding up or liquidation of the affairs of Borrower or any of the Included Subsidiaries and such case or proceeding shall remain undismissed or unstayed for thirty (30) consecutive days or such court shall enter a decree or order granting the relief sought in such case or proceeding.

          (h) Borrower or any of the Included Subsidiaries shall (i) file a petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal, state or foreign bankruptcy, insolvency, moratorium or other similar law, (ii) consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of Borrower or such Included Subsidiary or of any substantial part of such Person's properties, (iii) fail generally pay its debts as such debts become due, or (iv) take any corporate action in furtherance of any such action.

          (i) Final judgment or judgments (after the expiration of all times to appeal therefrom) for the payment or money in excess of $500,000 in the aggregate shall be rendered against Borrower or any of the Included Subsidiaries unless the same shall be (i) fully covered by insurance in accordance with SECTION 6.5 or (ii) vacated, stayed, bonded, paid or discharged within a period or fifteen (15) days from the date of such final judgment.

          (j) Any other event shall have occurred which could reasonably be expected to have or result in a material adverse change in the business, assets, operations, prospects or financial or other condition of Borrower and the Included Subsidiaries taken as a whole and Lender shall have given Borrower at least ten (10) days notice thereof.

          (k) Any provisions of any Included Subsidiary Guaranty or any Collateral Document, after delivery thereof pursuant to SECTION 3.1, shall for any reason cease to be valid, binding and enforceable in accordance with its terms, or any security interest created under any Collateral Document shall cease to be valid and perfected security interest or Lien having the first priority (or other priority, if and as provided for by the Collateral Document establishing such Lien) in any of the Collateral purported to be covered thereby, or any Included Subsidiary shall terminate or revoke its Guaranty of any of the Obligations.

          8.2 REMEDIES. If any Event of Default shall have occurred and be continuing, Lender may, without notice, (a) declare all or any portion of the Obligations to be forthwith due and payable, whereupon such Obligations shall become and be due and payable, without presentment, demand, protest or further notice of any kind, all of which are expressly waived by Borrower; and (b) exercise any rights and remedies provided to Lender under the Loan Documents and/or at law or equity, including all remedies provided under the Code; PROVIDED, HOWEVER, that upon the occurrence of an Event of Default specified in SECTIONS 8.1(f), (g) or (h), the Obligations shall become immediately due and payable and any obligation on Lender's part to make any further Advances shall immediately terminate, all without declaration, notice or demand by Lender.

          8.3 REMEDIES. Lender's rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies which Lender may have under any other agreement, including without limitation, the Loan Documents, by operation of law or otherwise. Recourse to the Collateral shall not be required.

          8.4 WAIVERS BY BORROWER. Except as otherwise provided for in this Agreement and to the fullest extent permitted by Applicable Law, Borrower waives (i) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Lender on which Borrower may in any way be liable, and hereby ratifies and confirms whatever Lender may do in this regard, (ii) all rights to notice and a hearing prior to Lender's taking possession or control of, or to Lender's replevy, attachment or levy upon, the Collateral or any bond or security which might be required by any court prior to allowing Lender to exercise any of its remedies, and (iii) the benefit of all valuation, appraisal and exemption laws. Borrower acknowledges that it has been advised by counsel of its choice with respect to this Agreement, the other Loan Documents and the transactions evidenced by this Agreement and the other Loan Documents.

9.   MISCELLANEOUS

          9.1 COMPLETE AGREEMENT; MODIFICATION OF AGREEMENT. The Loan Documents constitute the complete agreement between the parties with respect to the subject matter thereof, supersede all prior agreements, understandings or inducements (whether express or implied, or oral or written), and may not be modified, altered or amended except by an agreement in writing signed by Borrower and Lender. Without limiting the generality of the immediately preceding sentence, any letter of interest or commitment letter between Borrower and Lender or any of its affiliates, predating this Agreement and relating to a financing of substantially similar form, purpose or effect shall be merged with and into and superseded by this Agreement.

          9.2 FEES AND EXPENSES. Borrower shall reimburse Lender for all reasonable out-of-pocket expenses incurred in connection with (i) the preparation, negotiation or consummation of the Loan Documents (including the reasonable fees and expenses of all of its counsel, advisors, consultants and auditors retained in connection with the Loan Documents and the transactions contemplated thereby and advice in connection therewith) and (ii) wire transfers to the account of Borrower. Borrower shall reimburse Lender for all fees, costs and expenses, including, without limitation, the reasonable fees, costs and expenses of counsel or other advisors (including environmental and management consultants) for advice, assistance, or other representation in connection with:

          (a) the forwarding to Borrower or any other Person on behalf of Borrower by Lender of the proceeds of the Advances;

          (b) any amendment, modification or waiver of, or consent with respect to, any of the Loan Documents or advice in connection with the administration of the loans made pursuant hereto or its rights hereunder or thereunder;

          (c) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Lender, Borrower or any other Person) in any way relating to the Collateral, any of the Loan Documents or any other agreement to be executed or delivered in connection therewith or herewith, whether as party, witness, or otherwise, including any litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case commenced by or against Borrower or any other Person that may be obligated to Lender by virtue of the Loan Documents;

          (d) any attempt to enforce any rights of Lender against Borrower or any other Person that may be obligated to Lender by virtue of any of the Loan Documents;

          (e) any attempt to (i) monitor the Loan, (ii) evaluate, observe, assess Borrower or its affairs, and (iii) verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of the Collateral;

including, without limitation, the reasonable attorneys' and other professional and service providers' fees arising from such services, including those in connection with any appellate proceedings; and all expenses, costs, charges and other fees incurred by such counsel and others in any way or respect arising in connection with or relating to any of the events or actions described in this SECTION 9.2 shall be payable, on demand, by Borrower to Lender. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: reasonable fees, costs and expenses of accountants, environmental advisors, appraisers, investment bankers, management and other consultants and paralegals; court costs and expenses; photocopying and duplication expenses; court report fees, costs and expenses; long distance telephone charges; air express charges; telegram charges, secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or other advisory services.

          9.3 INDEMNITY. (a) Borrower shall indemnify and hold Lender and Lender's Affiliates, officers, directors, employees, attorneys and agents (each, an "INDEMNIFIED PERSON"), harmless from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses (including reasonable attorneys' fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) that may be instituted or asserted against or incurred by such Indemnified Person as the result of credit having been extended under this Agreement and the other Loan Documents or in connection with or arising out of the transactions contemplated hereunder and thereunder, including any claim, action, suit, proceeding, loss, cost, damage, liability, deficiency, fine, penalty, punitive, exemplary or consequential damage or expense (including reasonable attorneys' and consultants' fees, investigation and laboratory fees, court costs and litigation expenses), directly or indirectly resulting from, arising out of, or based upon (i) the presence, Release, use, manufacture, installation, generation, discharge, storage or disposal, at any time, of any Hazardous Materials on, under, in or about, or the transportation of any such materials to or from, any of the Subject Property, or (ii) the violation or alleged violation by Borrower or any Included Subsidiary of any law, statute, ordinance, order, rule, regulation, permit, judgment or license relating to the use, generation, manufacture, installation, Release, discharge, storage or disposal of Hazardous Materials to or from any of the Subject Property; which indemnity shall include, without limitation, (A) any damage, liability, fine, penalty, punitive, exemplary or consequential damage, cost or expense arising from or out of any claim, action, suit or proceeding for personal injury (including sickness, disease, death, pain or suffering), tangible or intangible property damage, compensation for lost wages, business income, profits or other economic loss, damage to the natural resources or the environment, nuisance, pollution, contamination, leak, Release or other adverse effect on the environment, and (B) the cost of any required or necessary repair, cleanup, treatment, remediation or detoxification of any of the Subject Property and the preparation and implementation of any closure, disposal, remedial or other required actions in connection with any of the Subject Property; PROVIDED, that Borrower shall not be liable for any indemnification to such Indemnified Person to the extent that any such suit, action, proceeding, claim, damage, loss, liability or expense results solely from such Indemnified Person's gross negligence or willful misconduct. NEITHER LENDER NOR ANY OTHER INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY HERETO, ANY

SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES THAT MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED UNDER THE LOAN DOCUMENTS.

          (b) Borrower hereby acknowledges and agrees that Lender (i) is not now, and has not ever been, in control of any of the Subject Property or the affairs of Borrower or any of the Included Subsidiaries, and (ii) does not have the capacity through the provisions of the Loan Documents to influence Borrower's or any such Included Subsidiary's conduct with respect to the ownership, operation or management of any of the Subject Property.

          9.4 NO WAIVER. Lender's failure, at any time or times, to require strict performance by Borrower or any other Credit Party of any provision of this Agreement or any of the other Loan Documents shall not waive, affect or diminish any right of Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver of any Default under the Loan Documents shall not suspend, waive or affect any other Default under this Agreement or any of the other Loan Documents whether the same is prior or subsequent thereto and whether of the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of Borrower or any other Credit Party contained in this Agreement or any of the other Loan Documents and no Default by Borrower under this Agreement and no defaults by Borrower or any other Credit Party under any of the other Loan Documents shall be deemed to have been suspended or waived by Lender, unless such waiver or suspension is by an instrument in writing signed by an officer of or other authorized employee of Lender and directed to Borrower specifying such suspension or waiver.

          9.5 SUCCESSORS AND ASSIGNS. This Agreement and the other Loan Documents shall be binding on and shall inure to the benefit of Borrower, Lender, and their respective successors and assigns, except as otherwise provided herein or therein. Borrower may not assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder or under any of the other Loan Documents without the prior express written consent of Lender. Any such purported assignment, transfer, hypothecation or other conveyance by Borrower without the prior express written consent of Lender shall be void. The Lender may assign its rights and obligations hereunder to one or more financial institutions, PROVIDED that the Lender shall give the Borrower Advance Notice of such assignment and of the identity of the proposed assignee, and the Borrower shall consent to the identity of the assignee, which consent shall not be unreasonably withheld or delayed by the Borrower. The terms and provisions of this Agreement and the other Loan Documents are for the purpose of defining the relative rights and obligations of Borrower and Lender with respect to the transactions contemplated hereby and there shall be no third party beneficiaries of any of the terms and provisions of this Agreement or any of the other Loan Documents.

          9.6 SEVERABILITY. Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

          9.7 CONFLICT OF TERMS. Except as otherwise provided in this Agreement or any of the other Loan Documents by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

          9.8 AUTHORIZED SIGNATURE; ORAL INSTRUCTIONS. Until Lender shall be notified by Borrower to the contrary, each of the Persons listed on
Schedule 9.8 (AN "AUTHORIZED BORROWER REPRESENTATIVE") is authorized to act on behalf of the Borrower in all respects hereunder and the Lender shall be protected in all respect when acting in accordance with instructions given by such Person. The signature upon any document or instrument delivered pursuant hereto of any such Person shall bind Borrower and be deemed to be the act of Borrower affixed pursuant to and in accordance with resolutions duly adopted by Borrower's Board of Directors. The Lender has permitted telephonic instructions hereunder as an accommodation to the Borrower. In exchange for such accommodation, the Borrower agrees that the Lender's understanding of any oral instruction shall be binding and conclusive upon the Borrower and the Credit Parties, notwithstanding any divergence between such understanding and any later written confirmation thereof, and the Lender shall in all respects be protected and held harmless when acting in accordance with such understanding, it being the intention of the parties that the Borrower and the Credit Parties assume all risks of the use of oral communication.

          9.9 GOVERNING LAW. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. BORROWER HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE CITY AND COUNTY OF NEW YORK, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN BORROWER AND LENDER PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, PROVIDED, THAT LENDER AND BORROWER ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE CITY AND COUNTY OF NEW YORK AND, PROVIDED, FURTHER, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE LENDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS, REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF LENDER. BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND BORROWER HEREBY WAIVES ANY OBJECTION THAT BORROWER MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. BORROWER HEREBY WAIVES

PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWER AT THE ADDRESS SET FORTH ON IN SECTION 9.10 OF THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF BORROWER'S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

          9.10 NOTICES. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon either of the parties by the other party, or whenever either of the parties desires to give or serve upon the other party any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered (i) upon the earlier of actual receipt and three days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (ii) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this SECTION 9.10, (iii) one Business Day after deposit with a reputable overnight courier with all charges prepaid or (iv) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated below:

(a)  If to Lender:

               General Electric Capital Corporation
               5665 New Northside Drive
               Suite 200
               Atlanta, Georgia  30328
               Attention:  David Teszler
               Telecopy No.: (404) 988-2329

               With copies to:

               General Electric Capital Corporation
               44 Old Ridgebury Road
               Danbury, Connecticut  06810-5105
               Attention:  Legal Counsel
               Telecopy No.:  (203) 796-2458

               and

               Kilpatrick & Cody
               Suite 2800
               1100 Peachtree Street
               Atlanta, Georgia  30309
               Attention:  Colvin T. Leonard, III
               Telecopy No.: (404) 815-6555

          (b)  If to Borrower, at:

               Hallmark HealthCare Corporation
               300 Galleria Parkway
               Suite 650
               Atlanta, Georgia  30339
               Attention:  Chief Financial Officer
               Telecopy No.:  (404) 933-1886

               With copies to:

               King & Spalding
               191 Peachtree Street
               Atlanta, Georgia  30303
               Attention:  Robert W. Miller
               Telecopy No.:  (404) 572-5144

or to such other address (or facsimile number) as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than Borrower or Lender) designated above to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

          9.11 SURVIVAL OF OBLIGATIONS UPON TERMINATION OF FINANCING ARRANGEMENT. Except as otherwise expressly provided for in the Loan Documents, no termination or cancellation (regardless or cause or procedure) of any financing arrangement under this Agreement shall in any way affect or impair the obligations, duties and liabilities of Borrower or any other Credit Party or the rights of Lender relating to any unpaid Obligation, due or not due, liquidated, contingent or unliquidated or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is not required until after the Termination Date.
Except as otherwise expressly provided herein or in any other Loan Document, all undertakings, agreements, covenants, warranties and representations of or binding upon Borrower or any other Credit Party, and all rights of Lender, all as contained in the Loan Documents shall not terminate or expire, but rather shall survive such termination or cancellation and shall continue in full force and effect until such time as all of the Obligations have been indefeasibly paid in full in accordance with the terms of the agreements creating such Obligations.

          9.12 SECTION TITLES. The Section titles and Table of Contents contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

          9.13 COUNTERPARTS. This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

          9.14 TIME OF ESSENCE. Time is of the essence of this Agreement and each of the other Loan Documents.

          9.15 WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BY RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LENDER AND BORROWER ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

          9.16 SYNDICATION. The Borrower and the other Credit Parties agree to take such steps as the Lender shall reasonably request to assist Lender in the sale and/or syndication of the credit provided herein to one or more other financial institutions. Such steps may include, at the discretion, of the Lender, the preparation and dissemination of financial and other disclosure documents to prospective purchasers, discussions by management with such Persons and such amendments to the Loan Documents as shall be required to cause them to conform with customary syndicated bank documents.

          IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

                               HALLMARK HEALTHCARE CORPORATION


                               By: /s/ Robert M. Thorton, Jr.
                                   ------------------------------
                                   Title:  President and Chief Operating Officer



                               GENERAL ELECTRIC CAPITAL CORPORATION



                               By: /s/ Brian G. Reynolds
                                   ------------------------------
                                   Title:  Senior Vice-President

                                   EXHIBIT A-1
                                       to
                                CREDIT AGREEMENT
                          Dated as of December 31, 1993

                    FORM OF NOTICE OF WORKING CAPITAL ADVANCE
                    -----------------------------------------

                                                                          [DATE]



General Electric Capital Corporation
Suite 200
5665 New Northside Drive
Atlanta, Georgia  30328
Attention:
          ---------------------------

Ladies and Gentlemen:

     The undersigned, Hallmark Healthcare Corporation, refers to the Credit Agreement, dated as of December 31, 1993 (the "CREDIT AGREEMENT", the capitalized terms defined therein being used herein as therein defined), between the undersigned and General Electric Capital Corporation, and hereby gives you notice, irrevocably, pursuant to SECTION 2.1(b) of the Credit Agreement that the undersigned hereby requests a Working Capital Advance under the Credit Agreement, and in that connection sets forth below the information relating to such Working Capital Advance as required by SECTION 2.1(b) of the Credit
Agreement:

          (i) The Date of the requested Working Capital Advance shall be ________________, 19___, a Business Day;

          (ii) The aggregate amount of the requested Working Capital Advance is $_______________;

          *[(iii)   The requested Working Capital Advance shall bear interest at the Base Rate/Adjusted LIBOR plus 3.0%;]

          **[(iv)   The Interest Period shall be __________[1/2/3] months ending
     on                        , 19   , a Business Day; and]
        ----------------- -----    ---
          **[(v)    The outstanding principal amount of the Working Capital Loan equals or exceeds $1,000,000 (either before or after giving effect to an Advance to be made on the first day of the Interest Period selected by Borrower)].


- - -------------------------
* Required only when an Advance is requested while no Working Capital Loan is outstanding.
** Required only if Adjusted LIBOR is selected pursuant to clause (iii).

                                      A-1-1

     The undersigned hereby certifies that the statements contained in
SECTION 3.3 of the Credit Agreement are true on the date hereof, and will be true on the date of the requested Working Capital Advance, before and after giving effect thereto and to the application of the proceeds therefrom.

                                        Very truly yours,

                                        HALLMARK HEALTHCARE CORPORATION



                                        By:
                                           ----------------------------------
                                           Name:
                                                -----------------------------
                                           Title:
                                                -----------------------------

                                      A-1-2

                                   EXHIBIT A-2
                                       to
                                CREDIT AGREEMENT
                          Dated as of December 31, 1993

                      FORM OF NOTICE OF ACQUISITION ADVANCE
                      -------------------------------------

                                                                          [DATE]



General Electric Capital Corporation
Suite 200
5665 New Northside Drive
Atlanta, Georgia  30328
Attention:
          ---------------------------

Ladies and Gentlemen:

     The undersigned, Hallmark Healthcare Corporation, refers to the Credit Agreement, dated as of December 31, 1993 (the "CREDIT AGREEMENT", the capitalized terms defined therein being used herein as therein defined), between the undersigned and General Electric Capital Corporation, and hereby gives you notice, irrevocably, pursuant to SECTION 2.2(c) of the Credit Agreement that the undersigned hereby requests an Acquisition Advance under the Credit Agreement, and in that connection sets forth below the information relating to such Acquisition Advance as required by SECTION 2.2(c) of the Credit Agreement:

          (i)  The Date of the requested Acquisition Advance shall be
                      , 19   , a Business Day;
     -----------------    ---

          (ii) The aggregate amount of the requested Acquisition Advance is $---------------;
          *[(iii)   The requested Acquisition Advance shall bear interest at the
     Base Rate/Adjusted LIBOR plus 3.0%;]

          **[(iv)   The Interest Period shall be___________[1/2/3] months ending
     on                        , 19   , a Business Day; and]
        ------------------ ----    ---

          **[(v)    The outstanding principal amount of the Acquisition Loan
     equals or exceeds $1,000,000 (either before or after giving effect to an Advance to be made on the first day of the Interest Period selected by Borrower)].


- - -------------------------
* Required only when an Advance is requested while no Acquisition Loan is outstanding.
** Required only if Adjusted LIBOR is selected pursuant to clause (iii).

                                      A-2-1

     The undersigned hereby certifies that the statements contained in
SECTION 3.3 of the Credit Agreement are true on the date hereof, and will be true on the date of the requested Acquisition Advance, before and after giving effect thereto and to the application of the proceeds therefrom.

                                        Very truly yours,

                                        HALLMARK HEALTHCARE CORPORATION


                                        By:
                                           ----------------------------------
                                           Name:
                                                -----------------------------
                                           Title:
                                                 ----------------------------

                                      A-2-2

                                   EXHIBIT A-3
                                       to
                                CREDIT AGREEMENT
                          Dated as of December 31, 1993

                 FORM OF NOTICE OF SELECTION OF INTEREST PERIOD
                 ----------------------------------------------

                                                                          [DATE]



General Electric Capital Corporation
Suite 200
5665 New Northside Drive
Atlanta, Georgia  30328
Attention:
          ---------------------------

Ladies and Gentlemen:

     The undersigned, Hallmark Healthcare Corporation, refers to the Credit Agreement, dated as of December 31, 1993 (the "CREDIT AGREEMENT", the capitalized terms defined therein being used herein as therein defined), between the undersigned and General Electric Capital Corporation, and hereby gives you notice, irrevocably, pursuant to SECTION 2.3(b) of the Credit Agreement that the undersigned hereby requests that:

     (i) All of the outstanding Working Capital Loan shall constitute a LIBOR Working Capital Loan, effective upon the date specified in clause (iii) below and on such date, after giving effect to any Advances made on such Date, the outstanding principal amount of such Loan shall equal or exceed $1,000,000;

     (ii) All of the outstanding Acquisition Loan as of the date shall constitute a LIBOR Acquisition Loan, effective upon the date specified in clause (iii) below and on such date, after giving effect to any Advances made on such Date, the outstanding principal amount of such Loan shall equal or exceed $1,000,000;

     (iii) The Interest Period for such LIBOR Loans shall commence on ____, 19___, the first Business Day of a calendar month; and

     (iv) The Interest Period for such LIBOR Loans shall be ________[1/2/3] months ending on______________, 19__, a Business Day.


                                      A-3-1

     The undersigned hereby certifies that the statements contained in
SECTION 3.3 of the Credit Agreement are true on the date hereof, and will be true on the first day of the Interest Period specified above.

                                        Very truly yours,

                                        HALLMARK HEALTHCARE CORPORATION



                                        By:
                                           ---------------------------------
                                           Name:
                                                ----------------------------
                                           Title:
                                                 ---------------------------

                                      A-3-2

                                    EXHIBIT B
                                       to
                                CREDIT AGREEMENT
                          Dated as of December 31, 1993

                       FORM OF BORROWING BASE CERTIFICATE
                       ----------------------------------

TO:  General Electric Capital Corporation
     5654 New Northside Drive, Suite 200
     Atlanta, Georgia 30328

Gentlemen:

     The undersigned is an officer of Hallmark Healthcare Corporation, a Delaware corporation (the "BORROWER"), and is authorized to make and deliver this Borrowing Base Certificate pursuant to that certain Credit Agreement dated as of December 31, 1993, between the Borrower and General Electric Capital Corporation (such credit agreement as the same may be amended, restated, supplemented or otherwise modified from time to time is hereinafter referred to as the "CREDIT AGREEMENT"). All terms defined in the Credit Agreement shall have the same meaning herein.

     This Borrowing Base Certificate is submitted pursuant to Section 5.1(a) of the Credit Agreement.


1.   Accounts @ __/__/9__ (Aging Attached)                  $________.__

2.   Ineligibles:

     a.   Accounts with respect to which no invoice
          acceptable to Lender has been sent                __________.__

     b.   Accounts that remain unpaid for more than 120
          days from discharge date                          __________.__

     c.   That portion of Accounts which are
          "self-pay"                                        __________.__

     d.   Reserves for Contractual Allowances               __________.__

     e.   Reserves for Medicare, Medicaid or other third
          party payor settlement liabilities                __________.__

     f.   Other ineligibles - From Schedule I               __________.__

     Subtotal ineligibles                                   __________.__

3.   Total Eligible (1 Minus 2)                             __________.__

4.   Advance @ 82.5% (3 multiplied by 82.5%)                __________.__

5.   Loan Balance                                           __________.__

6.   Excess Available (4 minus 5)                           __________.__

     In connection with the foregoing and pursuant to the terms and provisions of the Credit Agreement, the undersigned hereby certifies that all information supplied above is true, correct, and complete as of the date hereof.

     Date: _____________, 19__.

                                             BORROWER:

                                             HALLMARK HEALTHCARE CORPORATION


                                             By:_____________________________
                                                Name:________________________
                                                Title:_______________________

                                   SCHEDULE I
                                       to
                           BORROWING BASE CERTIFICATE
                           --------------------------


1.   Accounts where payment is not absolute or where no suit
     or enforcement can be sought against Account Debtor           _________.__

2.   Accounts against which is asserted or available any
     defense,  counterclaim or setoff                              _________.__

3.   Accounts that are not a true and correct statement of
     indebtedness                                                  _________.__

4.   Accounts not owned by a Credit Party or not subject to
     Security Interest or subject to any right, claim or
     interest of another Person (except Liens in favor
     of Lender)                                                    _________.__

5.   Accounts arising from sale or performance of services to
     employee or Affiliate except where Account Debtor is an
     insurance company, HMO or other health plan not affiliated
     with such employee or Affiliate                               _________.__

6.   Accounts that are the obligation of the federal or state
     government (other than Medicare, Medicaid or
     CHAMPUS Accounts) unless Credit Party has complied with
     the Federal Assignment of Claims Act of 1940 or similar
     state statute                                                 _________.__

7.   Accounts that are the obligation of an Account Debtor
     to whom such Credit Party is or may become liable to the
     Account Debtor                                                _________.__

8.   Accounts that are in default or Accounts with respect to
     which the Account Debtor is not solvent or with respect
     to which the Account Debtor is the subject of a bankruptcy
     proceeding                                                    _________.__

9.   Accounts that are the obligation of an Account Debtor that is in default on 25% or more of the Accounts upon which it
     is obligated to any or all of the Credit Parties              _________.__


10.  Accounts which Lender does not have a first priority
     perfected security interest                                   _________.__

11.  Accounts that exceed any credit limit established
     by Lender                                                     _________.__

12.  Accounts as to which a Credit Party's representations or
     warranties pertaining to such Accounts are untrue             _________.__

13.  Accounts not acceptable to Lender                             _________.__

Subtotal of Schedule I ineligibles                                 _________.__

                                   EXHIBIT C-1
                                       to
                                CREDIT AGREEMENT
                          Dated as of December 31, 1993

                          FORM OF WORKING CAPITAL NOTE
                          ----------------------------

$15,000,000                                                    December 31, 1993


     FOR VALUE RECEIVED, the undersigned, HALLMARK HEALTHCARE CORPORATION, a Delaware corporation ("BORROWER"), HEREBY PROMISES TO PAY to the order of GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation ("LENDER"), at Lender's principal office in New York, New York, or at such other place as the holder of this Working Capital Note may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the amount of FIFTEEN MILLION DOLLARS ($15,000,000) or, if less, the aggregate unpaid principal amount of all advances made pursuant to
SECTION 2.1(a) of the "Credit Agreement" (as hereinafter defined). All capitalized terms, unless otherwise defined herein, shall have the respective meanings assigned to such terms in the Credit Agreement.

     This Working Capital Note is issued pursuant to that certain Credit Agreement dated as of December 31, 1993 between Borrower and Lender (as amended, restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), and is entitled to the benefit and security of the Loan Documents referred to therein, to which Credit Agreement reference is hereby made for a statement of all of the terms and conditions under which the loans evidenced hereby were made.

     The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Credit Agreement. Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times as are specified in the Credit Agreement.

     If any payment on this Working Capital Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

     Upon and after the occurrence of an Event of Default, this Working Capital Note may, as provided in the Credit Agreement, and without demand, notice or legal process of any kind, be declared by Lender, and immediately shall become, due and payable.

     Demand, presentment, notice, notice of demand, notice for payment, protest and notice of dishonor are hereby waived by Borrower.

                                      C-1-1

     This Working Capital Note shall be interpreted, governed by and construed in accordance with, the internal laws (as opposed to conflicts of law provisions) of the State of New York.

                                   HALLMARK HEALTHCARE CORPORATION



                                   By:
                                      ------------------------------
                                            Title:

                                      C-1-2

                                   EXHIBIT C-2
                                       to
                                CREDIT AGREEMENT
                          Dated as of December 31, 1993

                            FORM OF ACQUISITION NOTE
                            ------------------------


$10,000,000                                                              , 199
                                                          ---------------     --

     FOR VALUE RECEIVED, the undersigned, HALLMARK HEALTHCARE CORPORATION, a Delaware corporation ("BORROWER"), HEREBY PROMISES TO PAY to the order of GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation ("LENDER"), at Lender's principal office in New York, New York, or at such other place as the holder of this Acquisition Note may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the amount of TEN MILLION DOLLARS ($10,000,000) or, if less, the aggregate unpaid principal amount of all advances made pursuant to SECTION 2.2(b) of the "Credit Agreement" (as hereinafter defined). All capitalized terms, unless otherwise defined herein, shall have the respective meanings assigned to such terms in the Credit Agreement.

     This Acquisition Note is issued pursuant to that certain Credit Agreement dated as of December 31, 1993 between Borrower and Lender (as amended, restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), and is entitled to the benefit and security of the Loan Documents referred to therein, to which Credit Agreement reference is hereby made for a statement of all of the terms and conditions under which the loans evidenced hereby were made.

     The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Credit Agreement. Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times as are specified in the Credit Agreement.

     If any payment on this Acquisition Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

     Upon and after the occurrence of an Event of Default, this Acquisition Note may, as provided in the Credit Agreement, and without demand, notice or legal process of any kind, be declared by Lender, and immediately shall become, due and payable.

     Demand, presentment, notice, notice of demand, notice for payment, protest and notice of dishonor are hereby waived by Borrower.

                                      C-2-1

     This Acquisition Note shall be interpreted, governed by and construed in accordance with, the internal laws (as opposed to conflicts of law provisions) of the State of New York.

                                   HALLMARK HEALTHCARE CORPORATION



                                   By:
                                      -----------------------------
                                             Title:

                                      C-2-2

                                    EXHIBIT D
                                       to
                                CREDIT AGREEMENT
                              Dated as of 31, 1993

                      FORM OF SUBSIDIARY GUARANTY AGREEMENT


          THIS GUARANTY AGREEMENT (this "Guaranty"), dated as of December 31, 1993, made by and among NATIONAL HEALTHCARE OF CULLMAN, INC., NATIONAL HEALTHCARE OF DECATUR, INC., THE L.V. STABLER MEMORIAL HOSPITAL OF GREENVILLE, INC., NATIONAL HEALTHCARE OF HARTSELLE, INC., NATIONAL HEALTHCARE OF NEWPORT, INC., NATIONAL HEALTHCARE OF POCAHONTAS, INC., NATIONAL HEALTHCARE OF HOLMES COUNTY, INC., HEALTH CARE OF FORSYTH COUNTY, INC., HEALTH CARE OF BERRIEN COUNTY, INC., BERRIEN NURSING CENTER, INC., NATIONAL HEALTHCARE OF MT. VERNON, INC., NATIONAL HEALTHCARE OF LEESVILLE, INC., NATIONAL HEALTHCARE OF SABINE INC., NATIONAL HEALTHCARE OF CLEVELAND, INC., SCENIC MOUNTAIN MEDICAL CENTER, INC., NHCI OF HILLSBORO, INC., NATIONAL HEALTHCARE OF MCMINNVILLE, INC., HOSPITAL CORPORATION OF WHITE COUNTY, HALLMARK HEALTHCARE MANAGEMENT CORPORATION, NATIONAL HEALTHCARE OF CLANTON, INC., NATIONAL HEALTHCARE OF WASHINGTON COUNTY, INC., PHYSICIANS HOSPITAL OF DADEVILLE, INC., NATIONAL HEALTHCARE OF ENGLAND, ARKANSAS, INC., GEORGIA HOME SERVICES INC., NORTHGATE HOSPITAL, INC., NATIONAL HEALTHCARE OF EUFAULA, INC., NATIONAL HEALTHCARE OF DALLAS COUNTY, INC., HEALTH CARE OF VIENNA, GEORGIA, INC., KSA MANAGEMENT COMPANY, NATIONAL HEALTHCARE OF LAMAR COUNTY, INC., NATIONAL HEALTHCARE OF BARNWELL, INC., RHC-TENNESSEE PROPERTIES, INC., WAYNE COUNTY HOME HEALTHCARE, INC., NATIONAL HEALTHCARE CENTER OF WAYNESBORO, INC., NATIONAL HEALTHCARE OF ELBA, ALABAMA, INC., POPLAR BLUFF MANAGEMENT, INC., NATIONAL HEALTHCARE VENTURE I, INC., NHI HOLDINGS, INC., HOME INFUSION THERAPY, INC., CONTINUAL CARE, INC., ALTERNATIVE HEALTH SERVICES, INC., N.H. OF WEST SEATTLE, INC., HEALTHCARE PLUS, INC., HOMEBOUND HEALTH CARE AGENCY, INC., NEURO TREATMENT, INC. AND NATIONAL HEALTH/CARE PLAN, INC. (each individually a "Guarantor" and collectively "GUARANTORS"), in favor of GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation (the "GUARANTEED PARTY").

                              W I T N E S S E T H:

          WHEREAS, Hallmark Healthcare Corporation, a Delaware corporation (the "BORROWER"), and the Guaranteed Party are parties to a Credit Agreement, dated as of December 31, 1993 (as the same may hereafter be amended, restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT;" the terms defined therein and not otherwise defined herein being used herein as therein defined), pursuant to which the Guaranteed Party has committed to make a certain Working Capital Loan available to the Borrower and to establish an Acquisition Line; and

          WHEREAS, Borrower and the Guarantors share an identity of interests as members of a consolidated group of companies engaged in healthcare businesses, the Borrower provides certain centralized financial, accounting and management services to the Guarantors and the making of such Working Capital Loan available to Borrower and the establishing of such Acquisition Line will facilitate expansion and enhance the overall financial strength and stability of the corporate group, including each Guarantor; and

          WHEREAS, it is a condition precedent to the Guaranteed Party's obligations to make such Working Capital Loan available and establish such Acquisition Line under the Credit Agreement that each Guarantor execute and deliver this Guaranty, and each Guarantor desires to execute and deliver this Guaranty to satisfy such condition precedent.

          NOW, THEREFORE, in consideration of the premises and in order to induce the Guaranteed Party to make the aforesaid Working Capital Loan available and to establish such Acquisition Line under the Credit Agreement, each Guaran-tor hereby agrees as follows:

     1. GUARANTY OF OBLIGATIONS. (a) Each Guarantor hereby jointly, severally, absolutely, unconditionally and irrevocably guarantees to the Guaranteed Party the prompt payment when due, whether at stated maturity, by acceleration or otherwise, of the Working Capital Loan made to Borrower, the Acquisition Loan made to Borrower and all other Obligations (including all renewals, extensions, modifications, and refinancings thereof) now or hereafter existing, whether for principal, interest, fees, expenses or otherwise, and all expenses (including reasonable attorney's fees and expenses) incurred by the Guaranteed Party in enforcing any of its rights under the Credit Agreement and the other Loan Documents (all of the foregoing, collectively, the "GUARANTEED OBLIGATIONS"). Any and all payments made by any Guarantor hereunder shall be made free and clear of and without deduction for any set-off, counterclaim, or withholdings so that, in each case, the Guaranteed Party shall receive the full amount that it would otherwise be entitled to receive with respect to the Guaranteed Obligations.

     (b) Each Guarantor acknowledges and agrees that this Guaranty is a guaranty of payment and not of collection and that the liability of each Guarantor under this Guaranty shall be immediate and primary and shall not be contingent upon the exercise or enforcement by the Guaranteed Party of any remedies the Guaranteed Party may have against the Borrower, any of the other Guarantors or any other person or the enforcement of any lien or realization upon any collateral the Guaranteed Party may at any time possess for any of the Guaranteed Obligations.

     2. MAXIMUM LIABILITY; CONTRIBUTION RIGHTS. (a) It is the intention of each Guarantor and the Guaranteed Party that such Guarantor's obligations hereunder shall be in, but not in excess of, the maximum amount permitted by applicable federal bankruptcy, state insolvency, fraudulent conveyance or transfer or similar laws ("APPLICABLE LAW"). To that end, but only to the extent such obligations would otherwise be subject to avoidance under Applicable Law if any Guarantor is not deemed to have received valuable consideration, fair value or reasonably equivalent value for its obligations hereunder, such Guarantor's respective obligations hereunder shall be reduced to that amount which, after giving effect thereto, would not render such Guarantor insolvent, or leave such Guarantor with unreasonably small capital to conduct its business, or cause such Guarantor to have incurred debts (or intended to have incurred debts) beyond its ability to pay such debts as they mature, at the time such obligations are deemed to have been incurred under Applicable Law. As used herein, the terms "insolvent" and "unreasonably small capital" shall likewise be determined in accordance with Applicable Law. This Section is intended solely to preserve the rights of the Guaranteed Party hereunder to the maximum extent permitted by Applicable Law, and none of the Guarantors or any other Persons shall have any right or claim under this Section that would not otherwise be available under Applicable Law.

     (b) If and to the extent that any Guarantor shall, under this Guaranty make a payment (a "GUARANTOR PAYMENT") of all or any portion of the Guaranteed Obligations, then such Guarantor shall be entitled to contribution and indemnification from, and shall be reimbursed by, each of the other Guarantors (collectively the "CONTRIBUTING GUARANTORS") in an amount, for each such Contributing Guarantor, equal to such Guarantor Payment multiplied by a fraction, the numerator of which is such Contributing Guarantor's Allocable Amount (as defined below) and the denominator of which is the sum of all of the Allocable Amounts of all of the Guarantors. As of any date of determination thereof and with respect to any Guarantor Payment, the "ALLOCABLE AMOUNT" of each Guarantor shall be equal to the maximum amount of liability (but not less than zero) that could be asserted against such Contributing Guarantor with respect to such Guarantor Payment without (i) rendering such Contributing Guarantor insolvent, (ii) leaving such Contributing Guarantor with unreasonably small capital to conduct its business, or (iii) causing such Contributing Guarantor to have incurred debts beyond its ability to pay such debts as they mature. As used in this Section 2(b), the terms "insolvent" and "unreasonably small capital" shall be determined in accordance with Applicable Law. This
Section 2(b) is intended only to define the relative rights and obligations of the Guarantors with respect to any and all Guarantor Payments, and nothing set forth in this Section 2(b) is intended to or shall otherwise modify, affect or impair the obligations of the Guarantors, jointly and severally, to pay any or all of the Guaranteed Obligations as and when the same shall become due and payable in accordance with the terms of this Guaranty. Each of the Guarantors hereby acknowledges that the rights of contribution and indemnification hereunder shall constitute assets in favor of each Guarantor to which such contribution and indemnification is owing hereunder. The agreements contained in this Section 2(b) shall continue in full force and effect and may not be terminated or otherwise revoked by any Guarantor until all of the Guaranteed Obligations have been indefeasibly paid in full and the Credit Agreement and the other Loan Documents shall been terminated in accordance with the terms thereof.

     3. GUARANTY ABSOLUTE. This Guaranty shall in all respects be an absolute, unconditional, joint, several and irrevocable guaranty of payment of the Guaranteed Obligations and each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents under which they arise, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Guaranteed Party with respect thereto. To the extent permitted by Applicable Law, the liability of each Guarantor under this Guaranty shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated, modified or otherwise affected by any circumstance or occurrence whatsoever, including without limitation any of the following (whether or not any Guarantor consents thereto or has notice thereof):
(i) any change in or waiver of the time, place or manner of payment, or any other term, of any of the Guaranteed Obligations or Loan Documents, any waiver of or any renewal, extension, increase, amendment or modification of or addition, consent or supplement to or deletion from, or any other action or inaction under or in respect of, any of the Guaranteed Obligations or Loan Documents or any other document, instrument or agreement referred to therein or any assignment or transfer of any of the Guaranteed Obligations or Loan Documents; (ii) any lack of validity, legality or enforceability of any of the Guaranteed Obligations or Loan Documents or any other document, instrument, or agreement referred to therein or of any assignment or transfer of any of the foregoing; (iii) any furnishing to the Guaranteed Party of any additional collateral for any of the Guaranteed Obligations or any sale, exchange, release or surrender of, or realization on, any collateral for any of the Guaranteed Obligations; (iv) any settlement, release or compromise of any of the Guaranteed Obligations or Loan Documents, any collateral therefor, or any liability of any other party (including without limitation any other guarantor) with respect to any of the Guaranteed Obligations or Loan Documents, or any subordination of payment of any of the Guaranteed Obligations to the payment of any other indebtedness, liability or obligation of the Borrower; (v) any bankruptcy, insolvency, reorganization, composition, adjustment, merger, consolidation, dissolution, liquidation or other like proceeding or occurrence relating to the Borrower or any other change in the ownership, composition or nature of the Borrower; (vi) any non-perfection, subordination, release, avoidability or voidability of any security interest, security title, pledge, collateral assignment or other lien of the Guaranteed Party on any collateral for any of the Guaranteed Obligations or this Guaranty; (vii) any application of sums paid by the Borrower or any other person with respect to any of the Guaranteed Obligations, except to the extent actually applied against the Guaranteed Obligations, regardless of what other liabilities of the Borrower remain unpaid; (viii) the failure of the Guaranteed Party to assert any claim or demand or to enforce any right or remedy against the Borrower or any other person (including any other guarantor of any of the Guaranteed Obligations) under the provisions of any of the Loan Documents or otherwise, or any failure of the Guaranteed Party to exercise any right or remedy against any other guarantor of or any collateral or other security for any of the Guaranteed Obligations; (ix) any other act or failure to act by the Guaranteed Party which may adversely affect any Guarantor; or (x) any other circumstance that might otherwise constitute a defense against, or a legal or equitable discharge of, any Guarantor's liability under this Guaranty.

     4. GUARANTY CONTINUING; REINSTATEMENT. This Guaranty shall in all respects be a continuing and irrevocable guaranty of payment (and not merely of collection) and shall remain in full force and effect until the Loan Documents are no longer in effect and no Guaranteed Obligations are outstanding. If claim is ever made upon the Guaranteed Party for repayment or recovery of any amount received by the Guaranteed Party in payment or on account of any of the Guaranteed Obligations, and if the Guaranteed Party repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over the Guaranteed Party or any of its property or (ii) any settlement or compromise of any such claim effected by the Guaranteed Party with any such claimant (including without limitation the Borrower or a trustee, conservator or receiver for the Borrower), then and in such event each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon such Guarantor, notwithstanding any revocation or cancellation of this Guaranty or of any of the Loan Documents, and each Guarantor shall be and remain liable to the Guaranteed Party hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been paid to the Guaranteed Party and each Guarantor's obligations and liabilities to the Guaranteed Party under this Guaranty shall be reinstated to such extent and this Guaranty and any collateral for this Guaranty shall remain in full force and effect (or shall be reinstated) to such extent. Each Guarantor hereby expressly waives the benefit of any applicable statute of limitations and agrees that it shall be liable under this Guaranty whenever the Guaranteed Party seeks to enforce such liability against such Guarantor or its property.

     5. WAIVERS AND CONSENTS. To the extent permitted by Applicable Law, each Guarantor hereby waives: (i) notice of acceptance of this Guaranty by the Guaranteed Party; (ii) notice of the creation, existence, acquisition, extension, or renewal of any of the Guaranteed Obligations; (iii) notice of the amount of the Guaranteed Obligations outstanding from time to time, subject, however, to each Guarantors' right to make inquiry of the Guaranteed Party at reasonable intervals to ascertain the amount of Guaranteed Obligations then outstanding; (iv) notice of any default or event of default under any of the Loan Documents or with respect to any of the Guaranteed Obligations or notice of any other adverse change in the Borrower's financial condition or means or ability to pay any of the Guaranteed Obligations or perform its obligations under any of the Loan Documents or notice of any other fact which might increase any Guarantor's risk hereunder; (v) notice of presentment, demand, protest, and notice of dishonor or nonpayment as to any instrument; (vi) notice of any acceleration or other demand for payment of any of the Guaranteed Obligations; and (vii) all other notices and demands to which the Guarantors might otherwise be entitled with respect to any of the Guaranteed Obligations or the Loan Documents or with respect to the Guaranteed Party's enforcement of its rights and remedies thereunder. Each Guarantor further waives any right such Guarantor may have, by statute or otherwise, to require the Guaranteed Party to seek recourse first against the Borrower or any other person, or to realize upon any collateral for any of the Guaranteed Obligations, as a condition precedent to enforcing such Guarantor's joint and several liability and obligations under this Guaranty, and each Guarantor further waives any defense arising by reason of any incapacity or other disability of the Borrower or by reason of any other defense which the Borrower may have on any of the Guaranteed Obligations or under any of the Loan Documents. Each Guarantor consents and agrees that, without notice to or consent by any Guarantor and without affecting or impairing the liability of any Guarantor under this Guaranty, the Guaranteed Party may compromise or settle, extend the period of duration or the time for the payment, discharge or performance of any of the Guaranteed Obligations or Loan Documents, or may refuse to enforce or may release all or any parties to any or all of the Guaranteed Obligations (including without limitation any other guarantor thereof) or any collateral or security therefor, or may grant other indulgences to any or the Borrower or such other parties in respect thereof, or may waive, amend or supplement in any manner the provisions of any of the Loan Documents or any other document, instrument or agreement relating to or securing any of the Guaranteed Obligations (other than this Guaranty), or may release, surrender, exchange, modify, or compromise any and all collateral securing any of the Guaranteed Obligations or in which the Guaranteed Party may at any time have a lien, or may refuse to enforce its rights or may make any compromise or settlement or agreement therefor, in respect of any and all of such collateral, or with any party to any of the Guaranteed Obligations or Loan Documents, or with any other person, or may release or substitute any one or more of the other endorsers or guarantors of the Guaranteed Obligations whether parties to this Guaranty or not, or may exchange, enforce, waive or release any collateral for any guaranty of any of the Guaranteed Obligations. Each Guarantor further consents and agrees that the Guaranteed Party shall not be under any obligation to marshal any assets in favor of any Guarantor or against or in payment of any of the Guaranteed Obligations.

     6. WAIVER OF CERTAIN RIGHTS. Except for the contribution and indemnity rights set forth in Section 2(b) hereof, each Guarantor expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration or contribution or any other claim which such Guarantor may now or hereafter have against the Borrower or against any property of the Borrower arising from the existence, payment, performance or enforcement of such Guarantor's obligations and liabilities under this Guaranty.

     7. CROSS-COLLATERALIZATION. Each Guarantor's joint and several obligations and liabilities to the Guaranteed Party under this Guaranty shall be secured by (i) any and all property pledged by such Guarantor to the Guaranteed Party or in which the Guaranteed Party is granted a Lien pursuant to any Collateral Documents from such Guarantor to the Guaranteed Party and any and all other security interests, security titles, pledges, collateral assignments or other Liens which the Guaranteed Party may now or hereafter have or acquire in, to or on any real or personal property assets of such Guarantor, whether such assets now exist or are hereafter acquired, except to the extent that such Guarantor's obligations and liabilities hereunder are expressly excluded from the coverage of any such Lien under the express terms of the mortgage, security deed, security agreement, pledge agreement, collateral assignment or other document which granted or grants such Lien.

     8. GUARANTOR DUE DILIGENCE AND BENEFIT. Each Guarantor is fully aware of the financial condition, assets and prospects of the Borrower, and each Guarantor is executing and delivering this Guaranty based solely upon such Guarantor's own independent investigation thereof and in no part upon any representation, warranty or statement of the Guaranteed Party with respect to the Borrower's financial condition, assets or prospects. Each Guarantor is in a position to and hereby assumes full responsibility for obtaining any and all information concerning the Borrower's financial condition, assets and prospects as such Guarantor may now or hereafter deem material to such Guarantor's decision to enter into and become liable under this Guaranty and such Guarantor is not relying upon, nor does such Guarantor expect the Guaranteed Party to furnish such Guarantor with any information which may be now or hereafter in the Guaranteed Party's possession concerning the Borrower's financial condition, assets or prospects. Each Guarantor hereby knowingly accepts the full range of risks encompassed within a contract of guaranty, which risks such Guarantor understands may include, without limitation, the possibility that the Borrower may incur additional indebtedness to the Guaranteed Party for which such Guarantor may be liable hereunder after the Borrower's financial condition or means or ability to pay its lawful debts when they fall due has deteriorated. Each Guarantor further acknowledges and agrees that any credit or other financial accommodations now or hereafter extended by the Guaranteed Party to the Borrower and any and all forbearances with respect to the Borrower or its assets which the Guaranteed Party may now or hereafter grant are and will be of direct interest, benefit and advantage to such Guarantor.

     9. GUARANTEED PARTY'S ACCOUNTS AND RECORDS; APPLICATION OF PAYMENTS. Each Guarantor agrees that, in the absence of manifest error, any and all books and records relating to the Guaranteed Obligations which are prepared and maintained by the Guaranteed Party shall constitute PRIMA FACIE evidence of the existence and amount of the Guaranteed Obligations. In the event that the Guaranteed Party sends to the Borrower any periodic or other statements of account with respect to any or all of the Guaranteed Obligations, each such statement rendered by the Guaranteed Party shall, in the absence of manifest error, be deemed final, binding and conclusive upon each Guarantor unless the Guaranteed Party is notified by the Borrower in writing to the contrary within thirty (30) days after the date such statement was sent by the Guaranteed Party to the Borrower (and each such notice shall only be deemed an objection to those items specifically objected to therein). Each Guarantor irrevocably waives the right to direct the application of any and all payments and collections at any time hereafter received by the Guaranteed Party from or on behalf of the Borrower, any Guarantor or otherwise with respect to any of the Guaranteed Obligations and each Guarantor does hereby irrevocably agree that the Guaranteed Party shall have the continuing exclusive right to apply and re-apply any and all such payments and collections received at any time hereafter by the Guaranteed Party against the Guaranteed Obligations in such manner and order as the Guaranteed Party may deem advisable, notwithstanding any contrary entry by the Guaranteed Party upon any of its books and records.

     10. AUTOMATIC ACCELERATION OF GUARANTY. Upon the occurrence of any Event of Default described in SECTION 8.1(f), (g) or (h) of the Credit Agreement, all of the Guaranteed Obligations shall be deemed immediately due and payable, without notice or demand of any kind by the Guaranteed Party, and each Guarantor agrees immediately to pay the Guaranteed Obligations in full, irrespective of whether any or all of the Guaranteed Obligations can then be accelerated against the Borrower and irrespective of any right which the Borrower then may have under any bankruptcy, receivership, insolvency

     11. NOTICES TO GUARANTORS. All notices, demands and other communications hereunder or under any of the other Loan Documents by the Guaranteed Party to any Guarantor shall be effective (i) if given by telecopy, when such communication is transmitted to the telecopy number set forth beneath or opposite such Guarantor's signature below (with such telecopy promptly confirmed by delivery of a copy by personal delivery or U.S. mail as otherwise provided in this Section), (ii) if given by mail within the United States of America, three days after such communication is deposited in the United States mail with first class postage prepaid, return receipt requested addressed to such Guarantor at such Guarantor's address set forth beneath or opposite such Guarantor's signature below, (iii) if sent for overnight delivery within the United States of America by Federal Express or other reputable national overnight delivery service, one Business Day after such communication is entrusted to such service for overnight delivery and with recipient signature required, addressed as aforesaid or (iv) if given by any other means, when delivered at the address of the party to whom such notice is being delivered. Any Guarantor may designate a different address or telecopy number for such Guarantor's receipt of such notices or other communications but no such change shall be effective unless and until the Guaranteed Party actually receives written notice thereof from such Guarantor.

     12. COLLECTION COSTS. Each Guarantor shall be liable to the Guaranteed Party for, and shall pay to the Guaranteed Party on demand, all reasonable costs (including without limitation reasonable attorney's fees and expenses) incurred by the Guaranteed Party in enforcing performance of or collecting any payments due under this Guaranty.

     13. ASSIGNMENT AND TRANSFER. This Guaranty shall be binding upon each Guarantor and such Guarantor's respective successors and permitted assigns and shall inure to the benefit of and be enforceable by the Guaranteed Party and its successors and assigns. Without limiting the generality of the preceding sentence, the Guaranteed Party may assign or grant participations in all or any part of the Guaranteed Obligations, whereupon such assignee or participant shall become entitled to all of the rights in respect thereof granted to the Guaranteed Party herein.

     14. GOVERNING LAW. THIS GUARANTY SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAW RULES).

     15. SUBORDINATION OF THE BORROWER'S OBLIGATIONS TO GUARANTOR. As an independent covenant, and subject to the terms and conditions of the Credit Agreement, each Guarantor hereby expressly covenants and agrees for the benefit of the Guaranteed Party that all present or future indebtedness, obligations and liabilities of the Borrower to such Guarantor of whatsoever description (collectively, the "JUNIOR CLAIMS") shall be subordinate and junior in right of payment to all Obligations of the Borrower to the Guaranteed Party (collectively, the "SENIOR CLAIMS"), effective upon the occurrence of an Event of Default under the Credit Agreement. If an Event of Default under the Credit Agreement shall occur or be caused thereby, then, unless and until such Event of Default shall have been cured or shall have ceased to exist, no direct or indirect payment (in cash, property, securities by set-off or otherwise) shall be made by the Borrower to such Guarantor on account of or in any manner in respect of any Junior Claim except such payments and distributions the proceeds of which shall be applied to the Senior Claims. In the event of a Proceeding (as hereinafter defined), all Senior Claims shall first be paid in full before any direct or indirect payment or distribution (in cash, property, securities by set-off or otherwise) shall be made to any Guarantor on account of or in any manner in respect of any Junior Claim except such payments and distributions the proceeds of which shall be applied to the Senior Claims. For the purposes of the previous sentence, a "Proceeding" shall occur if the Borrower shall make an assignment for the benefit of creditors, file a petition in bankruptcy, have entered against or in favor of it an order for relief under the Bankruptcy Code or similar law of any other jurisdiction, generally fail to pay its debts as they come due (either as to number or amount), admit in writing its inability to pay its debts generally as they mature, make a voluntary assignment for the benefit of creditors, commence any proceeding relating to it under any reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, or by any act, indicate its consent to, approval of or acquiescence in any such proceeding or in the appointment of any receiver of, or trustee or custodian (as defined in the Bankruptcy Code) for itself, or any substantial part of its property, or a trustee or a receiver shall be appointed for the Borrower or for a substantial part of the property of the Borrower, or a petition under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute or any jurisdiction (whether now or hereafter in effect) shall be filed against the Borrower. In the event any direct or indirect payment or distribution is made to any Guarantor in contravention of this Section, such payment or distribution shall be deemed received in trust for the benefit of the Guaranteed Party and shall be promptly paid over to the Guaranteed Party for application against the Guaranteed Obligations. Each Guarantor agrees to execute such additional documents as the Guaranteed Party may reasonably request to evidence the subordination provided for in this Section.

     16. MISCELLANEOUS. (a) This Guaranty (together with any Collateral Documents executed by any Guarantor to secure its obligations and liabilities hereunder) constitutes the sole and entire agreement between the Guarantors and the Guaranteed Party with respect to the subject matter hereof and supersedes and replaces any and all prior agreements, understandings, negotiations or correspondence between them with respect thereto, including without limitation any and all prior guaranty agreements executed by each Guarantor in favor of the Guaranteed Party with respect to any or all of the Guaranteed Obligations.

     (b)  Time is of the essence of this Guaranty.

     (c) Words importing the singular number hereunder shall include the plural number and vice versa and any pronouns used herein shall be deemed to cover all genders. The term "person" as used herein means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated association, or government (or any agency or political subdivision thereof).

     (d) Wherever possible, any provision in this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any one jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     (e) No amendment or waiver of any provision of this Guaranty, nor consent to any departure by any Guarantor therefrom, shall be effective or binding upon the Guaranteed Party unless the Guaranteed Party shall first have given written consent thereto. Any such amendment, waiver or consent which is so granted by the Guaranteed Party shall apply only to the specific occasion which is the subject of such amendment, waiver or consent and shall not apply to the occurrence of the same or any similar event on any future occasion. No failure on the part of the Guaranteed Party to exercise, and no delay by the Guaranteed Party in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right by the Guaranteed Party. No notice to or demand on any Guarantor in any case by the Guaranteed Party hereunder shall entitle such Guarantor to any further notice or demand in any similar or other circumstances or constitute a waiver of the rights of the Guaranteed Party to take any other or future action in any circumstances without notice or demand. The remedies provided to the Guaranteed Party in this Guaranty are cumulative and not exclusive of any other remedies provided by law.

     (f) This Guaranty may be executed in one or more counterparts and each such counterpart shall constitute an original and all such counterparts together shall constitute one and the same instrument.

     (g) All section headings herein are for convenience of reference only and shall not limit or otherwise affect the meaning or interpretation of the provisions of this Guaranty.

     (h) Each of the Guarantors shall be jointly and severally liable under this Guaranty.

     17. JURY TRIAL WAIVER. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND EACH GUARANTOR WISHES APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN

ARBITRATION RULES), EACH GUARANTOR DESIRES THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, EACH GUARANTOR HERETO WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN GUARANTEED PARTY AND ANY GUARANTOR ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH, THIS GUARANTY OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

     18. CONSENT TO JURISDICTION AND VENUE. EACH GUARANTOR HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE CITY AND COUNTY OF NEW YORK, SHALL HAVE EXCLUSIVELY JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN GUARANTEED PARTY AND ANY GUARANTOR PERTAINING TO THIS GUARANTY OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY MATTER ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OF THE OTHER LOAN DOCUMENTS PROVIDED, THAT EACH GUARANTOR ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE THE CITY AND COUNTY OF NEW YORK AND, PROVIDED, FURTHER THAT NOTHING IN THIS GUARANTY SHALL BE DEEMED OR OPERATE TO PRECLUDE GUARANTEED PARTY FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE GUARANTEED OBLIGATIONS, REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE GUARANTEED OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF GUARANTEED PARTY. EACH GUARANTOR EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION AND ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH GUARANTOR HEREBY WAIVES ANY OBJECTION THAT SUCH GUARANTOR MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH GUARANTOR HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, ADDRESSED TO SUCH GUARANTOR AT SUCH GUARANTOR'S ADDRESS SET FORTH BENEATH OR OPPOSITE SUCH GUARANTOR'S SIGNATURE BELOW AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH GUARANTOR'S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSITED INTO THE U.S. MAIL, PROPER POSTAGE PREPAID.

          IN WITNESS WHEREOF, each Guarantor has executed and delivered this Guaranty as of the date first above written.


                                          NATIONAL HEALTHCARE OF CULLMAN, INC.,
                                          NATIONAL HEALTHCARE OF DECATUR, INC.,
                                          THE L.V. STABLER MEMORIAL HOSPITAL OF
                                          GREENVILLE, INC., NATIONAL HEALTHCARE
                                          OF HARTSELLE, INC., NATIONAL HEALTH-
                                          CARE OF POCAHONTAS, INC., NATIONAL
                                          HEALTHCARE OF HOLMES COUNTY, INC.,
                                          HEALTH CARE OF FORSYTH COUNTY, INC.,
                                          HEALTH CARE OF BERRIEN COUNTY, INC.,
                                          BERRIEN NURSING CENTER, INC.,
                                          NATIONAL HEALTHCARE OF MT. VERNON,
                                          INC., NATIONAL HEALTHCARE OF
                                          LEESVILLE, INC., NATIONAL HEALTHCARE
                                          OF SABINE INC., NATIONAL HEALTHCARE
                                          OF CLEVELAND, INC., SCENIC MOUNTAIN
                                          MEDICAL CENTER, INC., NHCI OF
                                          HILLSBORO, INC., NATIONAL HEALTHCARE
                                          OF MCMINNVILLE, INC., HOSPITAL CORPO-
                                          RATION OF WHITE COUNTY, NORTHGATE
                                          HOSPITAL, INC., NATIONAL HEALTHCARE
                                          OF LAMAR COUNTY, INC., NATIONAL
                                          HEALTHCARE OF ELBA, ALABAMA, INC.,
                                          POPLAR BLUFF MANAGEMENT, INC., ALTER-
                                          NATIVE HEALTH SERVICES, INC.,



                                     By:
                                        ---------------------------------------,
                                        WILLIAM E. HOFFMAN, JR.

                                     Title: _______________ of each of the
                                     above corporations

                                     Address for Notice:
                                     -------------------

                                     ------------------------------------------
                                     ------------------------------------------
                                     Attn:
                                           ------------------------------------
                                     Telecopy:  (    )
                                                 ----  ------------------------

                                     NATIONAL HEALTHCARE OF NEWPORT, INC.,
                                     HALLMARK HEALTHCARE MANAGEMENT CORPORA-
                                     TION, NATIONAL HEALTHCARE OF CLANTON,
                                     INC., NATIONAL HEALTHCARE OF WASHINGTON
                                     COUNTY, INC., PHYSICIANS HOSPITAL OF
                                     DADEVILLE, INC., NATIONAL HEALTHCARE OF
                                     ENGLAND, ARKANSAS, INC., NATIONAL
                                     HEALTHCARE OF EUFAULA, INC., NATIONAL
                                     HEALTHCARE OF DALLAS COUNTY, INC., HEALTH
                                     CARE OF VIENNA, GEORGIA, INC., KSA
                                     MANAGEMENT COMPANY, NATIONAL HEALTHCARE OF
                                     BARNWELL, INC., RHC-TENNESSEE PROPERTIES,
                                     INC., WAYNE COUNTY HOME HEALTHCARE, INC.,
                                     NATIONAL HEALTHCARE CENTER OF WAYNESBORO,
                                     INC., NATIONAL HEALTHCARE VENTURE I, INC.,
                                     NHI HOLDINGS, INC., HOME INFUSION THERAPY,
                                     INC., CONTINUAL CARE, INC., N.H. OF WEST
                                     SEATTLE, INC., HEALTHCARE PLUS, INC.,
                                     HOMEBOUND HEALTH CARE AGENCY, INC.,
                                     NATIONAL HEALTH/CARE PLAN, INC.,



                                     By:
                                        ---------------------------------------,
                                        ROBERT M. THORNTON, JR.

                                     Title: _______________ of each of the
                                     above corporations

                                     Address for Notice:
                                     -------------------

                                     ------------------------------------------
                                     ------------------------------------------
                                     Attn:
                                          -------------------------------------
                                     Telecopy:  (    )     -
                                                 ----  ---- -------------------
                                      D-12

                                     NEURO TREATMENT, INC.



                                     By:
                                        ---------------------------------------
                                     Name:
                                          -------------------------------------
                                     Title:
                                           ------------------------------------


                                     Address for Notice:
                                     -------------------

                                     ------------------------------------------
                                     ------------------------------------------
                                     Attn:
                                          -------------------------------------
                                     Telecopy:  (    )     -
                                                 ----  ---- -------------------


                                     GEORGIA HOME SERVICES INC.



                                     By:
                                        ---------------------------------------
                                        MARIA E. ROBINSON

                                     Title:                of each of the
                                            ---------------
                                     above corporations

                                     Address for Notice:
                                     -------------------

                                     ------------------------------------------
                                     ------------------------------------------
                                     Attn:
                                          -------------------------------------
                                     Telecopy:  (    )     -
                                                 ----  ---- -------------------





SECTION 15 OF THE FOREGOING
GUARANTY ACKNOWLEDGED AND
AGREED TO:

HALLMARK HEALTHCARE CORPORATION


By:
   -----------------------------
    Title:
          ----------------------
                                      D-13

                                   EXHIBIT E-1
                                       to
                                CREDIT AGREEMENT
                          Dated as of December 31, 1993

                           BORROWER SECURITY AGREEMENT


          SECURITY AGREEMENT, dated as of December 31, 1993, made by HALLMARK HEALTHCARE CORPORATION, a Delaware corporation having its chief executive office at 300 Galleria Parkway, Suite 650, Atlanta, Georgia 30339 ("BORROWER"), in favor of GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation having an office at Suite 200, 5665 New Northside Drive, Atlanta, Georgia 30328 ("LENDER").

                              W I T N E S S E T H:

          WHEREAS, pursuant to that certain Credit Agreement dated as of December 31, 1993 by and between Borrower and Lender (as the same from time to time may be amended, restated, supplemented or otherwise modified, the "CREDIT AGREEMENT"), Lender has agreed, among other things, to make a Working Capital Loan (as defined in the Credit Agreement) available to Borrower and to establish an Acquisition Line (as defined in the Credit Agreement); and

          WHEREAS, Lender is willing to make the Working Capital Loan and any other extensions of credit provided for in the Credit Agreement available to Borrower and to establish the Acquisition Line, but only upon the condition, among others, that Borrower shall have executed and delivered this Security Agreement in favor of Lender;

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

          1.   DEFINED TERMS.

           a. When used herein, the following terms shall have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

          PERMITTED LIEN: means (i) a Lien listed in SCHEDULE I hereto or consented to in writing by the Lender, (ii) a Lien securing a tax assessment or other governmental charge or levy (excluding any Lien arising under any of the provisions of the Employee Retirement Income Security Act of 1975, as amended), the claim of a materialman, mechanic, carrier, warehouseman or landlord for labor, materials, supplies or rentals incurred in the ordinary course of business, or a money judgment rendered by a court or administrative tribunal, but in each case only if (A) such amount is not over due and payable or, in the case of a tax assessment or other governmental charge or levy, if payment thereof shall not at the time be required to be made in accordance with SECTION 6.2 of the Credit Agreement,
     (B) foreclosure, distraint, sale or other similar proceeding


                                        E-1-1
     shall not have been commenced or if commenced, such proceeding is being contested in good faith by appropriate action and any execution in respect thereof has been bonded or stayed, and (C) such Lien, together with all other such Liens, secures obligations which do not exceed $100,000 in the aggregate and (iii) a Lien created in favor of the Lender under any of the Collateral Documents.

          b. Unless otherwise defined herein, capitalized terms defined in the Credit Agreement are used herein as therein defined.

          2.   GRANT OF SECURITY INTEREST.

          a. To secure the prompt and complete payment, performance and observance of all of the Obligations, and to induce Lender to enter into the Credit Agreement and to make the Working Capital Loan and other extensions of credit provided for therein available to Borrower in accordance with the respective terms thereof and to induce Lender to establish the Acquisition Line in accordance with the terms of the Credit Agreement, Borrower hereby grants to Lender a security interest in all of Borrower's right, title and interest in, to and under the following whether now owned by or owing to, or hereafter acquired by or arising in favor of Borrower (including, without limitation, under any trade names, styles or divisions thereof), and regardless of where located (all of which being hereinafter collectively referred to as the "COLLATERAL"):

               (i) all Accounts, including, without limitation, all accounts arising under Medicare, Medicaid and CHAMPUS;

              (ii)  all Chattel Paper;

             (iii)  all Contracts;

              (iv)  all Documents;

               (v)  all Instruments (excluding any stock of any Subsidiary);

              (vi) all General Intangibles;

             (vii) all rights, titles and interests of Borrower in, to or under any or all of the Collection Account, the Concentration Account, the Disbursement Account, any other cash management account, lockbox account, or cash collateral account, and in any other account into which there shall be deposited at any time any Proceeds of the Collateral, in each case which may be now or hereafter established by Lender under the Credit Agreement, and in all monies or other property of Borrower now or hereafter on deposit therein;

            (viii) all money, cash or cash equivalents of Borrower;

              (ix) all books and records (including without limitation credit files, customer lists, computer files, computer programs, computer printouts, or other

                                        E-1-2
          computer material of Borrower pertaining to any of the Collateral described above; and

               (x)  all Proceeds of any of the Collateral described above.

          b. In addition, to secure the prompt and complete payment, performance and observance of the Obligations and in order to induce Lender as aforesaid, Borrower hereby grants to Lender, a security interest in all property of Borrower held by Lender, including, without limitation, all property of every description, now or hereafter in the possession or custody of or in transit to Lender for any purpose, including safekeeping, collection or pledge, for the account of Borrower, or as to which Borrower may have any right or power.

          3.   LENDER'S RIGHTS; LIMITATIONS ON LENDER'S OBLIGATIONS.

          a. It is expressly agreed by Borrower that, anything herein to the contrary notwithstanding, Borrower shall remain liable under each of its Contracts and each of its Licenses to observe and perform all the conditions and obligations to be observed and performed by it thereunder and Lender shall have no obligation or liability under any Contract or License by reason of or arising out of this Security Agreement or the granting herein of a security interest therein or the receipt by Lender of any payment relating to any Contract or License pursuant hereto, nor shall Lender be required or obligated in any manner to perform or fulfill any of the obligations of Borrower under or pursuant to any Contract or License, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Contract or License, or to present or file any claims, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

          b. Lender may at any time after the occurrence of and during the continuance of an Event of Default (i) upon five (5) days prior written notice to Borrower, notify Account Debtors, parties to the Contracts, and obligors in respect of Instruments, that the Accounts and the right, title and interest of Borrower in and under such Contracts and Instruments have been assigned to Lender and that payments shall be made directly to Lender; (ii) require a Borrower to notify Account Debtors, parties to Contracts, and obligors in respect of Instruments; and (iii) upon five (5) days prior written notice to Borrower, notify obligors in respect of Chattel Paper that the right, title and interest of Borrower in and under such Chattel Paper have been assigned to Lender and that payments shall be made directly to Lender.

          c. Upon reasonable prior notice to Borrower (unless an Event of Default has occurred and is continuing in which case no notice is necessary), Lender shall have the right to make test verifications of the Accounts and verifications and appraisals of the other Collateral in a commercially reasonable manner and Borrower agrees to furnish all such assistance and information as Lender may reasonably require in connection therewith. Upon the occurrence and continuation of an Event of Default, Borrower, at its own expense, shall cause the certified public accountant then engaged by Borrower, to prepare and deliver to Lender at any time and from time to time promptly upon Lender's request the following reports: (i) a reconciliation of

                                        E-1-3
all Accounts; (ii) an aging of all Accounts; (iii) trial balances; and (iv) a test verification of such Accounts as Lender may request.

          4. REPRESENTATIONS AND WARRANTIES. Borrower hereby represents and warrants that:

          a. Except for the security interest granted to Lender under this Security Agreement and any other Permitted Lien, Borrower is the sole owner of each item of the Collateral in which it purports to grant a security interest hereunder, having good and marketable title thereto free and clear of any and all liens, security interests or other encumbrances.

          b. No effective security agreement, financing statement, equivalent security or lien instrument or continuation statement covering all or any part of the Collateral is on file or of record in any public office, except as may be set forth on SCHEDULE I hereto, or such as may have been filed by Borrower in favor of Lender pursuant to this Security Agreement.

          c. This Security Agreement creates a valid and continuing lien on and security interest in favor of Lender in the Collateral, which lien and security interest has been duly perfected and is prior to all other Liens except those Liens specifically designated on SCHEDULE I as being prior to Lender's Liens, and except Permitted Liens that would be prior to Lender's Liens as a matter of law, and is enforceable as such as against all third parties. All action necessary or desirable to protect and perfect such security interest in each item of the Collateral has been duly taken.

          d. SCHEDULE II hereto lists all Instruments of Borrower. All action necessary or desirable to protect and perfect the security interest of Lender in each item set forth on SCHEDULE II, including the delivery of all originals thereof to Lender, has been duly taken. The security interest of Lender in the Collateral listed on SCHEDULE II hereto is prior to all other Liens except those Liens specifically designated on SCHEDULE I as being prior to Lender's Liens and Permitted Liens that would be prior to Lender's Liens as a matter of law, and is enforceable against all third parties.

          e. Borrower's chief executive office, principal place of business, corporate offices, and the locations of all of its records concerning the Collateral are set forth on SCHEDULE III hereto, and Borrower shall not change such chief executive office, principal place of business, corporate offices or location of its records concerning the Collateral, or remove such records unless it has taken such action as is necessary to cause the Lien of Lender in the Collateral to continue to be perfected. Borrower shall not change its chief executive office, principal place of business, corporate offices, or location of its records concerning the Collateral without giving at least thirty (30) days' prior written notice thereof to Lender.

          f. During the five (5) year period preceding the date of this Security Agreement, Borrower has not been known as or used and Borrower presently does not use any corporate name other than its name as set forth in its signature below and those other corporate, fictitious or trade names (if any) of Borrower as disclosed on SCHEDULE III hereto. If such schedule sets forth any fictitious or trade names for Borrower (collectively, the "TRADE NAMES"), Borrower certifies to and agrees with Lender that: (i) any Collateral arising out of any sales

                                        E-1-4
under and of the Trade Names is the property of and belongs to Borrower; (ii) each of the Trade Names is a trade name or trade style (and not an independent or separate corporation or other legal entity) by which Borrower may identify or market itself or under which Borrower may sell certain products, render certain devices or otherwise conduct some or all of its business; (iii) any Collateral which arises from any sales made, services rendered or other business conducted under any of the Trade Names shall be owned solely by Borrower; and (iv) Borrower hereby appoints Lender to be its attorney-in-fact to file such certificates disclosing Borrower's use of the Trade Names and to take such other actions on Borrower's behalf as Lender considers appropriate to comply with any statutes or regulations relating to the use of fictitious or assumed business names.

          g. (i) The Accounts represent bona fide sales of inventory or the provision of services to customers in the ordinary course of Borrower's business completed in accordance with the terms and provisions contained in the documents available to Lender with respect thereto and are not evidenced by a judgment, Instrument or Chattel Paper; (ii) the amounts shown on any aged receivables trial balance delivered by Borrower to Lender pursuant to the terms of this Security Agreement or the Credit Agreement and on Borrower's books and records and all invoices and statements which may be delivered to the Lender with respect thereto are actually and absolutely owing to Borrower and are not in any way contingent; (iii) no payments have been or shall be made thereon except payments immediately delivered to a collection account and payments made prior to the date of this Security Agreement; (iv) there are no setoffs, claims or disputes existing or asserted with respect thereto and Borrower has not made any agreement with any Account Debtor for any deduction therefrom except a discount or allowance allowed by Borrower in the ordinary course of its business for prompt payment; (v) to the best of Borrower's knowledge, there are no facts, events or occurrences which in any way impair the validity or enforcement thereof or tend to reduce the amount payable thereunder as shown on the respective aged receivable trial balances, Borrower's books and records and all invoices and statements delivered to Lender with respect thereto; (vi) to the best of Borrower's knowledge, all Account Debtors have the capacity to contract;
(vii) Borrower has received no notice of proceedings or actions which are threatened or pending against any Account Debtor which might result in any material adverse change in such Account Debtor's financial condition and (viii) Borrower has no knowledge that any Account Debtor is unable generally to pay its debts as they become due.

          5. COVENANTS. Borrower covenants and agrees with Lender that from and after the date of this Security Agreement and until the termination of this Security Agreement pursuant to SECTION 16 hereof:

          a. FURTHER ASSURANCES; PLEDGE OF INSTRUMENTS. At any time and from time to time, upon the written request of Lender and at the sole expense of Borrower, Borrower shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as Lender may reasonably deem desirable to obtain for the Lender the full benefits of this Security Agreement and of the interests, rights and powers herein granted, including (i) using its best efforts to secure all consents and approvals necessary or appropriate for the assignment to or for the benefit of Lender of any Collateral held by Borrower or in which Borrower has any rights not heretofore assigned, (ii) filing any financing or continuation statements under the Code and giving any notices or attaching any legends required under non-Code law with respect to the liens and security interests intended to be granted hereunder or

                                        E-1-5
under any other Loan Document and (iii) transferring Collateral to Lender's possession (if such Collateral consists of Chattel Paper or if a security interest in such Collateral can be perfected only by possession). Borrower also hereby authorizes Lender to file any financing or continuation statement without the signature of Borrower to the extent permitted by applicable law. If any amount payable under or in connection with any of the Collateral is or shall become evidenced by any Instrument, such Instrument, other than checks and notes received in the ordinary course of business, shall be duly endorsed in a manner satisfactory to Lender promptly upon Borrower's receipt thereof and delivered to Lender.

          b. MAINTENANCE OF RECORDS. Borrower shall keep and maintain, at its own cost and expense, satisfactory and complete records of the Collateral, including a record of any and all payments received and any and all credits granted with respect to the Collateral and all other dealings with the Collateral. Borrower shall mark its books and records, and following an Event of Default its invoices and insurance assignments and/or claim forms pertaining to the Collateral to evidence this Security Agreement and the security interests granted hereby. All Chattel Paper shall be marked with the following legend:
"This writing and the obligations evidenced or secured hereby are subject to the security interest of General Electric Capital Corporation." For Lender's further security, Borrower agrees that Lender shall have a special property right and security interest in all of Borrower's books and records pertaining to the Collateral and, upon the occurrence and during the continuation of any Event of Default, Borrower shall deliver and turn over any such books and records to Lender or to its representatives at any time on demand of Lender. Prior to the occurrence of an Event of Default and upon reasonable notice from Lender, Borrower shall permit any representative of Lender to inspect such books and records and shall provide photocopies thereof to Lender as more specifically set forth in SECTION 5(G) below.

          c. INDEMNIFICATION. In any suit, proceeding or action brought by Lender relating to any Account, Chattel Paper, Contract, General Intangible, Instrument or Document for any sum owing thereunder, or to enforce any provision of any Account, Chattel Paper, Contract, General Intangible, Instrument, or Document, Borrower shall save, indemnify and keep Lender harmless from and against all expense, loss or damage suffered by reason of any claim, defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the obligor thereunder arising out of a breach by Borrower of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to, or in favor of, such obligor or its successors from Borrower, and all such obligations of Borrower shall be and remain enforceable against, and only against, Borrower and shall not be enforceable against Lender.

          d. COMPLIANCE WITH TERMS OF ACCOUNTS, ETC. In all material respects, Borrower shall perform and comply with all obligations in respect of Accounts, Chattel Paper, Contracts, Licenses, Instruments and Documents, and all other agreements to which it is a party or by which it or any of its property is bound.

          e. LIMITATION ON LIENS ON COLLATERAL. Borrower shall not create, permit or suffer to exist, and shall defend the Collateral against and take such other action as is necessary to remove, any Lien on the Collateral except for Permitted Liens. Borrower shall further defend the right, title and interest of Lender in and to any of Borrower's rights under the Chattel Paper,

                                        E-1-6

Contracts, Documents, General Intangibles and Instruments and any other Collateral, and in and to the Proceeds thereof, against the claims and demands of all Persons whomsoever.

          f. LIMITATIONS ON MODIFICATIONS OF ACCOUNTS. Subject to the terms of the Credit Agreement, upon the occurrence and during the continuation of any Event of Default, Borrower shall not, without Lender's prior written consent,
(i) grant any extension of the time of payment of any of the Accounts, Chattel Paper, Instruments or amounts due under any Contract; (ii) compromise or settle the same for less than the full amount thereof; (iii) release, in whole or in part, any Person liable for the payment thereof; or (iv) allow any credit or discount whatsoever thereon other than trade discounts granted in the ordinary course of business of Borrower.

          g. RIGHT OF INSPECTION. Upon reasonable notice to Borrower (unless an Event of Default has occurred and is continuing, in which case no notice is necessary), Lender shall at all times have full and free access during normal business hours to all the books and records and correspondence of Borrower, and Lender or its representatives may examine the same, take extracts therefrom and make photocopies thereof, and Borrower agrees to render to Lender, at Borrower's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. Upon reasonable notice to Borrower (unless an Event of Default has occurred and is continuing, in which case no notice is necessary), Lender and its representatives shall also have the right to enter into and upon any premises where any of the Collateral is located for the purpose of inspecting the same, observing its use or otherwise protecting Lender's interests in the Collateral.

          h. CONTINUOUS PERFECTION. Borrower shall not change its name, identity or corporate structure in any manner which might make any financing or continuation statement filed in connection herewith seriously misleading within the meaning of section 9-402(7) of the Code or any other then applicable provision of the Code unless Borrower shall have given Lender at least thirty
(30) days' prior written notice thereof and shall have taken all action (or made arrangements to take such action substantially simultaneously with such change if it is impossible to take such action in advance) necessary or reasonably requested by Lender to amend such financing statement or continuation statement so that it is not seriously misleading.

          6.   LENDER'S APPOINTMENT AS ATTORNEY-IN-FACT.

          a. Borrower hereby irrevocably constitutes and appoints Lender and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Borrower and in the name of Borrower or in its own name, from time to time in Lender's discretion, for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement and, without limiting the generality of the foregoing, hereby grants to Lender the power and right, on behalf of Borrower, without notice to or assent by Borrower, and at any time, to do the following while the provisions of SECTION 6.12(C) of the Credit Agreement (requiring cash sweeps) shall be operative:

                                        E-1-7

          (i) in the name of Borrower, in its own name or otherwise, take possession of, endorse and receive payment of any checks, drafts, notes, acceptances, or other Instruments for the payment of monies due under any Collateral;

          (ii) continue any insurance existing pursuant to the terms of this Security Agreement, and pay all or any part of the premiums therefor and the costs thereof; and

         (iii) receive payment of any and all monies, claims, and other amounts due or to become due at any time arising out of or in respect of any Collateral.

          b. Borrower hereby irrevocably constitutes and appoints Lender and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Borrower and in the name of Borrower or in its own name, from time to time in Lender's discretion, for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or reasonably desirable to accomplish the purposes of this Security Agreement and, without limiting the generality of the foregoing, hereby grants to Lender the power and right, on behalf of Borrower, without notice to or assent by Borrower, upon the occurrence and during the continuation of an Event of Default, to do the following:

          (i) ask, demand, collect, receive and give acquittances and receipts for any and all money due or to become due under any Collateral;

          (ii) pay or discharge taxes, liens, security interest, or other encumbrances levied or placed on or threatened against the Collateral;

         (iii) obtain any insurance called for by the terms of the Credit Agreement and pay all or any part of the premiums therefor and costs thereof;

          (iv) direct any party liable for any payment under or in respect of any of the Collateral to make payment of any and all monies due or to become due thereunder, directly to Lender or as Lender shall direct;

           (v) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, and notices in connection with accounts and other documents constituting or related to the Collateral;

          (vi) settle, compromise or adjust any suit, action, or proceeding described above and, in connection therewith, give such discharges or releases as Lender may deem appropriate;

         (vii) file any claim or take or commence any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Lender for the purpose of collecting any and all such monies due under any Collateral whenever payable (including without limitation, any action to require the payment of any amounts due from Medicare,

                                        E-1-8

     Medicaid or similar government programs directly to an account under the exclusive control of Lender, to which such action the Borrower hereby consents, agrees and stipulates to the requested action in advance to the fullest extent permitted by Applicable Law);

        (viii) commence and prosecute any suits, actions or proceedings of law or equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral;

          (ix) defend any suit, action or proceeding brought against Borrower with respect to any Collateral if Borrower does not defend such suit, action or proceeding or if Lender believes that Borrower is not pursuing such defense in a manner that will maximize the recovery with respect to such Collateral; and

           (x) sell, transfer, pledge, make any agreement with respect to, or otherwise deal with any of the Collateral as fully and completely as though Lender were the absolute owner thereof for all purposes, and to do, at Lender's option and Borrower's expense, at any time, or from time to time, all acts and things which Lender reasonably deems necessary to perfect, preserve, or realize upon the Collateral and Lender's Lien thereon in order to effect the intent of this Security Agreement, all as fully and effectively as Borrower might do.

          c. Borrower hereby ratifies, to the extent permitted by law, all that said attorneys-in-fact shall lawfully do or cause to be done by virtue hereof. The power of attorney granted pursuant to this SECTION 6 is a power coupled with an interest and shall be irrevocable until all Working Capital Loans, all Acquisition Loans and all other Obligations have been completely discharged and Borrower shall not have any further right to borrow any monies or obtain other credit extensions or financial accommodations under the Credit Agreement.

          d. The powers conferred on Lender hereunder are solely to protect Lender's interests in the Collateral and shall not impose any duty upon it to exercise any such powers. Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and none of its officers, directors, employees, agents or representatives shall be responsible to Borrower for any act or failure to act, except for their own gross negligence or willful misconduct.

          e. Borrower also authorizes Lender, at any time and from time to time upon the occurrence of and during continuance of an Event of Default, to
(i) communicate in its own name with any party to any Contract with regard to the assignment of the right, title and interest of Borrower in and under the Accounts, the Contracts and other matters relating thereto and (ii) execute, in connection with the sale provided for in SECTION 8 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

          7.   PERFORMANCE BY LENDER OF BORROWER'S OBLIGATIONS.   If Borrower
fails to perform or comply with any of its agreements contained herein or in any of the other Loan Documents, and Lender, as provided for by the terms of this Security Agreement or any of the other Loan Documents, shall itself perform or comply, or otherwise cause

                                        E-1-9
performance of or compliance, with such agreement, the reasonable expenses, including attorneys' fees, of Lender incurred in connection with such performance or compliance, together with interest thereon at the rate then in effect in respect of the Working Capital Loan, shall be payable by Borrower to Lender on demand and shall constitute Obligations secured hereby.

          8.   REMEDIES; RIGHTS UPON DEFAULT.

          a. If any Event of Default shall occur and be continuing, Lender may exercise in addition to all other rights and remedies granted to it under this Security Agreement, the Credit Agreement, the other Loan Documents and under any other instrument or agreement securing, evidencing, guaranteeing or otherwise relating to the Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, Borrower expressly agrees that in any such event Lender, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon Borrower or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the Code and other applicable law), may forthwith enter upon the premises of Borrower where any Collateral is located through self-help, without judicial process, without first obtaining a final judgment or giving Borrower notice and opportunity for a hearing on Lender's claim or action, and without paying rent to Borrower, and collect, receive, assemble, process, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, assign, give an option or options to purchase, or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of Lender the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption Borrower hereby releases. Such sales may be adjourned and continued from time to time with or without notice. Lender shall have the right to conduct such sales on Borrower's premises or elsewhere and shall have the right to use Borrower's premises without charge for such time or times as Lender deems necessary or advisable.

          Borrower further agrees, at Lender's request, to assemble the Collateral and make it available to Lender at places which Lender shall reasonably select, whether at Borrower's premises or elsewhere. Until Lender is able to effect a sale, lease, or other disposition of Collateral, Lender shall have the right to use, operate or administer Collateral on behalf of Lender, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by Lender. Lender shall have no obligation to Borrower to maintain or preserve the rights of Borrower as against third parties with respect to Collateral while Collateral is in the possession of Lender. Lender may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of Lender's remedies with respect to such appointment without prior notice or hearing. Lender shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale as provided in SECTION 8D hereof, Borrower remaining liable for any deficiency remaining unpaid after such application, and only after so paying over such net proceeds and after the payment by Lender of any other amount required by any provision of law,

                                        E-1-10
including section 9-504(1)(c) of the Code (but only after Lender has received what Lender considers reasonable proof of a subordinate party's security interest), need Lender account for the surplus, if any, to Borrower. To the maximum extent permitted by applicable law, Borrower waives all claims, damages, and demands against Lender arising out of the repossession, liquidation, collection, retention or sale of the Collateral except such as arise out of the gross negligence or willful misconduct of such party. Borrower agrees that five
(5) days' prior notice by Lender of the time and place of any public sale or of the time after which a private sale may take place is reasonable notification of such matters. Borrower shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all amounts to which Lender is entitled, Borrower also being liable for any reasonable attorneys' fees incurred by Lender to collect such deficiency.

          b. Borrower agrees to pay any and all costs of Lender, including, without limitation, reasonable attorneys' fees, incurred in connection with the enforcement of any of its rights and remedies hereunder.

          c. Except as otherwise specifically provided herein, Borrower hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

          d. The Proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be distributed by Lender upon receipt, in the following order of priorities:

               FIRST, to Lender in an amount sufficient to pay in full the reasonable expenses of Lender in connection with such sale, disposition or other realization, including all expenses, liabilities and advances incurred or made by Lender in connection therewith, including reasonable attorney's fees;

               SECOND, to Lender in an amount equal to the then due and unpaid accrued interest, fees and prepayment premiums, if any, on the Obligations;

               THIRD, to Lender in an amount equal to any other Obligations or amounts owed, if any, in connection with the Obligations;

               FOURTH, to Lender in an amount equal to any other Obligations which are then unpaid; and

               FINALLY, upon payment in full of all of the Obligations, to Borrower or its representatives or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

          9. GRANT OF LICENSE TO USE PATENT AND TRADEMARK COLLATERAL. For the purpose of enabling Lender to exercise rights and remedies under SECTION 8 hereof (including, without limiting the terms of SECTION 8 hereof, in order to take possession of, hold, preserve, process, assemble, prepare for sale, market for sale, sell, liquidate or otherwise dispose of Collateral) at such time as Lender shall be lawfully entitled to exercise


                                        E-1-11
such rights and remedies, Borrower hereby grants to Lender an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to Borrower) to use, transfer, license or sublicense any Patent, Trademark, trade secret, or copyright now owned or hereafter acquired by Borrower, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer and automatic machinery software and programs used for the compilation or printout thereof.

          10. LIMITATION ON LENDER'S DUTY IN RESPECT OF COLLATERAL. Lender shall use reasonable care with respect to the Collateral in its possession or under its control. Lender shall not have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of Lender, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. Upon request of Borrower, Lender shall account for any monies received by Lender in respect of any foreclosure on or disposition of the Collateral.

          11. REINSTATEMENT. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Borrower for liquidation or reorganization, should Borrower become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of Borrower's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to Applicable Law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

          12. NOTICES. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon either of the parties by the other party, or whenever either of the parties desires to give or serve upon the other party any communication with respect to this Security Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be given in the manner, and deemed received, as provided for in SECTION 9.10 of the Credit Agreement.

          13. SEVERABILITY; COMPLETE AGREEMENT. Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. This Security Agreement is to be read, construed and applied together with the Credit Agreement and the other Loan Documents which, taken together, set forth the complete understanding and agreement of Lender and Borrower with respect to the matters referred to herein and therein and supersede all prior agreements, understandings or inducements whether express or implied, or oral or written.

                                        E-1-12

          14. NO WAIVER; CUMULATIVE REMEDIES. Lender shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by Lender and then only to the extent therein set forth. A waiver by Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Lender would otherwise have had on any future occasion. No failure to exercise nor any delay in exercising on the part of Lender, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law. None of the terms or provisions of this Security Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by Lender and Borrower.

          15. LIMITATION BY LAW; TIME OF ESSENCE. All rights, remedies and powers provided in this Security Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Security Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Security Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered, or filed under the provisions of any Applicable Law. Time is of the essence of this Security Agreement.

          16. TERMINATION OF THIS SECURITY AGREEMENT. Subject to SECTION 11 hereof, this Security Agreement shall terminate upon the first day following the termination of the Commitments and the repayment in full of all Secured Obligations.

          17. SUCCESSORS AND ASSIGNS. This Security Agreement and all obligations of Borrower hereunder shall be binding upon the successors and assigns of Borrower, and shall, together with the rights and remedies of Lender hereunder, inure to the benefit of Lender, all future holders of any instrument evidencing any of the Obligations and their respective successors and assigns. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Obligations or any portion thereof or interest therein shall in any manner affect the security interest granted to Lender hereunder. Borrower may not assign, sell or otherwise transfer an interest in this Security Agreement.

          18. EXECUTION IN COUNTERPARTS. This Security Agreement may be executed in any number of counterparts, all of which shall collectively and separately constitute one agreement.

          19. GOVERNING LAW; CONSENT TO JURISDICTION AND VENUE. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS SECURITY AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK

                                        E-1-13

APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. BORROWER HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE CITY AND COUNTY OF NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN BORROWER AND LENDER PERTAINING TO THIS SECURITY AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT, THE CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, PROVIDED, THAT LENDER AND BORROWER ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE CITY AND COUNTY OF NEW YORK AND, PROVIDED, FURTHER, THAT NOTHING IN THIS SECURITY AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE LENDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF LENDER. BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND BORROWER HEREBY WAIVES ANY OBJECTION WHICH BORROWER MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. BORROWER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWER IN ACCORDANCE WITH SECTION 12 OF THIS SECURITY AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF BORROWER'S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

          20. MUTUAL WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN THE PARTIES ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH, THIS SECURITY AGREEMENT, THE CREDIT AGREEMENT, OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

                                        E-1-14

          IN WITNESS WHEREOF, Borrower has caused this Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.


                                   HALLMARK HEALTHCARE CORPORATION


                               By:
                                  ---------------------------------------------
                                   Title:
                                         --------------------------------------


ACCEPTED AS OF DECEMBER 31, 1993:

GENERAL ELECTRIC CAPITAL CORPORATION


By:
   ------------------------------
    Title:
          -----------------------

                                     E-1-15

                                   SCHEDULE I
                                       to
                               SECURITY AGREEMENT
                          Dated as of December 31 1993

                                 PERMITTED LIENS

                                     E-1-16

                                   SCHEDULE II
                                       to
                               SECURITY AGREEMENT
                          Dated as of December 31, 1993

                                   INSTRUMENTS

                                     E-1-17

                                  SCHEDULE III
                                       to
                               SECURITY AGREEMENT
                          Dated as of December 31, 1993

                   SCHEDULE OF OFFICES AND RECORDS CONCERNING
                           COLLATERAL AND OTHER NAMES


I.   Chief Executive Office and principal place of business of Borrower:


II.  Other Corporate Offices of Borrower:


III. Locations of Borrower's Records Concerning Collateral:


IV.  Other Corporate, Fictitious or Trade Names of Borrower:

                                     E-1-18

                                   EXHIBIT E-2
                                       to
                                CREDIT AGREEMENT
                          Dated as of December 31, 1993


                      FORM OF SUBSIDIARY SECURITY AGREEMENT


          SECURITY AGREEMENT, dated as of December 31, 1993, made by NATIONAL HEALTHCARE OF CULLMAN, INC., NATIONAL HEALTHCARE OF DECATUR, INC., THE L.V. STABLER MEMORIAL HOSPITAL OF GREENVILLE, INC., NATIONAL HEALTHCARE OF HARTSELLE, INC., NATIONAL HEALTHCARE OF NEWPORT, INC., NATIONAL HEALTHCARE OF POCAHONTAS, INC., NATIONAL HEALTHCARE OF HOLMES COUNTY, INC., HEALTH CARE OF FORSYTH COUNTY, INC., HEALTH CARE OF BERRIEN COUNTY, INC., BERRIEN NURSING CENTER, INC., NATIONAL HEALTHCARE OF MT. VERNON, INC., NATIONAL HEALTHCARE OF LEESVILLE, INC., NATIONAL HEALTHCARE OF SABINE INC., NATIONAL HEALTHCARE OF CLEVELAND, INC., SCENIC MOUNTAIN MEDICAL CENTER, INC., NHCI OF HILLSBORO, INC., NATIONAL HEALTHCARE OF MCMINNVILLE, INC., HOSPITAL CORPORATION OF WHITE COUNTY, HALLMARK HEALTHCARE MANAGEMENT CORPORATION, NATIONAL HEALTHCARE OF CLANTON, INC., NATIONAL HEALTHCARE OF WASHINGTON COUNTY, INC., PHYSICIANS HOSPITAL OF DADEVILLE, INC., NATIONAL HEALTHCARE OF ENGLAND, ARKANSAS, INC., GEORGIA HOME SERVICES INC., NORTHGATE HOSPITAL, INC., NATIONAL HEALTHCARE OF EUFAULA, INC., NATIONAL HEALTHCARE OF DALLAS COUNTY, INC., HEALTH CARE OF VIENNA, GEORGIA, INC., KSA MANAGEMENT COMPANY, NATIONAL HEALTHCARE OF LAMAR COUNTY, INC., NATIONAL HEALTHCARE OF BARNWELL, INC., RHC-TENNESSEE PROPERTIES, INC., WAYNE COUNTY HOME HEALTHCARE, INC., NATIONAL HEALTHCARE CENTER OF WAYNESBORO, INC., NATIONAL HEALTHCARE OF ELBA, ALABAMA, INC., POPLAR BLUFF MANAGEMENT, INC., NATIONAL HEALTHCARE VENTURE I, INC., NHI HOLDINGS, INC., HOME INFUSION THERAPY, INC., CONTINUAL CARE, INC., ALTERNATIVE HEALTH SERVICES, INC., N.H. OF WEST SEATTLE, INC., HEALTHCARE PLUS, INC., HOMEBOUND HEALTH CARE AGENCY, INC., NEURO TREATMENT, INC. AND NATIONAL HEALTH/CARE PLAN, INC. (individually a "GUARANTOR" and collectively "GUARANTORS"), in favor of GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation having an office at Suite 200, 5665 New Northside Drive, Atlanta, Georgia 30328 ("LENDER").

                              W I T N E S S E T H:

          WHEREAS, pursuant to that certain Credit Agreement dated as of December 31, 1993 by and between Hallmark Healthcare Corporation ("BORROWER") and Lender (as the same from time to time may be amended, restated, supplemented or otherwise modified, the "CREDIT AGREEMENT"), Lender has agreed, among other things, to make a Working Capital Loan (as defined in the Credit Agreement) available to Borrower and to establish an Acquisition Line (as defined in the Credit Agreement) pursuant to the terms of the Credit Agreement; and

          WHEREAS, Borrower and Guarantors share an identity of interests as members of a consolidated group of companies engaged in healthcare businesses; the Borrower provides certain centralized financial, accounting and management services to the Guarantors; and the making of the Working Capital Loan available to the Borrower and the establishment of the Acquisition Line will facilitate expansion and enhance the overall financial strength and stability of the Borrower's corporate group, including the Guarantors; and

          WHEREAS, it is a condition precedent to the Lender's making the Working Capital Loan available to Borrower and to Lender's establishment of the Acquisition Line that each of the Guarantors execute and deliver the Subsidiary Guaranty Agreement, dated as of the date hereof (as the same may be amended, restated, supplemented or otherwise modified, the "GUARANTY") in favor of Lender under which each of the Guarantors agrees to jointly and severally guarantee repayment of the Working Capital Loan, the Acquisition Loan and all other Obligations which may be now or hereafter owing by Borrower to Lender; and

          WHEREAS, it is an additional condition precedent to the Lender's making the Working Capital Loan available to Borrower and to the Lender's establishment of the Acquisition Line that each Guarantor secure its liability under the Guaranty by executing and delivering this Security Agreement.

          NOW, THEREFORE, in consideration of the premises and in order to induce Lender to make the Working Capital Loan available to Borrower and to establish the Acquisition Line, the parties hereto agree as follows:

          1.   DEFINED TERMS.

           a. When used herein, the following terms shall have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

          PERMITTED LIEN: means (i) a Lien listed in SCHEDULE I hereto or consented to in writing by the Lender, (ii) a Lien securing a tax assessment or other governmental charge or levy (excluding any Lien arising under any of the provisions of the Employee Retirement Income Security Act of 1975, as amended), the claim of a materialman, mechanic, carrier, warehouseman or landlord for labor, materials, supplies or rentals incurred in the ordinary course of business, or a money judgment rendered by a court or administrative tribunal, but in each case only if (A) such amount is not over due and payable or, in the case of a tax assessment or other governmental charge or levy, if payment thereof shall not at the time be required to be made in accordance with Section 6.2 of the Credit Agreement,
     (B) foreclosure, distraint, sale or other similar proceeding shall not have been commenced or if commenced, such proceeding is being contested in good faith by appropriate action and any execution in respect thereof has been bonded or stayed, and (C) such Lien, together with all other such Liens, secures obligations which do not exceed $100,000

                                      E-2-2
     in the aggregate and (iii) a Lien created in favor of the Lender under any of the Collateral Documents.

          b. Unless otherwise defined herein, capitalized terms defined in the Credit Agreement are used herein as therein defined.

          2.   GRANT OF SECURITY INTEREST.

          a. To secure the prompt and complete payment, performance and observance of all of the indebtedness, obligations or liabilities of each Guarantor to Lender which may now exist or hereafter arise under the Guaranty or this Security Agreement (collectively the "SECURED OBLIGATIONS"), and to induce Lender to enter into the Credit Agreement and to make the Working Capital Loan and any other extensions of credit provided for therein available to Borrower in accordance with the respective terms thereof, each Guarantor hereby grants to Lender a security interest in all of such Guarantor's right, title and interest in, to and under the following whether now owned by or owing to, or hereafter acquired by or arising in favor of such Guarantor (including, without limitation, under any trade names, styles or divisions thereof), and regardless of where located (all of which being hereinafter collectively referred to as the "COLLATERAL"):

              (i) all Accounts, including, without limitation, all accounts arising under Medicare, Medicaid and CHAMPUS;

             (ii)  all Chattel Paper;

            (iii)  all Contracts;

             (iv)  all Documents;

              (v)  all Instruments (excluding the stock of any Subsidiary);

             (vi)  all General Intangibles;

            (vii) all rights, titles and interests of such Guarantor in, to or under any or all of the Collection Account, the Concentration Account, and any other cash management account, lockbox account or cash collateral account, and in any other account into which there shall be deposited at any time any Proceeds of the Collateral, in each case which may be now or hereafter established by Lender under the Credit Agreement, and in all monies or other property of such Guarantor now or hereafter on deposit therein;

           (viii)  all money, cash or cash equivalents of such Guarantor;

             (ix) all books and records (including without limitation credit files, customer lists, computer files, computer programs, computer printouts, or other computer material) of such Guarantor pertaining to any of the Collateral described above; and

                                      E-2-3

              (x)  all Proceeds of any of the Collateral described above.

          b. In addition, to secure the prompt and complete payment, performance and observance of the Secured Obligations and in order to induce Lender as aforesaid, each Guarantor hereby grants to Lender, a security interest in all property of such Guarantor held by Lender, including, without limitation, all property of every description, now or hereafter in the possession or custody of or in transit to Lender for any purpose, including safekeeping, collection or pledge, for the account of such Guarantor, or as to which such Guarantor may have any right or power.

          3.   LENDER'S RIGHTS; LIMITATIONS ON LENDER'S OBLIGATIONS.

          a. It is expressly agreed by each Guarantor that, anything herein to the contrary notwithstanding, each Guarantor shall remain liable under each of its Contracts and each of its Licenses to observe and perform all the conditions and obligations to be observed and performed by it thereunder and Lender shall have no obligation or liability under any Contract or License by reason of or arising out of this Security Agreement or the granting herein of a security interest therein or the receipt by Lender of any payment relating to any Contract or License pursuant hereto, nor shall Lender be required or obligated in any manner to perform or fulfill any of the obligations of a Guarantor under or pursuant to any Contract or License, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Contract or License, or to present or file any claims, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

          b. Lender may at any time after the occurrence of and during the continuance of an Event of Default (i) without prior notice to a Guarantor, notify Account Debtors, parties to the Contracts, and obligors in respect of Instruments, that the Accounts and the right, title and interest of such Guarantor in and under such Contracts and Instruments have been assigned to Lender and that payments shall be made directly to Lender; (ii) require a Guarantor to notify Account Debtors, parties to Contracts, and obligors in respect of Instruments; and (iii) without prior notice to a Guarantor, notify obligors in respect of Chattel Paper that the right, title and interest of any Guarantor in and under such Chattel Paper have been assigned to Lender and that payments shall be made directly to Lender.

          c. Upon reasonable prior notice to a Guarantor (unless an Event of Default has occurred and is continuing in which case no notice is necessary), Lender shall have the right to make test verifications of the Accounts and verifications and appraisals of the other Collateral in a commercially reasonable manner, and such Guarantor agrees to furnish all such assistance and information as Lender may require in connection therewith. Upon the occurrence and continuation of an Event of Default, each Guarantor, at its own expense, shall cause the certified public accountant then engaged by such Guarantor, to prepare and deliver to Lender at any time and from time to time promptly upon Lender's request the following reports: (i) a reconciliation of all Accounts;
(ii) an aging of all Accounts; (iii) trial balances; and (iv) a test verification of such Accounts as Lender may request.

                                      E-2-4

          4. REPRESENTATIONS AND WARRANTIES. Each Guarantor hereby represents and warrants that:

          a. Except for the security interest granted to Lender under this Security Agreement and any other Permitted Liens, each Guarantor is the sole owner of each item of the Collateral in which it purports to grant a security interest hereunder, having good and marketable title thereto free and clear of any and all liens, security interests or other encumbrances.

          b. No effective security agreement, financing statement, equivalent security or lien instrument or continuation statement covering all or any part of the Collateral is on file or of record in any public office, except as may be set forth on SCHEDULE I hereto, such as may have been filed by any Guarantor in favor of Lender pursuant to this Security Agreement or such as relate to other Permitted Liens.

          c. This Security Agreement creates a valid and continuing lien on and security interest in favor of Lender in the Collateral, which lien and security interest has been duly perfected and is prior to all other Liens except those Liens specifically designated on SCHEDULE I as being prior to Lender's Liens, and except Permitted Liens that would be prior to Lender's Liens as a matter of law, and is enforceable as such against all third parties. All action necessary or desirable to protect and perfect such security interest in each item of the Collateral has been duly taken.

          d. SCHEDULE II hereto lists all Instruments of each Guarantor. All action necessary or desirable to protect and perfect the security interest of Lender in each item set forth on SCHEDULE II, including the delivery of all originals thereof to Lender, has been duly taken. The security interest of Lender in the Collateral listed on SCHEDULE II hereto is prior to all other Liens except those Liens specifically designated on SCHEDULE I as being prior to Lender's Liens and Permitted Liens that would be prior to Lender's Liens as a matter of law, and is enforceable against all third parties.

          e. Each of Guarantor's chief executive office, principal place of business, corporate offices, and the locations of all of its records concerning the Collateral are set forth on SCHEDULE III hereto, and each Guarantor shall not change such chief executive office, principal place of business, corporate offices or location of its records concerning the Collateral, or remove such records unless it has taken such action as is necessary to cause the Lien of Lender in the Collateral to continue to be perfected. Each Guarantor shall not change its chief executive office, principal place of business, corporate offices, or the location of its records concerning the Collateral without giving at least thirty (30) days' prior written notice thereof to Lender.

          f. During the five (5) year period preceding the date of this Security Agreement, no Guarantor has been known as or used and no Guarantor presently does use any corporate name other than its name as set forth in its signature below and those other corporate, fictitious or trade names (if any) of such Guarantor as disclosed on SCHEDULE III hereto. If such schedule sets forth any fictitious or trade names for a Guarantor (collectively, the "TRADE NAMES"), such Guarantor represents and warrants to and agrees with Lender that: (i) any Collateral arising out of any sales under any of the Trade Names is the property of and belongs to such Guarantor; (ii) each of the Trade Names is a trade name or trade style (and not an independent or separate

                                      E-2-5
corporation or other legal entity) by which such Guarantor may identify or market itself or under which such Guarantor may sell certain products, render certain services or otherwise conduct some or all of its business; (iii) any Collateral which arises from any sales made, services rendered or other business conducted under any of the Trade Names shall be owned solely by such Guarantor; and (iv) such Guarantor hereby appoints Lender to be its attorney-in-fact to file such certificates disclosing such Guarantor's use of the Trade Names and to take such other actions on such Guarantor's behalf as Lender considers appropriate to comply with any statutes or regulations relating to the use of fictitious or assumed business names.

          g. (i) The Accounts represent bona fide sales of inventory or the provision of services to customers in the ordinary course of each Guarantor's business completed in accordance with the terms and provisions contained in the documents available to Lender with respect thereto and are not evidenced by a judgment, Instrument or Chattel Paper; (ii) the amounts shown on any aged receivables trial balance delivered by each Guarantor to Lender pursuant to the terms of this Security Agreement or the Credit Agreement and on each Guarantor's books and records and all invoices and statements which may be delivered to the Lender with respect thereto are actually and absolutely owing to such Guarantor and are not in any way contingent; (iii) no payments have been or shall be made thereon except payments immediately delivered to a collection account and payments made prior to the date of this Security Agreement; (iv) there are no setoffs, claims or disputes existing or asserted with respect thereto and no Guarantor has made any agreement with any Account Debtor for any deduction therefrom except a discount or allowance allowed by such Guarantor in the ordinary course of its business for prompt payment; (v) to the best of each Guarantor's knowledge, there are no facts, events or occurrences which in any way impair the validity or enforcement thereof or tend to reduce the amount payable thereunder as shown on the respective aged receivable trial balances, such Guarantor's books and records and all invoices and statements delivered to Lender with respect thereto; (vi) to the best of each Guarantor's knowledge, all Account Debtors have the capacity to contract; (vii) no Guarantor has received any notice of proceedings or actions which are threatened or pending against any Account Debtor which might result in any material adverse change in such Account Debtor's financial condition; and (viii) no Guarantor has any knowledge that any Account Debtor is unable generally to pay its debts as they become due.

          5. COVENANTS. Each Guarantor covenants and agrees with Lender that from and after the date of this Security Agreement and until the termination of this Security Agreement pursuant to Section 16 hereof:

          a. FURTHER ASSURANCES; PLEDGE OF INSTRUMENTS. At any time and from time to time, upon the written request of Lender and at the sole expense of the Guarantors, each Guarantor shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as Lender may reasonably deem desirable to obtain for the Lender the full benefits of this Security Agreement and of the interests, rights and powers herein granted, including (i) using its best efforts to secure all consents and approvals necessary or appropriate for the assignment to or for the benefit of Lender of any Collateral held by such Guarantor or in which such Guarantor has any rights not heretofore assigned, (ii) filing any financing or continuation statements under the Code and giving any notices or attaching any legends required under non-Code law, with respect to the liens and security interests intended to be granted hereunder

                                      E-2-6
or under any other Loan Document and, (iii) transferring Collateral to Lender's possession (if such Collateral consists of Chattel Paper or if a security interest in such Collateral can be perfected only by possession). Each Guarantor also hereby authorizes Lender to file any financing or continuation statement without the signature of such Guarantor to the extent permitted by applicable law. If any amount payable under or in connection with any of the Collateral is or shall become evidenced by any Instrument, such Instrument, other than checks and notes received in the ordinary course of business, shall be duly endorsed in a manner satisfactory to Lender promptly upon such Guarantor's receipt thereof and delivered to Lender.

          b. MAINTENANCE OF RECORDS. Each Guarantor shall keep and maintain, at its own cost and expense, satisfactory and complete records of the Collateral, including a record of any and all payments received and any and all credits granted with respect to the Collateral and all other dealings with the Collateral. Each Guarantor shall mark its books and records, and following an Event of Default its invoices and insurance assignments and/or claim forms pertaining to the Collateral to evidence this Security Agreement and the security interests granted hereby. All Chattel Paper shall be marked with the following legend: "This writing and the obligations evidenced or secured hereby are subject to the security interest of General Electric Capital Corporation". For Lender's further security, each Guarantor agrees that Lender shall have a special property right and security interest in all of such Guarantor's books and records pertaining to the Collateral and, upon the occurrence and during the continuation of any Event of Default, each Guarantor shall deliver and turn over any such books and records to Lender or to its representatives at any time on demand of Lender. Prior to the occurrence of an Event of Default and upon reasonable notice from Lender, each Guarantor shall permit any representative of Lender to inspect such books and records and shall provide photocopies thereof to Lender as more specifically set forth in SECTION 5g below.

          c. INDEMNIFICATION. In any suit, proceeding or action brought by Lender relating to any Account, Chattel Paper, Contract, General Intangible, Instrument or Document for any sum owing thereunder, or to enforce any provision of any Account, Chattel Paper, Contract, General Intangible, Instrument, or Document, each Guarantor shall save, indemnify and keep Lender harmless from and against all expense, loss or damage suffered by reason of any claim, defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the obligor thereunder arising out of a breach by such Guarantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to, or in favor of, such obligor or its successors from such Guarantor, and all such obligations of such Guarantor shall be and remain enforceable against, and only against, such Guarantor and shall not be enforceable against Lender.

          d. COMPLIANCE WITH TERMS OF ACCOUNTS, ETC. In all material respects, each Guarantor shall perform and comply with all obligations in respect of Accounts, Chattel Paper, Contracts, Licenses, Instruments and Documents, and all other agreements to which it is a party or by which it or any of its property is bound.

          e. LIMITATION ON LIENS ON COLLATERAL. No Guarantor shall create, permit or suffer to exist, and each Guarantor shall defend the Collateral against and take such other action as is necessary to remove, any Lien on the Collateral except for Permitted Liens. Each Guarantor shall further defend the right, title and interest of Lender in and to any of such Guarantor's rights

                                      E-2-7
under the Chattel Paper, Contracts, Documents, General Intangibles and Instruments and any other Collateral, and in and to the Proceeds thereof, against the claims and demands of all Persons whomsoever.

          f. LIMITATIONS ON MODIFICATIONS OF ACCOUNTS. Subject to the terms of the Credit Agreement, upon the occurrence and during the continuation of any Event of Default, no Guarantor shall, without Lender's prior written consent,
(i) grant any extension of the time of payment of any of the Accounts, Chattel Paper, Instruments or amounts due under any Contract; (ii) compromise or settle the same for less than the full amount thereof; (iii) release, in whole or in part, any Person liable for the payment thereof; or (iv) allow any credit or discount whatsoever thereon other than trade discounts granted in the ordinary course of business of such Guarantor.

          g. RIGHT OF INSPECTION. Upon reasonable notice to a Guarantor (unless an Event of Default has occurred and is continuing, in which case no notice is necessary), Lender shall at all times have full and free access during normal business hours to all the books and records and correspondence of such Guarantor, and Lender or its representatives may examine the same, take extracts therefrom and make photocopies thereof, and each Guarantor agrees to render to Lender, at such Guarantor's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. Upon reasonable notice to a Guarantor (unless an Event of Default has occurred and is continuing, in which case no notice is necessary), Lender and its representatives shall also have the right to enter into and upon any premises where any of the Collateral is located for the purpose of inspecting the same, observing its use or otherwise protecting Lender's interests in the Collateral.

          h. CONTINUOUS PERFECTION. No Guarantor shall change its name, identity or corporate structure in any manner which might make any financing or continuation statement filed in connection herewith seriously misleading within the meaning of section 9-402(7) of the Code or any other then applicable provision of the Code unless such Guarantor shall have given Lender at least thirty (30) days' prior written notice thereof and shall have taken all action (or made arrangements to take such action substantially simultaneously with such change if it is impossible to take such action in advance) necessary or reasonably requested by Lender to amend such financing statement or continuation statement so that it is not seriously misleading.

          6.   LENDER'S APPOINTMENT AS ATTORNEY-IN-FACT.

          a. Each Guarantor hereby irrevocably constitutes and appoints Lender and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Guarantor and in the name of such Guarantor or in its own name, from time to time in Lender's discretion, for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement and, without limiting the generality of the foregoing, hereby grants to Lender the power and right, on behalf of such Guarantor, without notice to or assent by such Guarantor, and at any time to do the following while the provisions of
Section 6.12(c) of the Credit Agreement (requiring cash sweeps) shall be operative:

                                      E-2-8

          (i) in the name of such Guarantor, in its own name or otherwise, take possession of, endorse and receive payment of any checks, drafts, notes, acceptances, or other Instruments for the payment of monies due under any Collateral;

         (ii) continue any insurance existing pursuant to the terms of this Security Agreement, and pay all or any part of the premiums therefor and the costs thereof; and

        (iii) receive payment of any and all monies, claims, and other amounts due or to become due at any time arising out of or in respect of any Collateral.

          b. Each Guarantor hereby irrevocably constitutes and appoints Lender and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Guarantor and in the name of such Guarantor or in its own name, from time to time in Lender's discretion, for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or reasonably desirable to accomplish the purposes of this Security Agreement and, without limiting the generality of the foregoing, hereby grants to Lender the power and right, on behalf of such Guarantor, without notice to or assent by such Guarantor, upon the occurrence and during the continuation of an Event of Default, to do the following:

          (i) ask, demand, collect, receive and give acquittances and receipts for any and all money due or to become due under any Collateral;

         (ii) pay or discharge taxes, liens, security interest, or other encumbrances levied or placed on or threatened against the Collateral;

        (iii) obtain any insurance called for by the terms of the Credit Agreement and pay all or any part of the premiums therefor and costs thereof;

         (iv) direct any party liable for any payment under or in respect of any of the Collateral to make payment of any and all monies due or to become due thereunder, directly to Lender or as Lender shall direct;

          (v) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, and notices in connection with accounts and other documents constituting or related to the Collateral;

         (vi) settle, compromise or adjust any suit, action, or proceeding described above and, in connection therewith, give such discharges or releases as Lender may deem appropriate;

        (vii) file any claim or take or commence any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Lender for the

                                      E-2-9
     purpose of collecting any and all such monies due under any Collateral whenever payable (including, without limitation, any action to require the payment of any amounts due from Medicare, Medicaid or similar government programs directly to an account under the exclusive control of the Lender, to which action such Guarantor hereby consents, agrees and stipulates to the requested action in advance to the fullest extent permitted by Applicable Law);

       (viii) commence and prosecute any suits, actions or proceedings of law or equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral; and

         (ix) defend any suit, action or proceeding brought against such Guarantor with respect to any Collateral if such Guarantor does not defend such suit, action or proceeding or if Lender believes that such Guarantor is not pursuing such defense in a manner that will maximize the recovery with respect to such Collateral;

          (x) sell, transfer, pledge, make any agreement with respect to, or otherwise deal with any of the Collateral as fully and completely as though Lender were the absolute owner thereof for all purposes, and to do, at Lender's option and the Guarantors' expense, at any time, or from time to time, all acts and things which Lender reasonably deems necessary to perfect, preserve, or realize upon the Collateral and Lender's Lien thereon in order to effect the intent of this Security Agreement, all as fully and effectively as such Guarantor might do.

          c. Each Guarantor hereby ratifies, to the extent permitted by law, all that said attorneys-in-fact shall lawfully do or cause to be done by virtue hereof. The power of attorney granted pursuant to this SECTION 6 is a power coupled with an interest and shall be irrevocable until all Working Capital Loans, all Acquisition Loans and all other Secured Obligations have been completely discharged and Borrower shall not have any further right to borrow any monies or obtain other credit extensions or financial accommodations under the Credit Agreement.

          d. The powers conferred on Lender hereunder are solely to protect Lender's interests in the Collateral and shall not impose any duty upon it to exercise any such powers. Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and none of its officers, directors, employees, agents or representatives shall be responsible to Guarantor for any act or failure to act, except for their own gross negligence or willful misconduct.

          e. Each Guarantor also authorizes Lender, at any time and from time to time, upon the occurrence of and during continuance of an Event of Default to
(i) communicate in its own name with any party to any Contract with regard to the assignment of the right, title and interest of such Guarantor in and under the Accounts, the Contracts and other matters relating thereto and (ii) execute, in connection with the sale provided for in SECTION 8 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

                                     E-2-10

          7.   PERFORMANCE BY LENDER OF GUARANTOR'S OBLIGATIONS.   If any
Guarantor fails to perform or comply with any of its agreements contained herein or in any of the other Loan Documents, and Lender, as provided for by the terms of this Security Agreement or any of the other Loan Documents, shall itself perform or comply, or otherwise cause performance of or compliance, with such agreement, the reasonable expenses, including attorneys' fees, of Lender incurred in connection with such performance or compliance, together with interest thereon at the rate then in effect in respect of the Base Rate Working Loan, shall be payable by the Guarantors to Lender on demand and shall constitute Secured Obligations secured hereby.

          8.   REMEDIES; RIGHTS UPON DEFAULT.

          a. If any Event of Default shall occur and be continuing, Lender may exercise in addition to all other rights and remedies granted to it under this Security Agreement, the Credit Agreement, the other Loan Documents and under any other instrument or agreement securing, evidencing, guaranteeing or otherwise relating to the Secured Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, each Guarantor expressly agrees that in any such event Lender, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon such Guarantor or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the Code and other applicable law), may forthwith enter upon the premises of such Guarantor where any Collateral is located through self-help, without judicial process, without first obtaining a final judgment or giving such Guarantor notice and opportunity for a hearing on Lender's claim or action, and without paying rent to such Guarantor, and collect, receive, assemble, process, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, assign, give an option or options to purchase, or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of Lender the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption such Guarantor hereby releases. Such sales may be adjourned and continued from time to time with or without notice. Lender shall have the right to conduct such sales on any Guarantor's premises or elsewhere and shall have the right to use such Guarantor's premises without charge for such time or times as Lender deems necessary or advisable.

          Each Guarantor further agrees, at Lender's request, to assemble the Collateral and make it available to Lender at places which Lender shall reasonably select, whether at such Guarantor's premises or elsewhere. Until Lender is able to effect a sale, lease, or other disposition of Collateral, Lender shall have the right to use, operate or administer Collateral on behalf of Lender, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by Lender. Lender shall have no obligation to any Guarantor to maintain or preserve the rights of such Guarantor as against third parties with respect to Collateral while Collateral is in the possession of Lender. Lender may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce

                                     E-2-11
any of Lender's remedies with respect to such appointment without prior notice or hearing. Lender shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale as provided in SECTION 8D hereof, each Guarantor remaining liable for any deficiency remaining unpaid after such application, and only after so paying over such net proceeds and after the payment by Lender of any other amount required by any provision of law, including section 9-504(1)(c) of the Code (but only after Lender has received what Lender considers reasonable proof of a subordinate party's security interest), need Lender account for the surplus, if any, to any Guarantor. To the maximum extent permitted by applicable law, each Guarantor waives all claims, damages, and demands against Lender arising out of the repossession, liquidation, collection, retention or sale of the Collateral except such as arise out of the gross negligence or willful misconduct of such party. Each Guarantor agrees that five (5) days' prior notice by Lender of the time and place of any public sale or of the time after which a private sale may take place is reasonable notification of such matters. Each Guarantor shall remain liable for any deficiency if the proceeds of any sale, liquidation, collection, or disposition of the Collateral are insufficient to pay all amounts to which Lender is entitled, each Guarantor also being liable for any reasonable attorneys' fees incurred by Lender to collect such deficiency.

          b. Each Guarantor agrees to pay any and all costs of Lender, including, without limitation, reasonable attorneys' fees, incurred in connection with the enforcement of any of its rights and remedies hereunder.

          c. Except as otherwise specifically provided herein, each Guarantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

          d. The Proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be distributed by Lender upon receipt, in the following order of priorities:

               FIRST, to Lender in an amount sufficient to pay in full the reasonable expenses of Lender in connection with such sale, disposition or other realization, including all expenses, liabilities and advances incurred or made by Lender in connection therewith, including reasonable attorney's fees;

               SECOND, to Lender in an amount equal to the then due and unpaid accrued interest, fees and prepayment premiums, if any, on the Secured Obligations;

               THIRD, to Lender in an amount equal to any other Secured Obligations or amounts owed, if any, in connection with the Secured Obligations;

               FOURTH, to Lender in an amount equal to any other Secured Obligations which are then unpaid; and

               FINALLY, upon payment in full of all of the Secured Obligations, to the Guarantors or their respective representatives or to whomsoever may be

                                     E-2-12
          lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

          9. GRANT OF LICENSE TO USE PATENT AND TRADEMARK COLLATERAL. For the purpose of enabling Lender to exercise rights and remedies under SECTION 8 hereof (including, without limiting the terms of SECTION 8 hereof, in order to take possession of, hold, preserve, process, assemble, prepare for sale, market for sale, sell, liquidate or otherwise dispose of Collateral) at such time as Lender shall be lawfully entitled to exercise such rights and remedies, each Guarantor hereby grants to Lender an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to any Guarantor) to use, transfer, license or sublicense any Patent, Trademark, trade secret, or copyright now owned or hereafter acquired by such Guarantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer and automatic machinery software and programs used for the compilation or printout thereof.

          10. LIMITATION ON LENDER'S DUTY IN RESPECT OF COLLATERAL. Lender shall use reasonable care with respect to the Collateral in its possession or under its control. Lender shall not have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of Lender, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. Upon request of the Guarantors, Lender shall account for any monies received by Lender in respect of any foreclosure on or disposition of the Collateral.

          11. REINSTATEMENT. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Guarantor for liquidation or reorganization, should any Guarantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of any Guarantor's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to Applicable Law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

          12. NOTICES. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon either of the parties by the other party, or whenever either of the parties desires to give or serve upon the other party any communication with respect to this Security Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be given in the manner, and deemed received, as provided for in SECTION 11 of the Guaranty.

          13. SEVERABILITY; COMPLETE AGREEMENT. Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such

                                     E-2-13
jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. This Security Agreement is to be read, construed and applied together with the Guaranty, the Credit Agreement and the other Loan Documents which, taken together, set forth the complete understanding and agreement of Lender, Borrower and the Guarantors with respect to the matters referred to herein and therein and supersede all prior agreements, understandings or inducements whether express or implied, or oral or written.

          14. NO WAIVER; CUMULATIVE REMEDIES. Lender shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by Lender and then only to the extent therein set forth. A waiver by Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Lender would otherwise have had on any future occasion. No failure to exercise nor any delay in exercising on the part of Lender, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law. None of the terms or provisions of this Security Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by Lender and the Guarantors.

          15. LIMITATION BY LAW; TIME OF ESSENCE. All rights, remedies and powers provided in this Security Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Security Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Security Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered, or filed under the provisions of any Applicable Law. Time is of the essence of this Security Agreement.

          16. TERMINATION OF THIS SECURITY AGREEMENT. Subject to SECTION 11 hereof, this Security Agreement and the security interests conveyed hereunder shall remain in full force and effect until such time as (i) the Secured Obligations have been indefeasibly paid in full and (ii) the Guaranty is no longer in effect.

          17. SUCCESSORS AND ASSIGNS. This Security Agreement and all obligations of each Guarantor hereunder shall be binding upon the successors and assigns of such Guarantor, and shall, together with the rights and remedies of Lender hereunder, inure to the benefit of Lender, all future holders of any instrument evidencing any of the Secured Obligations and their respective successors and assigns. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Secured Obligations or any portion thereof or interest therein shall in any manner affect the security interest granted to Lender hereunder.
No Guarantor may assign, sell or otherwise transfer an interest in this Security Agreement.

                                     E-2-14

          18. EXECUTION IN COUNTERPARTS. This Security Agreement may be executed in any number of counterparts, each of which shall collectively and separately constitute one agreement.

          19. GOVERNING LAW; CONSENT TO JURISDICTION AND VENUE. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS SECURITY AGREEMENT AND THE SECURED OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. EACH GUARANTOR HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE CITY AND COUNTY OF NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN SUCH GUARANTOR AND LENDER PERTAINING TO THIS SECURITY AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT, THE CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, PROVIDED, THAT EACH GUARANTOR ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE CITY AND COUNTY OF NEW YORK, AND, PROVIDED, FURTHER, THAT NOTHING IN THIS SECURITY AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE LENDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE SECURED OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF LENDER. EACH GUARANTOR EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH GUARANTOR HEREBY WAIVES ANY OBJECTION WHICH SUCH GUARANTOR MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH GUARANTOR HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH GUARANTOR IN ACCORDANCE WITH SECTION 12 OF THIS SECURITY AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH GUARANTOR'S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

          20. MUTUAL WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO

                                     E-2-15

ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN THE PARTIES ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH, THIS SECURITY AGREEMENT, THE CREDIT AGREEMENT, OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

          IN WITNESS WHEREOF, each Guarantor has caused this Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.


                                        NATIONAL HEALTHCARE OF CULLMAN, INC.,
                                        NATIONAL HEALTHCARE OF DECATUR, INC.,
                                        THE L.V. STABLER MEMORIAL HOSPITAL OF
                                        GREENVILLE, INC., NATIONAL HEALTHCARE OF
                                        HARTSELLE, INC., NATIONAL HEALTHCARE OF
                                        POCAHONTAS, INC., NATIONAL HEALTHCARE OF
                                        HOLMES COUNTY, INC., HEALTH CARE OF
                                        FORSYTH COUNTY, INC., HEALTH CARE OF
                                        BERRIEN COUNTY, INC., BERRIEN NURSING
                                        CENTER, INC., NATIONAL HEALTHCARE OF MT.
                                        VERNON, INC., NATIONAL HEALTHCARE OF
                                        LEESVILLE, INC., NATIONAL HEALTHCARE OF
                                        SABINE INC., NATIONAL HEALTHCARE OF
                                        CLEVELAND, INC., SCENIC MOUNTAIN MEDICAL
                                        CENTER, INC., NHCI OF HILLSBORO, INC.,
                                        NATIONAL HEALTHCARE OF MCMINNVILLE,
                                        INC., HOSPITAL CORPORATION OF WHITE
                                        COUNTY, NORTHGATE HOSPITAL, INC.,

                                     E-2-16

                                        NATIONAL HEALTHCARE OF LAMAR COUNTY,
                                        INC., NATIONAL HEALTHCARE OF ELBA,
                                        ALABAMA, INC., POPLAR BLUFF MANAGEMENT,
                                        INC., ALTERNATIVE HEALTH SERVICES, INC.,


                                        By:___________________________________,

                                           WILLIAM E. HOFFMAN, JR.

                                        Title: _______________ of each of the
                                        above corporations

                                        Address for Notice:
                                        -------------------

                                        ---------------------------------------
                                        ---------------------------------------
                                        Attn:__________________________________
                                        Telecopy:  (____) ____-________________



                                        NATIONAL HEALTHCARE OF NEWPORT, INC.,
                                        HALLMARK HEALTHCARE MANAGEMENT
                                        CORPORATION, NATIONAL HEALTHCARE OF
                                        CLANTON, INC., NATIONAL HEALTHCARE OF
                                        WASHINGTON COUNTY, INC., PHYSICIANS
                                        HOSPITAL OF DADEVILLE, INC., NATIONAL
                                        HEALTHCARE OF ENGLAND, ARKANSAS, INC.,
                                        NATIONAL HEALTHCARE OF EUFAULA, INC.,
                                        NATIONAL HEALTHCARE OF DALLAS COUNTY,
                                        INC., HEALTH CARE OF VIENNA, GEORGIA,
                                        INC., KSA MANAGEMENT COMPANY, NATIONAL
                                        HEALTHCARE OF BARNWELL, INC.,
                                        RHC-TENNESSEE PROPERTIES, INC., WAYNE
                                        COUNTY HOME HEALTHCARE, INC., NATIONAL
                                        HEALTHCARE CENTER OF WAYNESBORO, INC.,
                                        NATIONAL HEALTHCARE VENTURE I, INC., NHI
                                        HOLDINGS, INC., HOME INFUSION THERAPY,
                                        INC., CONTINUAL CARE,

                                     E-2-17

                                        INC., N.H. OF WEST SEATTLE, INC.,
                                        HEALTHCARE PLUS, INC., HOMEBOUND HEALTH
                                        CARE AGENCY, INC., NATIONAL HEALTH/CARE
                                        PLAN, INC.,


                                        By:___________________________________,

                                           ROBERT M. THORNTON, JR.

                                        Title: _______________ of each of the
                                        above corporations

                                        Address for Notice:
                                        -------------------

                                        ---------------------------------------
                                        ---------------------------------------
                                        Attn:__________________________________
                                        Telecopy:  (____) ____-________________


                                        NEURO TREATMENT, INC.


                                        By:____________________________________
                                        Name:__________________________________
                                        Title:_________________________________


                                        Address for Notice:
                                        -------------------

                                        ---------------------------------------
                                        ---------------------------------------
                                        Attn:__________________________________
                                        Telecopy:  (____) ____-________________

                                     E-2-18

                                        GEORGIA HOME SERVICES INC.


                                        By:___________________________________,

                                           MARIA E. ROBINSON

                                        Title: _______________ of each of the
                                        above corporations

                                        Address for Notice:
                                        -------------------

                                        ---------------------------------------
                                        ---------------------------------------
                                        Attn:__________________________________
                                        Telecopy:  (____) ____-________________



ACCEPTED AS OF DECEMBER 31, 1993:

GENERAL ELECTRIC CAPITAL CORPORATION


By:__________________________________
    Title:___________________________

                                     E-2-19

                                   SCHEDULE I
                                       to
                               SECURITY AGREEMENT
                          Dated as of December 31, 1993


                                 PERMITTED LIENS

                                     E-2-20

                                   SCHEDULE II
                                       to
                               SECURITY AGREEMENT
                          Dated as of December 31, 1993

                                   INSTRUMENTS

                                      E-2-21

                                  SCHEDULE III
                                       to
                               SECURITY AGREEMENT
                          Dated as of December 31, 1993

                   SCHEDULE OF OFFICES AND RECORDS CONCERNING
                            COLLATERAL AND OTHER NAMES


A.

     I.   Chief Executive Office and principal place of business of Guarantor:


     II.  Other Corporate Offices of Guarantor:


     III. Locations of Guarantor's Records Concerning Collateral:


     IV.  Other Corporate, Fictitious or Trade Names of Guarantor:


B.

                                     E-2-22

                                   EXHIBIT F-1
                                       TO
                                CREDIT AGREEMENT
                          Dated as of December 31, 1993

                          COLLECTION ACCOUNT AGREEMENT


          THIS AGREEMENT is made and entered into as of this __ day of __________________ , 1993, by and among _____________________________________ a
_________________________(the "BANK"),_________________________________________
___________________________________, a_________________________ corporation (the
"GUARANTOR"), and GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation (the "LENDER").

                               STATEMENT OF FACTS

          Pursuant to a Credit Agreement, dated as of December 31, 1993 (the "CREDIT AGREEMENT"), among Hallmark Healthcare Corporation (the "BORROWER") and the Lender, the Lender has made or will make certain loans (the "LOANS") to the Borrower. Pursuant to the Subsidiary Guaranty, dated as of December 31, 1993 (the "GUARANTY"), the Guarantor has agreed to jointly and severally guarantee repayment of the Loans.

          The Guarantor has established with the Bank a special bank account number________________________(the "COLLECTION ACCOUNT") into which it is contemplated that the Guarantor from time to time may deposit payments or other remittances now or hereafter received by the Guarantor on some or all of its accounts, contract rights, chattel paper, instruments, drafts, general intangibles or other property, and the Guarantor has granted to Lender a security interest in the Collection Account and all funds on deposit therein to secure Guarantor's obligations to Lender under the Guaranty.

          The parties desire to enter into this Agreement in order to set forth their relative rights and duties with respect to the Collection Account and all amounts on deposit therein from time to time.

          NOW, THEREFORE, in consideration of $10.00 in hand paid by each party hereto to the other, as well as other good and valuable consideration, and to induce the Lender to extend credit from time to time to the Borrower in connection with the Credit Agreement, the parties hereby agree as follows:

                               STATEMENT OF TERMS

          1. The Guarantor and the Bank hereby confirm to the Lender that the Collection Account has been established by the Guarantor with the Bank. Until further notice from the Guarantor, the Bank is hereby directed to transfer on each of its Business Days the entire balance of available funds in the Collection Account by way of a wire transfer or

                                      F-1-1
automated clearing house transfer to the following bank and for credit to the following account (the "Concentration Account"):


          Bank Name:__________________________
          Location: __________________________
          ABA Routing No.:____________________
          Attn:_______________________________
          Credit Account No.:_________________

          2. The Bank hereby agrees that, so long as this Agreement is in effect, it will not exercise or claim any right of set-off or banker's lien against the Collection Account or any funds on deposit therein, and the Bank hereby further waives during the term of this Agreement any such right or lien which it may have against any of the funds deposited in the Collection Account, except to the extent expressly set forth in Section 4 below.

          3. The Guarantor hereby grants to the Lender a present and continuing security interest in the Collection Account and all funds on deposit therein from time to time to the Lender as collateral security for the Guarantor's obligations to the Lender under the Guaranty, and the Guarantor hereby authorizes and directs the Bank to hold the Collection Account and all funds on deposit therein from time to time as bailee for the Lender, and the Bank hereby agrees to act as such bailee for the Lender from and after the date that the Lender notifies the Bank that an Event of Default exists under the Credit Agreement.

          4. From and after the date that the Lender notifies the Bank that an Event of Default exists under the Credit Agreement, the Lender shall have the sole right to direct that any distributions, transfers or withdrawals be made from the Collection Account. If any checks, drafts or other items deposited in the Collection Account are returned unpaid or otherwise dishonored during the term of this Agreement, the Bank shall have the right to charge any and all such returned or dishonored items against the Collection Account or to demand reimbursement therefor from the Guarantor directly. If the balance of collected funds in the Collection Account is insufficient for such purpose, the Bank will immediately notify the Guarantor and the Lender of such fact and the Lender will reimburse the Bank for any loss it may suffer if such items cannot be collected but (1) only if the proceeds of such items have been previously transferred to the Lender pursuant to this Agreement and (ii) only to the extent the Bank is not reimbursed therefor by the Guarantor after demand by the Bank upon the Guarantor.

          5. This Agreement may be terminated by the Guarantor but only with the express prior written consent of the Lender, and in that case the Lender and the Guarantor shall jointly notify the Bank of such termination. This Agreement may be terminated by the Lender at any time upon its delivery of written notice thereof to each of the Guarantor and the Bank. This Agreement may be terminated by the Bank at any time on not less than thirty (30) day's prior written notice of such intention delivered by it to each of the Guarantor and the Lender. The Bank's reimbursement and indemnity rights against the Guarantor and the Lender under Section 4 above and Section 7 below shall survive any termination of this Agreement. Upon any termination of this Agreement, all funds in the Collection Account shall be forwarded by the

                                      F-1-2

Bank in accordance with the instructions of the party entitled to control disbursement thereof pursuant to this Agreement (free of any set-off by the Bank).

          6. The Bank shall be entitled to rely conclusively upon any notice or instruction it receives from the Lender and the Bank shall have no obligation to investigate or verify the genuineness or correctness of any such notice or instruction. The Bank shall have no liability to Guarantor for the Bank's honoring of any instructions or directions regarding the Collection Account which the Bank receives from Lender during the term of this Agreement and the Bank shall be fully discharged from liability with respect to any funds on deposit in the Collection Account to the extent it honors such instructions and transfers same to or at the direction of the Lender.

          7. The Lender hereby agrees to indemnify the Bank and hold it harmless against any loss, damage or expense it may suffer (including attorney's fees, court costs and other litigation expenses) as a result of the Bank's entering into this Agreement, and, subject to Section 1, honoring any instructions or directions it receives from the Lender with respect to the Collection Account during the term of this Agreement or not honoring any instructions it receives from the Guarantor with respect to the Collection Account during the term of this Agreement, except to the extent such loss, damage or expense is the result of the Bank's own gross negligence or wilful misconduct.

          8. All notices or other communications required or provided under this Agreement shall be in writing and shall be sent to each party at its respective address set forth beneath its signature below (or at such other address as such party may designate in writing to the other parties). Such notices or communications shall be effective on the date received if received prior to 12:00 Noon ([_______________] time) on any business day of the Bank (or, if after 12:00 Noon or if on a non-business day, such notice or communication shall be effective on the immediately succeeding business day of the Bank).

          9. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, but neither the Guarantor nor the Bank shall be entitled to assign or delegate any of its rights or duties hereunder without first obtaining the express prior written consent of the Lender.

          10. This Agreement shall be governed by the laws of the State of New York (without giving effect to its conflicts of law rules).

          11. This Agreement may be executed in any number of several counterparts.

                                      F-1-3

          IN WITNESS WHEREOF, each of the parties has executed and delivered this Agreement as of the day and year first above set forth.

                              BANK:____________________________

                              _________________________________



                              By:______________________________
                                 Title:________________________

                              Address:_________________________
                                      _________________________
                                      _________________________


                              GUARANTOR:

                              _________________________________




                              By:______________________________
                                  Title:_______________________

                              Address:  _______________________
                                       Attn:___________________



                              LENDER:

                              GENERAL ELECTRIC CAPITAL
                              CORPORATION



                              By:_______________________________
                                  Title:________________________

                              Address:  Suite 200
                                        5665 New Northside Drive
                                        Atlanta, Georgia 30328
                                        Attn:___________________

                                      F-1-4

                                   EXHIBIT F-2
                                       TO
                                CREDIT AGREEMENT
                          Dated as of December 31, 1993

                         CONCENTRATION ACCOUNT AGREEMENT


          THIS AGREEMENT is made and entered into as of this ____ day of ______, 1993, by and among _______________________ a __________________ (the "BANK"),
HALLMARK HEALTHCARE CORPORATION, a Delaware corporation (the "BORROWER"), and GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation (the "LENDER").

                               Statement of Facts

          Pursuant to a Credit Agreement, dated as of December 31, 1993 (the "CREDIT AGREEMENT"), among the Borrower and the Lender, the Lender has made or will make certain loans to the Borrower.

          The Borrower has established with the Bank a special bank account number ______________________ (the "CONCENTRATION ACCOUNT") into which it is contemplated that the Borrower from time to time may deposit payments or other remittances now or hereafter received by the Borrower on some or all of its accounts, contract rights, chattel paper, instruments, drafts, general intangibles or other property, and the Borrower has granted to Lender a security interest in the Concentration Account and all funds on deposit therein to secure Borrower's obligations to Lender under the Credit Agreement.

          The parties desire to enter into this Agreement in order to set forth their relative rights and duties with respect to the Concentration Account and all amounts on deposit therein from time to time.

          NOW, THEREFORE, in consideration of $10.00 in hand paid by each party hereto to the other, as well as other good and valuable consideration, and to induce the Lender to extend credit from time to time to the Borrower in connection with the Credit Agreement, the parties hereby agree as follows:

                               STATEMENT OF TERMS

          1. The Borrower and the Bank hereby confirm to the Lender that the Concentration Account has been established by the Borrower with the Bank, and the Borrower hereby irrevocably authorizes, instructs and directs the Bank, so long as this Agreement is in effect, to honor only the instructions and directions of the Lender with respect to any distributions, transfers or withdrawals of funds from or the investment of funds in the Concentration Account; PROVIDED, HOWEVER, that unless and until the Lender gives the Bank written instructions to the contrary, the Bank shall transfer on each of its business days the entire balance of available funds in the Concentration Account (commencing on the date that Lender

                                      F-2-1
notifies the Bank to begin transferring such balance of available funds) by way of a wire transfer or automated clearing house transfer to the following bank and for credit to the following account:

          Bank Name:
                     --------------------------------------------------------
          Location:
                     --------------------------------------------------------
          ABA Routing No.:
                           --------------------------------------------------
          Attn:
                --------------------------------------------------------------
          Credit Account No.:
                              ------------------------------------------------

          2. The Bank hereby agrees that, so long as this Agreement is in effect, it will not exercise or claim any right of set-off or banker's lien against the Concentration Account or any funds on deposit therein, and the Bank hereby further waives during the term of this Agreement any such right or lien which it may have against any of the funds deposited in the Concentration Account, except to the extent expressly set forth in Section 4 below.

          3. The Borrower hereby grants to the Lender a present and continuing security interest in the Concentration Account and all funds on deposit therein from time to time to the Lender as collateral security for the Borrower's obligations to the Lender under the Credit Agreement and the other loan or collateral documents described therein, and the Borrower hereby authorizes and directs the Bank to hold the Concentration Account and all funds on deposit therein from time to time as bailee for the Lender, and the Bank hereby agrees to act as such bailee for the Lender.

          4. So long as this Agreement is in effect, the Lender shall have the sole right to direct that any distributions, transfers or withdrawals be made from the Concentration Account and the Borrower shall not have any right during the term of this Agreement to transfer or withdraw any sums from the Concentration Account, whether by check, draft, wire transfer or otherwise. If any checks, drafts or other items deposited in the Concentration Account are returned unpaid or otherwise dishonored during the term of this Agreement, the Bank shall have the right to charge any and all such returned or dishonored items against the Concentration Account or to demand reimbursement therefor from the Borrower directly. If the balance of collected funds in the Concentration Account is insufficient for such purpose, the Bank will immediately notify the Borrower and the Lender of such fact and the Lender will reimburse the Bank for any loss it may suffer if such items cannot be collected but (1) only if the proceeds of such items have been previously transferred to the Lender pursuant to this Agreement and (ii) only to the extent the Bank is not reimbursed therefor by the Borrower after demand by the Bank upon the Borrower.

          5. This Agreement may be terminated by the Borrower but only with the express prior written consent of the Lender, and in that case the Lender and the Borrower shall jointly notify the Bank of such termination. This Agreement may be terminated by the Lender at any time upon its delivery of written notice thereof to each of the Borrower and the Bank. This Agreement may be terminated by the Bank at any time on not less than thirty (30) day's prior written notice of such intention delivered by it to each of the Borrower and the Lender. The Bank's reimbursement and indemnity rights against the Borrower and the Lender under Section 4

                                      F-2-2
above and Section 7 below shall survive any termination of this Agreement. Upon any termination of this Agreement, all funds in the Concentration Account shall be forwarded by the Bank directly to the Lender (free of any set-off by the Bank).

          6. The Bank shall be entitled to rely conclusively upon any notice or instruction it receives from the Lender and the Bank shall have no obligation to investigate or verify the genuineness or correctness of any such notice or instruction. The Bank shall have no liability to Borrower for the Bank's honoring of any instructions or directions regarding the Concentration Account which the Bank receives from Lender during the term of this Agreement and the Bank shall be fully discharged from liability with respect to any funds on deposit in the Concentration Account to the extent it honors such instructions and transfers same to or at the direction of the Lender.

          7. The Lender hereby agrees to indemnify the Bank and hold it harmless against any loss, damage or expense it may suffer (including attorney's fees, court costs and other litigation expenses) as a result of the Bank's entering into this Agreement, honoring any instructions or directions it receives from the Lender with respect to the Concentration Account during the term of this Agreement or not honoring any instructions it receives from the Borrower with respect to the Concentration Account during the term of this Agreement, except to the extent such loss, damage or expense is the result of the Bank's own gross negligence or wilful misconduct.

          8. All notices or other communications required or provided under this Agreement shall be in writing and shall be sent to each party at its respective address set forth beneath its signature below (or at such other address as such party may designate in writing to the other parties). Such notices or communications shall be effective on the date received if received prior to 12:00 Noon ([_______________] time) on any business day of the Bank (or, if after 12:00 Noon or if on a non-business day, such notice or communication shall be effective on the immediately succeeding business day of the Bank).

          9. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, but neither the Borrower nor the Bank shall be entitled to assign or delegate any of its rights or duties hereunder without first obtaining the express prior written consent of the Lender.

          10. This Agreement shall be governed by the laws of the State of New York (without giving effect to its conflicts of law rules).

          11. This Agreement may be executed in any number of several counterparts.

                                      F-2-3

          IN WITNESS WHEREOF, each of the parties has executed and delivered this Agreement as of the day and year first above set forth.

                              BANK:

                              ------------------------------------------



                              By:
                                 ---------------------------------------
                                  Title:
                                        --------------------------------

                              Address:
                                        --------------------------------

                                        ---------------------------------

                                        ---------------------------------


                              BORROWER:

                              HALLMARK HEALTHCARE CORPORATION


                              By:
                                 ---------------------------------------
                                  Title:
                                        --------------------------------

                              Address:
                                        --------------------------------

                                           ------------------------------

                                        Attn:
                                             -----------------------------

                              LENDER:

                              GENERAL ELECTRIC CAPITAL
                              CORPORATION


                                   By:
                                     ----------------------------------------
                                  Title:
                                        ---------------------------------

                              Address:  Suite 200
                                        5665 New Northside Drive
                                        Atlanta, Georgia 30328
                                        Attn:
                                             ----------------------------

                                      F-2-4

                                    EXHIBIT G
                                       to
                                CREDIT AGREEMENT
                          Dated as of December 31, 1993

                                December 31, 1993

[Insert Name and Address of
Each Accountant and Tax Advisor]

          Re: Credit Agreement, dated as of December 31, 1993, between Hallmark Healthcare Corporation and General Electric Capital Corporation (the "CREDIT AGREEMENT")

Ladies and Gentlemen:

          This letter is being sent to you pursuant to SECTION 3.1 and/or
SECTION 5.2 of the above-referenced Credit Agreement.

          Please be advised that Hallmark Healthcare Corporation (for itself and on behalf of its subsidiaries) has authorized General Electric Capital Corporation to communicate directly with Hallmark Healthcare Corporation's and its subsidiaries' independent certified public accountants and tax advisors, and Hallmark Healthcare Corporation hereby authorizes you (in your capacity as accountants and/or tax advisors for Hallmark Healthcare Corporation and/or its subsidiaries) to disclose to General Electric Capital Corporation any and all financial statements and other supporting financial documents and schedules including copies of any management letter with respect to the business, financial condition and other affairs of Hallmark Healthcare Corporation and its subsidiaries.

          Please acknowledge your receipt of this letter and your agreement to be bound by its terms by signing a copy of it in the space indicated below and returning it to me so that I may forward it to General Electric Capital Corporation.

                                        Very truly yours,

                                        HALLMARK HEALTHCARE CORPORATION



                                        By:________________________
                                            Name:__________________
                                            Title:_________________



RECEIVED AND AGREED TO:


- - -----------------------
Name:__________________
Title:_________________
Date:__________________, 1993

                                   EXHIBIT H-1
                                       to
                                CREDIT AGREEMENT
                          Dated as of December 31, 1993

                             CERTIFICATE OF BORROWER


          The undersigned officers of HALLMARK HEALTHCARE CORPORATION (the "BORROWER"), a Delaware corporation, hereby certify and covenant in their representative capacities on behalf of the Borrower as follows:

          1. Unless otherwise expressly defined herein, all capitalized terms used herein shall have the meanings given such terms in, and this Certificate is being executed and delivered pursuant to SECTION 3.1 and SCHEDULE A of, the Credit Agreement, dated as of December 31, 1993, between the Borrower and General Electric Capital Corporation (the "CREDIT AGREEMENT").

          2. Each of the representations and warranties made by the Borrower set forth in the Credit Agreement and the other Loan Documents executed by Borrower are true and correct in all material respects on and as of the date of this Certificate.

          3. The Borrower is in compliance with all the terms and provisions set forth in the Credit Agreement and the other Loan Documents to which it is a party on and as of the date of this Certificate.

          4. No Default or Event of Default has occurred and is continuing on and as of the date of this Certificate.

          5. Since the date of the most recent financial statements described in SECTION 4.4 to the Credit Agreement, there has been no change which has had or could reasonably be expected to have a Material Adverse Effect.

          6. There is no action or proceeding instituted or pending before any court or governmental authority or, to the knowledge of the Borrower, threatened
(i) which reasonably could be expected to have a Material Adverse Effect, or
(ii) which seeks to prohibit or restrict any Credit Party's ownership or operation of any material portion of its business or assets or compel any Credit Party to dispose of or hold separate all or any material portion of its business or assets, and which reasonably could be expected to have a Material Adverse Effect.

          7. Attached hereto as EXHIBIT 1 is a true and correct copy of resolutions of the Board of Directors of the Borrower which were duly adopted on December 13, 1993 (collectively, the "RESOLUTIONS") and which authorize the execution, delivery and performance of the Loan Documents to which the Borrower is a party. The Resolutions were adopted in accordance with the Certificate or Articles of Incorporation and By-laws of the Borrower. A true, correct and complete copy of the Borrower's by-laws as in effect on this date (collectively,

                                      H-1-1
the "BY-LAWS") is attached hereto as EXHIBIT 2. The Resolutions and the By-Laws are in full force and effect and have not been amended, altered or repealed as of the date hereof except as shown on such Exhibits.

          8. The persons named below are on the date hereof the duly elected and qualified incumbents of the offices of the Borrower set forth below next to their respective names, and the signatures appearing at the right of their respective names below are the genuine signatures of such officers:

          NAME AND TITLE                               SIGNATURE
          --------------                               ---------

_________________, _____________________     __________________________________

_________________, _____________________     ___________________________________

          9. The corporate seal affixed to this Certificate and the Loan Documents executed on behalf of the Borrower is the legally adopted, proper and only official corporate seal of the Borrower.

          10. The chief executive office and principal place of business of the Borrower as of this date (within the meaning of Code Section 9-103(3)(d) and Code Section 9-401(1)(b)) are located in __________________ County,
______________________________.

     IN WITNESS WHEREOF, the undersigned have executed this Certificate on behalf of the Borrower and affixed its corporate seal hereto, all as of this 31 day of December, 1993.



(CORPORATE SEAL)                        _____________________________
                                        _________________, __________ of
                                        Hallmark Healthcare Corporation



                                        _____________________________
                                        _________________, __________ of
                                        Hallmark Healthcare Corporation

                                      H-1-2

                                    EXHIBIT 1

                              BOARD RESOLUTIONS OF
                         HALLMARK HEALTHCARE CORPORATION
                               (THE "CORPORATION")


     WHEREAS, the Corporation desires to borrow money and obtain other financial accommodations from time to time from General Electric Capital Corporation (the "LENDER") under the terms and conditions of a proposed Credit Agreement (the "CREDIT AGREEMENT"), substantially in the form reviewed by the Board of Directors of the Corporation, to be entered into between the Corporation and the Lender; and

     WHEREAS, the Corporation's indebtedness to the Lender for the working capital loans which may be made to it under the Credit Agreement will be evidenced by a Working Capital Note in favor of the Lender, substantially in the form attached to the Credit Agreement as an exhibit thereto (the "WORKING CAPITAL NOTE"); and

     WHEREAS, the Corporation's indebtedness to the Lender for the acquisition loans which may be made to it under the Credit Agreement will be evidenced by an Acquisition Note in favor of Lender, substantially in the form attached to the Credit Agreement as an exhibit thereto (the "ACQUISITION NOTE"; the Working Capital Note and the Acquisition Note are collectively referred to as the "NOTES"); and

     WHEREAS, the Corporation's indebtedness to the Lender under the Credit Agreement and the Notes as well as all other indebtedness or obligations of the Corporation to the Lender will be secured by certain assets of the Corporation pursuant to the Borrower Security Agreement substantially in the form attached as an exhibit to the Credit Agreement, to be executed by the Corporation in favor of the Lender pursuant thereto (the "SECURITY AGREEMENT"); and

     WHEREAS, the Board of Directors of the Corporation deems it to be in the best interest of the Corporation and its shareholders that the Corporation enter into and execute the Credit Agreement, the Notes and the Security Agreement (collectively, the "CREDIT DOCUMENTS");

     NOW, THEREFORE, BE IT RESOLVED, that the Credit Documents, together with all transactions contemplated thereby, are hereby approved in their entirety; and

     FURTHER RESOLVED, that the chairman, the president, any vice president, treasurer, secretary or assistant secretary of the Corporation are each hereby authorized and directed to execute and deliver the Credit Documents, in substantially the same forms as reviewed by the Board of Directors of the Corporation, but with such changes or additions thereto as the chairman, the president or any vice president shall deem to be in the best interest of the Corporation (the chairman's, the president's or any vice president's execution of the same

                                      H-1-3
containing any such changes or additions being deemed to evidence conclusively his decision that such changes or additions are in the best interest of the Corporation); and

          FURTHER RESOLVED, that the aforesaid officers of the Corporation are hereby severally authorized and directed to do or to cause to be done all such other acts and things (including the execution and delivery of such other documents, security agreements, blocked account agreements, instruments, financing statements, certificates and agreements) as any such officer may deem necessary or desirable in order to carry out and effectuate fully the purposes of the foregoing resolutions.

                                      H-1-4

                                   EXHIBIT H-2
                                       to
                                CREDIT AGREEMENT
                          Dated as of December 31, 1993

                       CERTIFICATE OF INCLUDED SUBSIDIARY


        The undersigned officers of [____________________] (the GUARANTOR"), a [________________] corporation, hereby certify and covenant on behalf of the Guarantor as follows:

          1. Unless otherwise expressly defined herein, all capitalized terms used herein shall have the meanings given such terms in, and this Certificate is being executed and delivered pursuant to SECTION 3.1 and SCHEDULE A of the Credit Agreement, dated as of December 31, 1993, between Hallmark Healthcare Corporation and General Electric Capital Corporation (the "CREDIT AGREEMENT").

          2. Each of the representations and warranties pertaining to the Guarantor set forth in the Credit Agreement and the other Loan Documents executed by the Guarantor are true and correct in all material respects on and as of the date of this Certificate.

          3. The Guarantor is in compliance with all the terms and provisions set forth in the Loan Documents to which it is a party as well as all of the terms and provisions set forth in the Credit Agreement which are applicable to the Guarantor, all on and as of the date of this Certificate.

          4. Attached hereto as EXHIBIT 1 is a true and correct copy of Resolutions of the Board of Directors of the Guarantor which were duly adopted on [_____________], 1993 (collectively, the "RESOLUTIONS") and which authorize the execution, delivery and performance of the Loan Documents to which the Guarantor is a party. The Resolutions were adopted in accordance with the Certificate or Articles of Incorporation and the By-Laws of the Guarantor. A true, correct and complete copy of the Guarantor's By-laws as in effect on this date (the "BY-LAWS") is attached hereto as EXHIBIT 2. The Resolutions and the By-Laws are in full force and effect and have not been amended, altered or repealed as of the date hereof except as shown on such Exhibits.

          5. The persons named below are on the date hereof duly elected and qualified incumbents of the offices of the Guarantor set forth below next to their respective names, and the signatures appearing at the right of their respective names below are the genuine signatures of such officers.

                                      H-2-1

          Name and Title                               Signature
          --------------                               ---------

______________________, _________________         _____________________________

______________________, _________________         _____________________________

          6. The corporate seal affixed to this Certificate and the Loan Documents executed on behalf of the Guarantor is the legally adopted, proper and only official corporate seal of the Guarantor.

          7. The chief executive office and principal place of business of the Guarantor as of this date (within the meaning of Code Section 9-103(3)(d) and Code Section 9-401(1)(b)) are located in __________________ County,
____________________________.

          IN WITNESS WHEREOF, the undersigned have executed this Certificate on behalf of the Guarantor and have affixed its corporate seal hereto, all as of this 31 day of December, 1993.



(CORPORATE SEAL)                   ______________________________
                                   ________________, ____________
                                   of____________________________



                                   ______________________________
                                   _________________, ___________
                                   of ___________________________

                                      H-2-2

                                    EXHIBIT 1

                              BOARD RESOLUTIONS OF
                        [_______________________________]
                               (THE "CORPORATION")


          WHEREAS, the Corporation is a direct or indirect subsidiary of Hallmark Healthcare Corporation (the "PARENT"); and

          WHEREAS, the Parent desires to borrow money and obtain other financial accommodations from time to time from General Electric Capital Corporation under the terms and conditions of a proposed Credit Agreement (the "CREDIT AGREEMENT"), substantially in the form reviewed by the Board of Directors of the Corporation, to be entered into between the Parent and the Lender; and

          WHEREAS, the Lender has required that the Corporation guarantee all of the Parent's present and future indebtednesses and liabilities to the Lender under the Credit Agreement or otherwise, which guaranty would be provided pursuant to the Subsidiary Guaranty Agreement to be executed by the Corporation and certain other parties in favor of the Lender in substantially the form attached as an exhibit to the Credit Agreement (the "GUARANTY"); and

          WHEREAS, the Corporation's guaranty liability to the Lender will be secured by certain assets of the Corporation pursuant to a Subsidiary Security Agreement substantially in the form attached as an exhibit to the Credit Agreement, to be executed by the Corporation and certain other parties in favor of the Lender pursuant thereto (the "SECURITY AGREEMENT"); and

          WHEREAS, it is to the direct benefit of and it is in the best interest of the Corporation that the Parent be able to obtain loans and other financial accommodations from the Lender under the Credit Agreement; and

          WHEREAS, the Board of Directors of the Corporation therefore deems it to be in the best interest of the Corporation and its shareholder that the Corporation enter into and execute the Guaranty and the Security Agreement (collectively, the "CREDIT DOCUMENTS");

          NOW, THEREFORE, BE IT RESOLVED, that the Credit Agreement and the Credit Documents, together with all transactions contemplated thereby, are hereby approved in their entirety; and

          FURTHER RESOLVED, that the chairman, the president or any vice president, treasurer, secretary or assistant secretary of the Corporation are each hereby authorized and directed to execute and deliver the Credit Documents, in substantially the same forms as reviewed by the Board of Directors of the Corporation, but with such changes or additions thereto as the chairman, the president or any vice president shall deem to be in the best interest of the Corporation (the chairman's, the president's or any vice president's execution of the same

                                      H-2-3
containing any such changes or additions being deemed to evidence conclusively his decision that such changes or additions are in the best interest of the Corporation); and

          FURTHER RESOLVED, that the aforesaid officers of the Corporation are hereby severally authorized and directed to do or cause to be done all such other acts and things (including the execution and delivery of such other documents, security agreements, blocked account agreements, instruments, financing statements, certificates and agreements) as any such officer may deem necessary or desirable in order to carry out and effectuate fully the purposes of the foregoing resolutions.

                                      H-2-4

                                    EXHIBIT I
                                       TO
                                CREDIT AGREEMENT
                          Dated as of December 31, 1993


              FORM OF OPINION OF BORROWER'S AND GUARANTORS' COUNSEL



                                December 31, 1993



General Electric Capital Corporation
Suite 200
5665 New Northside Drive
Atlanta, Georgia  30328

Kilpatrick & Cody
Suite 2800
1100 Peachtree Street
Atlanta, Georgia  30309-4530

Gentlemen:

          We have acted as counsel for Hallmark Healthcare Corporation, a Delaware corporation ("BORROWER"), as well as for the other corporations listed on SCHEDULE I hereto (collectively, the "GUARANTORS;" the Borrower and the Guarantors being hereinafter collectively referred to as the "CREDIT PARTIES"), in connection with the loan transactions of even date which arise under the Credit Agreement, dated as of December 31, 1993 (the "CREDIT AGREEMENT"), between Borrower and General Electric Capital Corporation ("LENDER"). This opinion is furnished pursuant to SECTION 3.1 and SCHEDULE A of the Credit Agreement. Capitalized terms used herein and not otherwise expressly defined herein shall have the meanings given such terms in the Credit Agreement.

          We have reviewed fully executed counterparts of the following documents (collectively, the "CREDIT DOCUMENTS"):

          (a)  The Credit Agreement;

          (b)  The Working Capital Note;

          (c)  The Acquisition Note;

          (d)  The Subsidiary Guaranties;

          (e)  The Security Agreements; and.

          (f)  The Account Agreements.

          We also have examined and relied upon originals or copies of the following additional documents:

           (i) Copies of the respective Certificates or Articles of Incorporation of each of the Credit Parties as certified by the Secretary of State of the jurisdictions of incorporation of such persons listed on SCHEDULE I and under the dates shown on such Schedule;

          (ii) Good standing certificates or certificates of existence for each of the Credit Parties issued by the Secretary of State (or other appropriate official) of each of the jurisdictions described on SCHEDULE I attached hereto and dated as of the dates shown on such schedule;

         (iii) Certificates of the Credit Parties, dated as of the date hereof, and executed and delivered concurrently herewith pursuant to SECTION 3.1 and SCHEDULE A of the Credit Agreement and to which are attached certified copies of the Credit Parties' respective by-laws and authorizing board resolutions as well as specimen officer signatures;

          (iv) Uniform Commercial Code financing statements for each of the Credit Parties as debtor and Lender as secured party for each of the jurisdictions listed on SCHEDULE II (collectively, the "FINANCING STATEMENTS"), and which have been filed in each of the public offices for each of the Credit Parties listed on such Schedule (the "FILING OFFICES");

           (v) Written reports of examination of the Uniform Commercial Code financing statement and federal tax lien indices of the Filing Offices (collectively, the "RECORD EXAMINATION REPORTS"), which examinations were conducted by ___________________________________ under the names of the Credit Parties as shown above, a copy of which reports have been delivered to the Lender; and

          (vi) Such additional documents, instruments, agreements and other materials as we have considered necessary for the opinions or confirmations herein expressed.

          During the course of such examinations, we have assumed (i) the genuineness of all signatures (other than those on behalf of the Credit Parties), (ii) the authenticity of all documents submitted to us as originals,
(iii) the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and (iv) the authority of each person or persons who executed any document on behalf of another person (other than the Credit Parties). We have also assumed, with your permission, that Lender has all requisite power and authority to execute, deliver and perform its obligations under the Loan Documents executed by it.

          We also have assumed, in reviewing the Record Examination Reports, that (i) the Record Examination Reports are accurate and complete, (ii) any and all Uniform Commercial Code financing statements naming any of the Credit Parties as debtor and filed in the Filing Offices have been properly filed and indexed, and (iii) no Uniform Commercial Code financing statements naming any of the Credit Parties as debtor and covering any of the Collateral described in any of the Security Agreements (collectively, the "PERSONALTY COLLATERAL") have been filed in the Filing Offices after the effective date and time of the Record Examination Reports and before the filing of the Financing Statements therein.

          Based on the foregoing, and on such other matters as we have deemed necessary for rendering this opinion, and subject to the exceptions, qualifications and assumptions noted herein, it is our opinion that:

          1. Each of the Credit Parties is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation as noted above and is duly qualified to do business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification except where the failure to be so qualified would not have a Material Adverse Effect.

          2. The execution, delivery and performance by each Credit Party of the Credit Documents executed by it and the creation of all Liens provided for therein: (i) are within such Credit Party's corporate power; (ii) have been duly authorized by all necessary or proper corporate and shareholder action on the part of such Credit Party; (iii) are not in contravention of any provision of such Credit Party's Certificate or Articles of Incorporation or By-Laws; (iv) will not violate any law or regulation, or to our knowledge any order to decree of any court or governmental instrumentality, which is applicable to Borrower or any of its Subsidiaries or any of their respective properties; (v) will not conflict with or result in the breach or termination of, or constitute a default under, or accelerate any performance required by any indenture, mortgage, deed of trust, lease, agreement or other instrument to which Borrower or any of its Subsidiaries is a party or by which any such Person or any of its property is bound and which is known to us; (vi) to our knowledge will not result in the creation or imposition of any Lien upon any property of Borrower or any of its Subsidiaries other than those in favor of Lender pursuant to the Credit Documents; and (vii) do not require the consent or approval of any Governmental Authority or to our knowledge any other Person.

          3. Each of the Credit Documents have been duly executed and delivered on behalf of each Credit Party which executed it and constitutes a legal, valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its terms.

          4. To our knowledge, there is no action, claim or proceeding now pending or threatened against Borrower or any of its Subsidiaries at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of any federal, state or local government or of any agency or subdivision thereof, or before any arbitrator or panel of arbitrators, (i) which challenges any Credit Party's right, power or competence to enter into or perform any of its obligations under the Credit Documents or the validity or enforceability of any Credit Document or any action thereunder, or (ii) which, if adversely determined, could have or result in a Material Adverse Effect.

          5. Assuming that the proceeds of the Working Capital Advances and Acquisition Advances are used in accordance with the terms and conditions of the Credit Agreement and the other Credit Documents, none of the transactions contemplated by the Credit Documents will violate or result in a violation of Regulation G, T, U or X of the Federal Reserve Board.

          6. To our knowledge, neither Borrower nor any of its Subsidiaries is an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended. To our knowledge, neither Borrower nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or any other federal or state statute that restricts or limits such Person's ability to incur Indebtedness or pledge its assets or perform its obligations under any of the Credit Documents, and the making of the Working Capital Advances and Acquisition Advances by Lender, the application of the proceeds thereof and repayment thereof by Borrower and the other Credit Parties and the consummation of the transactions contemplated by the Credit Agreement and the other Credit Documents will not violate any provision of any applicable statute or any rule, regulation or order issued by the Securities and Exchange Commission.

          7. The Credit Parties have granted in favor of Lender under the Security Agreements legal, valid, binding and enforceable security interests in the Personalty Collateral, which security interests secure the Secured Obligations (as defined in the Security Agreements) and have been perfected by the filing in the Filing Office of the Financing Statements. All filing and recording fees and taxes required to be paid in connection with the execution, delivery, filing or recording of the Security Agreement or the Financing Statements have been paid. Based solely on the Record Examination Reports, the security interest of the Lender in the Personalty Collateral granted by each Credit Party under the Security Agreement executed by such Credit Party will have priority over any other consensual non-purchase money Uniform Commercial Code security interest in such Personalty Collateral that is perfected by the filing of a Uniform Commercial Code financing statement naming such Credit Party as debtor in the Filing Office.

          Our opinions set forth above are subject to the following qualifications:

          A. We are qualified to practice law in the State[s] of ______________________________________________________ and our opinions herein are limited to the laws of such states and any applicable federal laws of the United States of America.

          B. Our opinions above regarding the legality, validity, binding effect, enforceability, perfection or priority of any Credit Documents or any security interest granted thereunder are subject to the effect of any applicable bankruptcy, fraudulent transfer, insolvency or other similar laws affecting creditors' rights generally and to general equitable principles.

          This opinion is furnished solely for the benefit of the Lender and its successors, assigns, participants and counsels in connection with the transactions contemplated by the Credit Documents and may not be relied upon by any other person or for any other purpose without our express written permission. We expressly disclaim any duty to update this letter in the future in the event there are any changes in relevant fact or law that may affect any of our opinions expressed herein.

                                   Very truly yours,

                               SCHEDULE 2.1(B)
                                     to
                              CREDIT AGREEMENT
                        Dated as of December 31, 1993


                 RESPONSIBLE LENDING OFFICER AND LENDING OFFICE


          LENDING OFFICER:

          David Teszler

          LENDING OFFICE:

          General Electric Capital Corporation
          5665 New Northside Drive
          Suite 200
          Atlanta, Georgia  30328

                                SCHEDULE 4.4
                                     to
                              CREDIT AGREEMENT
                        Dated as of December 31, 1993


                   FINANCIAL STATEMENTS AND ANNUAL BUDGET

          I. FINANCIAL STATEMENTS. All of the following balance sheets and statements of income, retained earnings and cash flows of Borrower and the Included Subsidiaries, copies of which are attached hereto and have been furnished by Borrower to Lender prior to the date of the Agreement, have been, except as noted therein, prepared in conformity with GAAP and present fairly the financial position of Borrower and the Included Subsidiaries in each case as at the dates thereof, and the results of operations and cash flows for the periods then ended (as to the unaudited interim financial statements, subject to normal year-end audit adjustments and the absence of footnotes):

               (i) the unaudited consolidated balance sheets of Borrower and the Included Subsidiaries as at September 30, 1993 and the related consolidated statements of income, retained earnings and cash flows for the 3 Fiscal Months of the Fiscal Year ending June 30, 1994; and

               (ii) the audited consolidated balance sheet of Borrower and the Included Subsidiaries as of June 30, 1993, and the related consolidated statements of income, retained earnings and cash flows for the year then ended, with the report thereon of Arthur Anderson & Company.

          II.  ANNUAL BUDGETS.     The Annual Budgets of Borrower's and the
Included Subsidiaries' annual income statements, attached hereto, for the period ending June 30, 1994 on a monthly basis (the "ANNUAL BUDGETS"), copies of which have been delivered by Borrower to Lender, disclose all assumptions made with respect to general economic, financial and market conditions in formulating such Annual Budgets. No facts exist that would result in any material change in any of such Annual Budgets. The Annual Budgets are based upon reasonable estimates and assumptions, all of which are fair in light of current conditions, have been prepared on the basis of the assumptions stated therein, and reflect the reasonable estimate of Borrower of the results of operations and other information projected therein.

                           ATTACHMENT TO SCHEDULE 4.4

                              FINANCIAL STATEMENTS

Attached.

ITEM 1.   FINANCIAL STATEMENTS


                         HALLMARK HEALTHCARE CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)


                                                December 31, 1993  June 30, 1993
                                                -----------------  -------------
                                                   (Unaudited)           *
                    ASSETS
Current assets:
  Cash and cash equivalents. . . . . . . . . . .    $   10,574      $    4,899
  Patient accounts receivable, less allowance
    for doubtful accounts of $4,537 and
    $4,135 at December 31, 1993 and
    June 30, 1993, respectively. . . . . . . . .        19,271          19,767
  Inventories. . . . . . . . . . . . . . . . . .         4,194           4,103
  Other current assets . . . . . . . . . . . . .         5,150           4,513
  Deferred tax asset . . . . . . . . . . . . . .         3,252              --
                                                    ----------      ----------

    Total current assets . . . . . . . . . . . .        42,441          33,282
                                                    ----------      ----------

Property and equipment:

  Land and improvements. . . . . . . . . . . . .         7,540           7,277
  Buildings and improvements . . . . . . . . . .       101,360          98,887
  Equipment. . . . . . . . . . . . . . . . . . .        55,046          53,296
  Construction in progress . . . . . . . . . . .           463           2,227
                                                    ----------      ----------

 . . . . . . . . . . . . . . . . . . . . . . . .       164,409         161,687

  Less:  accumulated depreciation and
    amortization . . . . . . . . . . . . . . . .       (57,640)        (53,452)
                                                    ----------      ----------

 . . . . . . . . . . . . . . . . . . . . . . . .       106,769         108,235

Other assets . . . . . . . . . . . . . . . . . .        20,096          18,360
                                                    ----------      ----------

 . . . . . . . . . . . . . . . . . . . . . . . .    $  169,306      $  159,877
                                                    ----------      ----------
                                                    ----------      ----------


*Condensed from audited financial statements
See accompanying notes

                         HALLMARK HEALTHCARE CORPORATION
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                        (IN THOUSANDS EXCEPT SHARE DATA)


                                                December 31, 1993  June 30, 1993
                                                -----------------  -------------
                                                   (Unaudited)           *
LIABILITIES & STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable . . . . . . . . . . . . . . .    $   10,957      $   11,819
  Accrued payroll, vacation and related taxes. .         3,706           4,056
  Other accrued liabilities. . . . . . . . . . .        11,194          10,718
  Current maturities of long-term debt and
    capital lease obligations. . . . . . . . . .           585           5,306
                                                    ----------      ----------

    Total current liabilities. . . . . . . . . .        26,442          31,899

Long-term debt and capital lease obligations . .        87,613          75,181
Other long-term liabilities. . . . . . . . . . .        17,658          17,648
Deferred income taxes. . . . . . . . . . . . . .         7,818           2,060
Deferred debt restructuring credits. . . . . . .             -          27,041

Commitments and contingencies

Redeemable preferred stock . . . . . . . . . . .         1,120           1,095

Common stockholders' equity:

  Common stock
    Class A, $0.05 par value, authorized
      25,000,000 shares; issued and outstanding
      2,958,608 and 2,585,457 shares at
      December 31, 1993 and June 30, 1993,
      respectively . . . . . . . . . . . . . . .           148             129
    Class B, $0.05 par value, authorized 2,500,000
      shares; issued and outstanding 64,102 and
      390,298 shares at December 31, 1993 and
      June 30, 1993, respectively. . . . . . . .             3              19
    Additional paid-in capital . . . . . . . . .        53,546          52,331
    Accumulated deficit. . . . . . . . . . . . .       (25,042)        (47,526)
                                                    ----------      ----------

    Total common stockholders' equity. . . . . .        28,655           4,953
                                                    ----------      ----------

                                                    $  169,306      $  159,877
                                                    ----------      ----------
                                                    ----------      ----------

*Condensed from audited financial statements
See accompanying notes

                         HALLMARK HEALTHCARE CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)
                      (IN THOUSANDS EXCEPT PER SHARE DATA)

                                                                   Quarter Ended          Six Months Ended
                                                                   December 31,             December 31,
                                                                   -------------          ----------------
                                                                  1993         1992         1993         1992
                                                                  ----         ----         ----         ----
Net patient service revenues . . . . . . . . . . . . . . . .  $  45,876    $  41,891    $  91,165    $  82,275
Other revenues . . . . . . . . . . . . . . . . . . . . . . .      2,060        1,681        4,099        2,878
                                                              ---------    ---------    ---------    ---------

         TOTAL REVENUES. . . . . . . . . . . . . . . . . . .     47,936       43,572       95,264       85,153
Expenses:
  Salaries and benefits. . . . . . . . . . . . . . . . . . .     20,999       18,122       41,297       35,965
  Supplies . . . . . . . . . . . . . . . . . . . . . . . . .      6,058        5,624       11,822       11,243
  Provision for bad debts. . . . . . . . . . . . . . . . . .      3,422        2,800        6,613        5,679
  Other operating expenses . . . . . . . . . . . . . . . . .     12,473       12,558       25,144       24,787
  Interest . . . . . . . . . . . . . . . . . . . . . . . . .      1,653          957        2,490        2,058
  Depreciation and amortization. . . . . . . . . . . . . . .      2,231        2,352        4,630        4,470
                                                              ---------    ---------    ---------    ---------

         TOTAL EXPENSES. . . . . . . . . . . . . . . . . . .     46,836       42,413       91,996       84,202
                                                              ---------    ---------    ---------    ---------

Income from operations . . . . . . . . . . . . . . . . . . .      1,100        1,159        3,268          951
Gain on sale of healthcare facility. . . . . . . . . . . . .         --           --           --          752
                                                              ---------    ---------    ---------    ---------

Income before income taxes, extraordinary items
  and cumulative effect of accounting change . . . . . . . .      1,100        1,159        3,268        1,703

Provision for income taxes . . . . . . . . . . . . . . . . .        462          586        1,373          919
                                                              ---------    ---------    ---------    ---------

INCOME BEFORE EXTRAORDINARY ITEMS AND CUMULATIVE
  EFFECT OF ACCOUNTING CHANGE. . . . . . . . . . . . . . . .        638          573        1,895          784

Extraordinary items
   Gain on restructure of debt, net of income tax effect of
      $2,170 for the quarter and six months ended
      December 31, 1993, and $253 for the quarter
      and six months ended December 31, 1992 . . . . . . . .     19,784          490       19,784          490
   Credit resulting from utilization of net operating
      loss carryforwards . . . . . . . . . . . . . . . . . .         --          646           --          889
                                                              ---------    ---------    ---------    ---------

INCOME BEFORE CUMULATIVE EFFECT OF
  ACCOUNTING CHANGE. . . . . . . . . . . . . . . . . . . . .     20,422        1,709       21,679        2,163
Cumulative effect of accounting change . . . . . . . . . . .         --           --          805           --
                                                              ---------    ---------    ---------    ---------
NET INCOME . . . . . . . . . . . . . . . . . . . . . . . . .     20,422        1,709       22,484        2,163
Accretion of preferred stock redemption requirement. . . . .        110           79          210          151
                                                              ---------    ---------    ---------    ---------
NET INCOME APPLICABLE TO COMMON STOCK. . . . . . . . . . . .  $  20,312    $   1,630    $  22,274    $   2,012
                                                              ---------    ---------    ---------    ---------
                                                              ---------    ---------    ---------    ---------

WEIGHTED AVERAGE COMMON AND COMMON
  EQUIVALENT SHARES OUTSTANDING. . . . . . . . . . . . . . .      3,760        3,346        3,759        3,343
                                                              ---------    ---------    ---------    ---------
                                                              ---------    ---------    ---------    ---------

NET INCOME PER COMMON AND COMMON
  EQUIVALENT SHARE
Income before extraordinary items and cumulative effect
  of accounting change . . . . . . . . . . . . . . . . . . .  $    0.17    $    0.17    $    0.50    $    0.24
Extraordinary items. . . . . . . . . . . . . . . . . . . . .       5.26         0.34         5.26         0.41
Cumulative effect of accounting change . . . . . . . . . . .         --           --          .22           --
                                                              ---------    ---------    ---------    ---------

NET INCOME PER COMMON AND COMMON EQUIVALENT SHARE. . . . . .  $    5.43    $    0.51    $    5.98    $    0.65
                                                              ---------    ---------    ---------    ---------
                                                              ---------    ---------    ---------    ---------

See accompanying notes

                         HALLMARK HEALTHCARE CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                           (UNAUDITED) (IN THOUSANDS)

                                                                  Six Months Ended December 31,
                                                                  -----------------------------
                                                                          1993          1992
                                                                          ----          ----
Cash flows from operating activities:
  Net income . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $  22,484      $  2,163
  Adjustments to reconcile net income to
     net cash provided by operating activities:
  Extraordinary items:
    Gain on restructure of debt, net of income tax
     effect of $ 2,170 and $ 253 for the six months
     ended Decmeber 31, 1993, and 1992,
     respectively. . . . . . . . . . . . . . . . . . . . . . . . . .    (19,784)         (490)
    Credit resulting from utilization
     of net operating loss carryforwards . . . . . . . . . . . . . .         --          (889)
  Cumulative effect of accounting change . . . . . . . . . . . . . .       (805)           --
  Depreciation and amortization. . . . . . . . . . . . . . . . . . .      4,630         4,470
  Gain on sale of healthcare facility. . . . . . . . . . . . . . . .         --          (752)
  Amortization of deferred debt
     restructuring credits . . . . . . . . . . . . . . . . . . . . .     (2,071)       (3,138)
  Change in allowance for doubtful accounts. . . . . . . . . . . . .        402           430
  Change in assets and liabilities net of effects of
     healthcare facilities sold:
     Patient accounts receivable . . . . . . . . . . . . . . . . . .       (506)       (2,368)
     Other assets. . . . . . . . . . . . . . . . . . . . . . . . . .        701        (1,703)
     Accounts payable. . . . . . . . . . . . . . . . . . . . . . . .       (862)        2,014
     Other liabilities . . . . . . . . . . . . . . . . . . . . . . .      2,077           795
                                                                      ---------      --------
     Net cash provided by operating activities . . . . . . . . . . .      6,266           532
                                                                      ---------      --------


Cash flows from investing activities:
  Proceeds from sale of healthcare
    facilities . . . . . . . . . . . . . . . . . . . . . . . . . . .                    9,336
  Purchase of property & equipment, net. . . . . . . . . . . . . . .     (2,600)       (2,776)
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  ---------      --------
  Net cash (used in) provided by
    investing activities . . . . . . . . . . . . . . . . . . . . . .     (2,600)        6,560
                                                                      ---------      --------

Cash flows from financing activities:
  Proceeds from issuance of long term debt . . . . . . . . . . . . .     80,000            --
  Costs of issuance of long term debt. . . . . . . . . . . . . . . .     (2,400)           --
  Principal payments on long-term debt and
   capital lease obligations . . . . . . . . . . . . . . . . . . . .    (75,591)      (10,484)
                                                                      ---------      --------
  Net cash provided by (used in) financing
      activities . . . . . . . . . . . . . . . . . . . . . . . . . .      2,009       (10,484)
                                                                      ---------      --------


Increase (decrease) in cash and cash equivalents . . . . . . . . . .      5,675        (3,392)

Cash and cash equivalents at beginning of
  period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      4,899         7,749
                                                                      ---------      --------

Cash and cash equivalents at end of period . . . . . . . . . . . . .  $  10,574      $  4,357
                                                                      ---------      --------
                                                                      ---------      --------

See accompanying notes


                                    FORM 10-Q

                         HALLMARK HEALTHCARE CORPORATION

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

December 31, 1993

NOTE 1 - BASIS OF PRESENTATION

The unaudited condensed consolidated financial statements presented herein, in the opinion of management, reflect all adjustments considered necessary for a fair presentation of the results of operations and financial position for the interim periods covered by this report. All significant intercompany accounts and transactions have been eliminated in consolidation.

These financial statements should be read in conjunction with the audited consolidated financial statements of the Company for the year ended June 30, 1993, included in the Company's Annual Report on Form 10-K for the year ended June 30, 1993.

NOTE 2 - NATURE OF BUSINESS

The Company's business is seasonal in nature and subject to general economic conditions and other factors. Accordingly, the results of operations for the interim periods are not necessarily indicative of the results expected for the year.

NOTE 3 - CHANGE IN OPERATIONS

In fiscal 1993, the Company divested substantially all of the assets of two hospital subsidiaries for approximately $9,400,000 in cash. The Company recognized a gain of approximately $752,000 from the sale of one hospital in the quarter ended September 30, 1992 and recognized no gain or loss on the hospital sale in December 1992. Net proceeds of the sales approximated $8,500,000, of which approximately $7,000,000 was used to prepay amounts under the formerly outstanding Bank Credit Agreement and $1,500,000 was used to acquire a portion of the Company's formerly outstanding 14.5% Subordinated Debentures. The accompanying condensed consolidated statements of operations for the quarter and six months ended December 31, 1993 and 1992, include net revenues and expenses for one hospital through November 30, 1992. The facilities had no net revenues in the quarter ended December 31, 1992, and net revenues of $97,000 for the six months then ended. For the quarter and six months ended December 31, 1992, the facilities had total expenses of $359,000 and $1,296,000, respectively.

NOTE 4 - LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS

Long-term debt and capital lease obligations consisted of the following (in thousands):


                                                                    December 31, 1993       June 30, 1993
                                                                    -----------------       -------------

Senior Subordinated Notes due November 15, 2003,
interest at 10 5/8% per annum payable semi-
annually beginning May 15, 1994, redeemable at the
Company's option at a redemption price of
105.3125% of principal on or after November 15,
1998, declining to 102.6563% on November 15,
1999 and 100% on November 15, 2000.                                          $ 80,000            $     --

Amended and Restated Bank Credit Agreement
dated as of January 1, 1989, as amended, ("Bank
Credit Agreement").                                                                --              64,244

Senior Subordinated Debentures due 1999, interest
at 7%.                                                                             --               6,238

Senior Subordinated Notes due 1999, interest at 7%.                                --               1,098

Senior Subordinated Notes due 1993 through 1995,
interest at 8% or 9%.                                                              --                 959

Capital lease obligations and other indebtedness,
interest at varying rates from 4% to 16% per
annum through 2018.                                                             8,198               7,948
                                                                              -------             -------



Less current portion                                                           88,198              80,487

Long-term debt and capital lease obligations                                     (585)             (5,306)
                                                                              -------             -------

                                                                             $ 87,613            $ 75,181
                                                                              -------             -------
                                                                              -------             -------


On November 15, 1993, the Company completed a public offering of $80,000,000 principal amount of 10 5/8% Senior Subordinated Notes due 2003 (the "Notes"). The Notes are senior subordinated obligations of the Company, and, as such, are subordinated to all existing and future senior indebtedness of the Company. The net proceeds from the offering were approximately $77,600,000, of which approximately $62,100,000 was used to repay in full the indebtedness outstanding under the Bank Credit Agreement and approximately $10,700,000 was used to redeem all of the Company's outstanding subordinated indebtedness. The remaining proceeds of approximately $4,800,000 will be used for general corporate purposes.

The indenture contains certain covenants which limit or restrict, among other items, (i) additional indebtedness, including subordinated debt; (ii) liens;
(iii) issuance of preferred stock by the Company's subsidiaries; (iv) transactions with affiliates; (v) restricted payments; (vi) investments and loans; (vii) application of the proceeds of certain asset sales; and (viii) mergers, consolidations and the transfer of substantially all of the assets of the Company to another person, all as defined in the indenture. The indenture also contains a provision that in the event of a change of control, as defined, the Company shall make an offer to repurchase the notes at a purchase price equal to 101% of the principal amount thereof, plus accrued interest through the repurchase date.

During fiscal years 1990 through 1993, the Company, through a series of transactions, underwent a restructuring of certain of its outstanding indebtedness. The restructuring included modifications to its then outstanding bank debt and the issuance of several series of senior subordinated notes and debentures and payments of cash in exchange for certain of its 14 1/2% Senior Subordinated Debentures (the "14 1/2% Debentures"). Pursuant to the provisions of Financial Accounting Standard No. 15 "Accounting by Debtors and Creditors for Troubled Debt Restructurings", the Company did not recognize any gain from the modification of its bank debt or from certain transactions in the 14 1/2% Debentures. The unrecognized gain from such transactions was deferred and classified in the accompanying condensed consolidated balance sheets as "Deferred debt restructuring credits" at June 30, 1993. Such credits were amortized as a reduction of interest expense during the period that the restructured debt remained outstanding. During the quarter and six months ended December 31, 1993, interest expense was reduced by $690,000 and $2,071,000 respectively, as a result of amortization of the deferred credits. During the quarter ended December 31, 1993, the Company recognized an extraordinary gain of $19,784,000 (net of income tax effect of $2,170,000) primarily from the write-off of the remaining balance of the deferred credits.

During the quarter ended December 31, 1993, the Company entered into a credit agreement with a financial institution (the "New Credit Agreement") pursuant to which the Company may borrow up to $25,000,000. The New Credit Agreement consists of (i) a working capital facility in the principal amount of up to $15,000,000 and (ii) an acquisition facility in the principal amount of up to $10,000,000 (collectively, the "Facilities"). Borrowings under the working capital facility are secured by an assignment by the Company to the lender of its patient accounts receivable. The Company may not borrow pursuant to the acquisition facility until it is activated by mutual agreement of the Company and the lender, which must be no later than December 31, 1994; the acquisition facility had not been activated as of December 31, 1993. Borrowing capacity under the working capital facility is based on a percentage of the Company's eligible patient accounts receivable, as defined. Certain conditions exist prior to the Company borrowing under the Facilities, some of which have not yet been satisfied; accordingly, there was no borrowing availability at December 31, 1993.

Interest on the Facilities is payable monthly at a variable rate selected by the Company, which will be either a published rate for thirty day dealer-placed commercial paper, plus 3% or reserve-adjusted one, two or three month LIBOR, plus 3%. The working capital facility terminates on December 31, 1998, at which time the entire unpaid balance under the facility is due. Principal on the acquisition facility is due in twelve monthly installments commencing on December 31, 1997. The Facilities bear an unused line fee of 1/2 of 1% of the average daily unused availability under the Facilities. No unused line fee is charged for the acquisition facility until such line is activated.

Under the terms of the New Credit Agreement, the Company is required to meet certain financial covenants, including, among others, a fixed charge coverage ratio, a minimum interest coverage ratio, a minimum net worth level, an accounts receivable turnover ratio and a minimum EBITDA level, as defined. In addition, the Credit Agreement contains limitations and/or restrictions on acquisitions, investments, capital expenditures, dividends on the Company's equity securities and incurrence of additional indebtedness.

At December 31, 1993, the Company had two outstanding letters of credit totalling $2,212,000 which were issued by a commercial bank and are used to satisfy certain security requirements of the Company's workers' compensation insurance carrier.

NOTE 5 - INCOME TAXES

At December 31, 1993, the Company had tax NOL carryforwards of approximately $28,000,000, which expire in fiscal years 2002 through 2006. Such NOL carryforwards may be available to offset future taxable income of the Company, if any.

During the first fiscal quarter of 1994, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes". SFAS No. 109 requires a change in accounting for income taxes to an asset and liability approach under which deferred tax assets and liabilities are determined based on the difference between the financial accounting and tax accounting basis of assets and liabilities. Deferred tax assets or liabilities at the end of each period are determined using the currently enacted tax rate expected to apply to taxable income in the periods in which the deferred tax asset or liability is expected to be realized. The Company recorded a credit of $805,000 to reflect the cumulative effect of adopting such standard in the quarter ended September 30, 1993.

During 1991, the Company issued 390,298 shares of Class B common stock in exchange for $18,620,000 of bank debt. The Company, based on consultation with outside tax and valuation advisors, believes that the exchange qualified under the stock-for-debt exception to the recognition of income from discharge of indebtedness which is available to an insolvent corporation. In the event the Internal Revenue Service challenges the Company's position successfully, the Company's current NOL carryforwards could be reduced by as much as $16,000,000.

The Internal Revenue Code contains provisions which limit the use of NOL carryforwards following significant changes in ownership of a corporation's stock. A significant change in ownership generally occurs when persons holding 5% or more of the corporation's stock ("5% shareholders") increase their percentage ownership of such stock, in the aggregate, by more than 50% during any three year period. The Company believes that no significant change in ownership has occurred that would limit the Company's use of the NOL carryforwards described above. However, use of such NOL carryforwards could be limited in the future as a result of, among other things, future purchases of the Company's stock by 5% shareholders or the issuance of additional stock (including the issuance of options under the Company's employee benefit plans).

NOTE 6 - 25% REDEEMABLE PREFERRED STOCK

The Company is authorized to issue 2,500,000 shares of preferred stock (issuable in series) of which it had outstanding at December 31, 1993 and June 30, 1993, respectively, 33,407 and 39,569 shares of $5 par value 25% Participating
Convertible Cumulative Redeemable Preferred Stock (the "25% Preferred").   The
25% Preferred has a preference over common stockholders upon liquidation or dissolution of the Company of $125 per share, minus certain dividends if previously paid. Each 25% Preferred share is convertible, at any time, into five shares of Class A common stock, subject to adjustment under certain conditions, and is entitled to annual dividends equal to 25% of defined net income, if any, subject to a maximum annual payment of 10% of liquidation preference, when and if declared by the Board of Directors of the Company out of funds legally available for such dividends. Such dividends are cumulative and subject to certain maximums, limits and other conditions. No such dividends have been declared by the Company's Board of Directors. To date, such undeclared dividends have been cumulative in an amount equal to 17% of the 25% Preferred's liquidation value (approximately $710,000 at December 31, 1993). Dividends are cumulative annually to the extent of 5% of the aggregate liquidation preference on the last day of the calendar year until all of the 25% preferred has been redeemed. The holders of the 25% Preferred have voting rights on all matters other than the election of Directors. The 25% Preferred is redeemable at any time prior to the required redemption at the Company's option. Based on the current number of shares outstanding, the terms of the 25% Preferred provide for redemption (but only out of funds legally available for that purpose and then only to the extent permitted by its loan agreements, indentures and Certificate of Incorporation) at a price of $125 per share, minus certain dividends if previously paid, on February 12, 1995 of approximately $557,000, on February 12, 1999 of approximately $2,227,000, and on February 12, 2000 of approximately $1,392,000 (for the remaining shares). No reserve has been provided for dividends on the 25% Preferred.

The 25% Preferred was recorded at issuance at $9.35 per share and is being accreted to a redemption price of $125 per share through the respective redemption dates utilizing the interest method. The accretion is charged to retained earnings, if available, or additional paid-in capital.

During the six months ended December 31, 1993, 6,162 shares of 25% Preferred were converted into 30,810 shares of Class A common stock.

NOTE 7 - STOCKHOLDERS' EQUITY

During the quarter ended September 30, 1993, the Board of Directors amended the Company's Long Term Cash Incentive Plan, providing for cash payments of approximately $600,000 and the issuance of approximately 181,000 shares of the Company's Class A common stock in August 1994. Pursuant to such amendment, an accrual of approximately $1,187,000 for shares to be issued under the amended plan has been recorded as additional paid-in capital in the accompanying Condensed Consolidated Balance Sheets as of December 31, 1993.

In May 1991, the Class B common stock was issued to the holders of the Company's bank debt in exchange for $18,620,000 principal amount of outstanding bank debt. The Class B stock is non-voting and is convertible into Class A common stock upon its sale or disposition. During the six months ended December 31, 1993, 326,191 shares of Class B common stock were converted into a like number of Class A common shares.

NOTE 8 - COMMITMENTS AND CONTINGENCIES

LITIGATION

The Company is subject to claims and legal actions by patients and others in the ordinary course of business. The Company believes that such claims will not have a material adverse effect on the Company's financial position or results of operations. The Company is self-insured against a portion of its general and professional liability risks. The liability recorded for losses incurred and claims made is based upon individual case estimates for losses reported and upon estimates on the basis of past experience for incurred but not reported losses. The Company has established and funded a trust fund to pay certain of its general and professional liability losses. The balance of such trust fund was $9,942,000 and $10,573,000 at December 31, 1993 and June 30, 1993, respectively.
Of such amounts, $1,272,000 and $1,300,000 at December 31, 1993 and June 30, 1993, respectively, is classified in the accompanying condensed consolidated balance sheets under the caption "Other current Assets" and represents the amount of claims and loss adjustment expenses expected to be paid within the following twelve months. The remaining balance in such trust fund is classified under the caption "Other Assets". Such self insurance trust has been pledged as collateral for two letters of credit issued by a commercial bank totalling $2,212,000.

OTHER CONTINGENCIES

The Company has employment agreements with its two executive officers which provide for certain payments and benefits in the event of a "change in control" of the Company, as defined. Change in control is generally defined as the acquisition of that number of shares of the outstanding stock which would allow such acquiring entity or a concerted group of entities to elect a majority of the Board of Directors of the Company. The employment agreements for the two executive officers were initially approved by the Board of Directors in 1989. Pursuant to their terms, the agreements currently are for terms which expire on June 30, 1994. Absent notice within designated periods, such agreements automatically renew for additional one year terms. The maximum contingent liability under the employment agreements is approximately $3,100,000.

NOTE 9 - EARNINGS PER SHARE

The following table summarizes the number of common and common equivalent shares used in computing net income per share at December 31, 1993 and 1992.


                                                                Quarter Ended               Six Months Ended
                                                                December 31,                  December 31,
                                                                ------------                  ------------
                                                             1993           1992           1993           1992
                                                             ----           ----           ----           ----

Weighted average Class A common stock
 outstanding                                            2,957,334      2,554,894      2,952,450      2,542,880

Class B common stock (convertible to
 Class A common stock) outstanding                         64,102        390,298         64,102        390,298

Common stock equivalents:

 Effect of the assumed conversion of 25%
  Participating Convertible Cumulative
  Redeemable Preferred Stock (5 shares of
  common for 1 share of preferred)                        167,035        207,045        167,035        207,045

Options and other                                         571,916        193,745        575,093        203,090
                                                        ---------      ---------      ---------      ---------

Shares used in computing net income per
 share                                                  3,760,387      3,345,982      3,758,680      3,343,313
                                                        ---------      ---------      ---------      ---------
                                                        ---------      ---------      ---------      ---------



NOTE 10 - SUPPLEMENTAL INFORMATION TO CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

The Company paid approximately $1,152,000 and $3,126,000 in interest on various obligations in the quarter and six months ended December 31, 1993, respectively, and paid approximately $2,431,000 and $4,639,000 for the comparable periods a year earlier.

The Company paid approximately $270,000 and $396,000 in state and federal income taxes in the quarter and six months ended December 31, 1993, respectively, and paid approximately $126,000 and $140,000 for the comparable periods a year earlier.

                           ATTACHMENT TO SCHEDULE 4.4

                                 ANNUAL BUDGETS


The Annual Budgets are located at the office of General Electric Capital Corporation.

                                SCHEDULE 4.5
                                     to
                              CREDIT AGREEMENT
                        Dated as of December 31, 1993

                          STOCK PURCHASE AGREEMENTS


                                    None.

                                  SCHEDULE 4.6
                             REAL ESTATE AND LEASES


                                          OWNED
ENTITY                                  OR LEASED           ADDRESS                       COUNTY              STATE
- - ------                                  ---------           -------                       ------              -----

HALLMARK HEALTHCARE
CORPORATION

Corporate Office                        Leased              300 Galleria Pkwy.            Cobb                Georgia
                                                            Suite 650
                                                            Atlanta, GA 30309

  Storage                               Leased              1600 Wilson Way               Cobb                Georgia
                                                            Suite 500
                                                            Smyrna, GA

NATIONAL HEALTHCARE OF
CULLMAN, INC.

Woodland Community Hosp.                                    1910 Cherokee Ave., SW        Cullman             Alabama

  Hospital                              Owned
  Medical Office Bldg.                  Owned
  Storage Bldg.                         Owned

  Office Space                          Leased              Highway 31 - South            Cullman             Alabama
                                                            Hantsville, AL

  Office Space                          Leased              Highway 69
                                                            Cullman, AL

NATIONAL HEALTHCARE OF
DECATUR, INC.

Parkway Medical Center                                      1852-1874 Beltline Rd,SW      Morgan              Alabama
                                                            Decatur, AL

  Hospital                              Owned
  Medical Office Bldgs (2)              Owned/Leased
  Trailer                               Owned
  Storage Bldgs (2)                     Owned



                                          OWNED
ENTITY                                  OR LEASED           ADDRESS                       COUNTY              STATE
- - ------                                  ---------           -------                       ------              -----

THE L.V. STABLER MEMORIAL
HOSPITAL OF GREENVILLE, INC.

L.V. Stabler Hospital                                       Highway 10 West               Butler              Alabama
                                                            Greenville, AL

  Hospital                              Owned
  Medical Office Bldg.                  Owned
  Storage                               Owned

HARTSELLE MEDICAL CENTER                                    203-307 W. Pine St.           Morgan              Alabama
                                                            Hartselle, AL

  Hospital                              Owned
  Doctors Clinic                        Owned
  Medical Arts Clinic                   Owned
  Maint./Purch Bldg                     Owned
  Church Bldg.                          Owned
  Physician Office                      Owned

  Eva Clinic                            Owned               P.O. Box 9                    Morgan              Alabama
                                                            Eva, AL

NATIONAL HEALTHCARE OF                                                                    Jackson             Arkansas
NEWPORT, INC.

Harris Hospital                         Owned               1205 McLain                   Jackson             Arkansas
                                                            Newport, Arkansas

  Hospital                              Owned
  Medical Office Bldg.                  Owned
   & Pharm.
  Medical Office Bldg.                  Owned

  Storage                               Owned               1010 McLain                   Jackson             Arkansas
                                                            Newport, Arkansas

  Storage Bldg.                         Leased              Pecan Street                  Jackson             Arkansas
                                                            Newport, Arkansas

  Doctor Office Spaces (A)              Leased              1301 McLain                   Jackson             Arkansas



                                          OWNED
ENTITY                                  OR LEASED           ADDRESS                       COUNTY              STATE
- - ------                                  ---------           -------                       ------              -----

NATIONAL HEALTHCARE OF
POCAHONTAS, INC.

Randolph County Medical Center                              2801 Medical Center Dr.       Randolph            Arkansas
                                                            Pocahontas, AR
  Hospital                              Leased
  Maintenance Bldg. (2)                 Leased

NATIONAL HEALTHCARE OF
HOLMES COUNTY, INC.

Doctor's Memorial Hospital                                  401 East Byrd Ave.            Holmes              Florida
                                                            Bonifay, FL

  Hospital                              Leased
  Maintenance Bldg.                     Leased

HEALTH CARE OF BERRIEN
COUNTY, INC.

Berrien County Hospital                                     1221 East McPherson           Berrien             Georgia
                                                            Nashville, GA

  Hospital                              Owned

  Maintenance Bldg.                     Owned

  Office Space                          Leased              106 Dogwood                   Berrien             Georgia
                                                            Nashville, GA

  Specialty Clinic                      Leased              427 East Dennis               Berrien             Georgia
                                                            Nashville, GA

BERRIEN NURSING CENTER, INC.

Berrien Nursing Center                                      1221 East McPherson           Berrien             Georgia
                                                            Nashville, GA

  Nursing Home (B)                      Leased



                                          OWNED
ENTITY                                  OR LEASED           ADDRESS                       COUNTY              STATE
- - ------                                  ---------           -------                       ------              -----

NATIONAL HEALTHCARE OF
MT. VERNON, INC.

Crossroads Community Hospital                               8 Doctors Park Rd.            Jefferson           Illinois
                                                            Mt. Vernon, IL
  Hospital                              Owned
  Maintenance Bldg.                     Owned

  Storage Bldg.                         Leased              Mt. Vernon, IL                Jefferson           Illinois

  Southern Illinois Clinic Bldg.        Leased              Doctors Park Rd               Jefferson           Illinois
                                                            Mt. Vernon, IL

Physician Office                        Leased              South 42nd St.                Jefferson           Illinois
                                                            Mt. Vernon, IL

NATIONAL HEALTHCARE OF
LEESVILLE, INC.

Byrd Memorial Hospital                                      1020-1022 Fertitta Blvd.      Vernon              Louisiana
                                                            Leesville, LA
  Hospital                              Owned
  Bus. Office & Data Proc.              Owned
  Medical Arts Plaza                    Owned
  Maintenance Bldg.                     Owned

  Storage Bldg.                         Leased              6th Street                    Vernon              Louisiana
                                                            Leesville, LA

NATIONAL HEALTHCARE OF
SABINE, INC.

Sabine Medical Center                                       240 Highland St.              Sabine              Louisiana
                                                            Many, LA
  Hospital                              Owned
  Maintenance Bldg.                     Owned
  Home Health Office                    Owned

  Old Fraser Hospital                   Owned               South Capital St.             Sabine              Louisiana
                                                            Many, LA

  Private Residence                     Owned               Dogwood Acres                 Sabine              Louisiana
                                                            Many, LA



                                          OWNED
ENTITY                                  OR LEASED           ADDRESS                       COUNTY              STATE
- - ------                                  ---------           -------                       ------              -----

NEURO TREATMENT, INC.

RiverNorth Hospital                                         5505 Shreveport Hwy.          Rapides             Louisiana
                                                            Pineville, LA

  Hospital                              Owned
  Laundry                               Owned
  Maintenance Bldg.                     Owned
  Central Supply Storage                Owned

  Business Office                       Leased              5438 Shreveport Hwy.          Rapides             Louisiana
                                                            Pineville, LA

  Outreach Clinic                       Leased              210 N. Monroe St.             Avoyelles           Louisiana
                                                            Marksville, LA

NATIONAL HEALTHCARE OF
CLEVELAND, INC.

Cleveland Comm. Hosp.                                       2800-25 Westside Dr.          Bradley             Tennessee
                                                            Cleveland, TN

  Hospital                              Owned
  Medical Office Bldg. (2)              Owned

SCENIC MNT. MED. CENTER, INC.                               1601 West Eleventh Pl.        Howard              Texas
                                                            Big Spring, TX

  Hospital                              Owned
  Medical Office Bldg.                  Owned
  Trailer                               Leased

  Storage                               Leased              610-C Warehouse Rd.           Howard              Texas
                                                            Big Spring, TX

  Home Health Office                    Leased              501 E. Birdwell Ln.           Howard              Texas
                                                            Big Spring, TX



                                          OWNED
ENTITY                                  OR LEASED           ADDRESS                       COUNTY              STATE
- - ------                                  ---------           -------                       ------              -----

NHCI OF HILLSBORO, INC.

Hill Regional Hospital                                      101 Circle Dr.                Hill                Texas
                                                            Hillsboro, TX

  Hospital and Clinic                   Owned

  Storage                               Leased              609-613 Corsicana Hwy.        Hill                Texas
                                                            Hillsboro, TX

  Clinic                                Leased              106 W. Adams Street           Hill                Texas
                                                            Itasca, TX 76055

  Storage                               Leased              Abbot Street                  Hill                Texas
                                                            Hillsboro, TX

  Land                                  Owned               Circle Dr.                    Hill                Texas
                                                            Hillsboro, TX

  Land                                  Owned               Franklin & Elm                Hill                Texas
                                                            Hillsboro, TX

  Land                                  Owned               Old Brandon Rd & June Ln.     Hill                Texas
                                                            Hillsboro, TX

HOSPITAL CORPORATION OF
WHITE COUNTY

White Co. Comm. Hospital                                    401 Sewell Rd.                White               Tennessee
                                                            Sparta, TN

  Hospital                              Owned
  Medical Office Bldg.                  Owned
  Storage Bldg.                         Owned
  Medical Office Bldg. II               Owned

NATIONAL HEALTHCARE OF
ENGLAND ARKANSAS, INC.

England Nursing Home                    Owned               England, AR                   Lonoke              Arkansas



                                          OWNED
ENTITY                                  OR LEASED           ADDRESS                       COUNTY              STATE
- - ------                                  ---------           -------                       ------              -----

GEORGIA HOME HEALTH SERVICES

  Office Space                          Leased              2310 North Patterson Bldg.    Lowndes             Georgia
                                                            Suite 6
                                                            Valdosta, GA

  Office Space                          Leased              335 W. Thigpen                Lanier              Georgia
                                                            Lakeland, GA

HEALTH CARE OF VIENNA, GA, INC.

  Healthcare Assoc. Bldg.               Owned               Pitts Road                    Dooly               Georgia
                                                            Vienna, GA

HEALTH CARE OF FORSYTH, GA, INC.

  Medical Office Bldg.                  Owned               Hwy. 20 East                  Gwinnett            Georgia
                                                            Sugar Hill, GA

  Land                                  Owned               Parcel #C07-053               Forysth             Georgia

MISCELLANEOUS

  Land/Dwelling                         Owned               Highway 73                    Lexington           S. Carolina
                                                            West Columbia, SC

  Land                                  Owned               Tract #2, Chancery Court      Wayne               Tennessee
                                                            Waynesboro, TN

- - -------------------------------------------------------------------------------

(A) Pursuant to that lease agreement dated September 15, 1993, by and between O.E. Guinn, Anna Jean Guinn and K.E., Inc. and National Healthcare of Newport, Inc., d/b/a Harris Hospital ("Harris"), Harris has the option to purchase the leased property for a price of $75,000 at any time before the expiration of the lease on September 14, 1995.

(B) Pursuant to an Option to Purchase Real Estate Agreement, as amended (the "Agreement"), between Berrien Nursing Center, Inc. ("Berrien") and Richard
     B. Griffin, Berrien has exclusive right and option to purchase leased property in Berrien County, Georgia, more particularly described in the Agreement, at a purchase price to be determined as provided in the Agreement. Berrien's right to purchase the leased property expires in September, 2018.


                                  SCHEDULE 4.9
                                      TO
                                CREDIT AGREEMENT
                         DATED AS OF DECEMBER 31, 1993



II.  ISSUED AND OUTSTANDING STOCK OF BORROWER AND ITS SUBSIDIARIES


                                                              SHARES  PAR VALUE
SUBSIDIARY                                               OUTSTANDING  PER SHARE
- - ------------------------------------------------------   -----------  ---------

NATIONAL HEALTHCARE OF CULLMAN, INC.                           1,000      $1.00
NATIONAL HEALTHCARE OF DECATUR, INC.                           1,000      $1.00
THE L.V. STABLER MEMORIAL HOSPITAL OF GREENVILLE, INC.         1,000      $1.00
NATIONAL HEALTHCARE OF HARTSELLE, INC.                         1,000      $1.00
NATIONAL HEALTHCARE OF NEWPORT, INC.                           1,000      $1.00
NATIONAL HEALTHCARE OF POCAHONTAS, INC.                        2,500      $1.00
NATIONAL HEALTHCARE OF HOLMES COUNTY, INC.                       100      $1.00
HEALTH CARE OF FORSYTH COUNTY, INC.                              875      $1.00
HEALTH CARE OF BERRIEN COUNTY, INC.                                1  $1,000.00
BERRIEN NURSING CENTER, INC.                                  15,000     NO PAR
NATIONAL HEALTHCARE OF MT. VERNON, INC.                          100      $1.00
NATIONAL HEALTHCARE OF LEESVILEE, INC.                         1,000      $1.00
NATIONAL HEALTHCARE OF SABINE, INC.                            1,000      $1.00
NATIONAL HEALTHCARE OF CLEVELAND, INC.                         1,000      $1.00
SCENIC MOUNTAIN MEDICAL CENTER, INC.                           1,000      $1.00
NHCI OF HILLSBORO, INC.                                        1,000      $1.00
NATIONAL HEALTHCARE OF MCMINNVILLE, INC.                       1,000      $1.00
HOSPITAL CORPORATION OF WHITE COUNTY                           1,000      $1.00
HALLMARK HEALTHCARE MANAGEMENT CORPORATION                        10    $100.00
NATIONAL HEALTHCARE OF CLANTON, INC.                           1,000      $1.00
NATIONAL HEALTHCARE OF WASHINGTON COUNTY, INC.                 1,000      $1.00
PHYSICIANS HOSPITAL OF DADEVILLE, INCORPORATED                   150     NO PAR
NATIONAL HEALTHCARE OF ENGLAND, ARKANSAS, INC.                   300      $1.00
GEORGIA HOME SERVICES INC.                                       300      $1.00
NORTHGATE HOSPITAL, INC.                                         300      $1.00
NATIONAL HEALTHCARE OF EUFAULA, INC.                           1,000      $1.00
NATIONAL HEALTHCARE OF DALLAS COUNTY, INC.                       300      $1.00
HEALTH CARE OF VIENNA, GEORGIA, INC.                             500      $1.00
KSA MANAGEMENT COMPANY                                         1,000      $1.00
NATIONAL HEALTHCARE OF LAMAR COUNTY, INC.                      1,000      $1.00
NATIONAL HEALTHCARE OF BARNWELL, INC                           1,000      $1.00
RHC-TENNESSEE PROPERTIES, INC.                                    10    $100.00
WAYNE COUNTY HOME HEALTHCARE, INC.                               100     NO PAR
NATIONAL HEALTHCARE CENTER OF WAYNESBORO, INC.                   100     $10.00
NATIONAL HEALTHCARE OF ELBA, ALABAMA, INC.                        10    $100.00
POPLAR BLUFF MANAGEMENT, INC.                                  1,000      $1.00
NATIONAL HEALTHCARE VENTURE I, INC.                            1,000      $1.00
NHI HOLDINGS, INC.                                             1,000      $1.00
HOME INFUSION THERAPY, INC.                                       10    $100.00
CONTINUAL CARE, INC.                                           1,000      $0.01
ALTERNATIVE HEALTH SERVICES, INC.                              1,000      $1.00
N.H. OF WEST SEATTLE, INC.                                     1,000      $1.00
HEALTHCARE PLUS, INC.                                          1,000     NO PAR
HOMEBOUND HEALTH CARE AGENCY, INC.                             5,600     $10.00
NEURO TREATMENT, INC.                                          2,000      $1.00
NATIONAL HEALTH/CARE PLAN, INC.                                1,000     NO PAR


                                  SCHEDULE 4.9
                                       TO
                                CREDIT AGREEMENT
                          DATED AS OF DECEMBER 31, 1993

III.  OUTSTANDING INDEBTEDNESS OF BORROWER AND ITS SUBSIDIARIES:

HALLMARK HEALTHCARE CORPORATION
 - 10-5/8% Senior Subordinated Notes, principal amount: $80,000,000.00, dated 11/15/93 and due 11/15/2003.

 - Financing agreement between Hallmark Healthcare Corporation and A.I. Credit Corp. (AICCO) for Directors and Officers Insurance policy dated 11/18/93. Ten payments, $48,513.80 each, to be paid monthly beginning 12/15/93 and ending 9/15/94. Principal amount: $475,000.00, annual percentage rate:
     4.63%.

 - 35,998 shares of 25% Participating Cumulative Convertible Redeemable Preferred Stock.

 - Hallmark Healthcare Corporation is the guarantor of a consumer loan dated December 16, 1991, between Bank South and Jack Morgenstern for the principal amount of $60,000.00.

 - Letter of Credit Agreement, dated December 22, 1993, by and between Hallmark Healthcare Corporation and AmSouth Bank N.A. in the principal amount of $1,162,000. Agreement expires on May 15, 1994 unless renewed by AmSouth Bank N.A.

 - Letter of Credit Agreement, dated December 31, 1993, by and between Hallmark Healthcare Corporation and AmSouth Bank N.A. in the principal amount of $1,050,000. Agreement expires on May 15, 1994 unless renewed by AmSouth Bank N.A.

NATIONAL HEALTHCARE OF DECATUR, INC.
Lease agreement by and between National Healthcare of Decatur, Inc. d/b/a Parkway Medical Center Hospital and SpaceLabs Medical, Inc. beginning 5/13/93 to lease certain patient monitoring equipment for a period of 24 months (2 years). The lease provides for minimum payments of $5,551.00 per month which includes principal and interest.

NATIONAL HEALTHCARE OF POCAHONTAS, INC.
National Healthcare of Pocahontas, Inc. leases its hospital facility from Randolph County, Arkansas pursuant to a lease agreement dated 9/1/79 and expiring 10/1/2012. The lease agreement is between Randolph County Medical Center, Inc. and Randolph County, Arkansas, and was assumed by National Healthcare of Pocahontas, Inc. as part of the stock purchase of Randolph County Medical Center, Inc. as of 12/31/85. The hospital lease provides for minimum payments of $50,000.00 per month which includes principal and interest (effective interest rate of 14%). The lease agreement runs concurrently with the maturity of $3,895,000 principal amount of Randolph County Arkansas First Mortgage Hospital Revenue Refunding and Improvement Bonds, Series 1979. At November 30, 1993, the Company had $4,180,747 of restricted funds held by a trustee as collateral for the Company's obligation under such capital lease.

                                  SCHEDULE 4.9
                                       TO
                                CREDIT AGREEMENT
                          DATED AS OF DECEMBER 31, 1993

III.  OUTSTANDING INDEBTEDNESS OF BORROWER AND ITS SUBSIDIARIES (CONTINUED);


NATIONAL HEALTHCARE OF HOLMES COUNTY, INC.
National Healthcare of Holmes County, Inc. leases its hospital facility from Holmes County Hospital Corporation pursuant to a lease agreement dated 11/1/84 for a period of 25 years. The lease provides for minimum payments of $21,666.67 per month which includes principal and interest (effective interest rate of 14.6%).

BERRIEN NURSING CENTER, INC.
 - Lease agreement by and between Berrien Nursing Center, Inc. and Richard B. Griffin Investments dated 4/1/88 to lease the hospital beginning 8/1/88 for a period of 30 years. The lease provides for minimum payments of $22,500.00 per month which includes principal and interest (effective interest rate of 15.88%).

 - Lease agreement by and between Berrien Nursing Center, Inc. and Bell South beginning 10/1/88 to lease certain telephone equipment for a period of 7 years. The lease provides for minimum payments of $887.75 per month which includes principal and interest (effective interest rate of 10.02%).

SCENIC MOUNTAIN MEDICAL CENTER, INC.
Lease agreement by and between Scenic Mountain Medical Center, Inc. and Industrial Leasing Corporation beginning June 1, 1989 to lease certain medical equipment for a period of 60 months (5 years). The lease provides for minimum payments of $597.43 per month which includes principal and interest.

                                SCHEDULE 4.12
                                     to
                              CREDIT AGREEMENT
                        Dated as of December 31, 1993


                                 TAX MATTERS

     None.

                                  SCHEDULE 4.13

1.   Section 401(k) plan.

2.   Hallmark Healthcare Corporation Group Welfare Benefits Plan.
     (Administrator - First Benefit Corporation).

                                SCHEDULE 4.14
                                     to
                              CREDIT AGREEMENT
                        Dated as of December 31, 1993


                                 LITIGATION

                                   None.

                                SCHEDULE 4.15
                                     to
                              CREDIT AGREEMENT
                        Dated as of December 31, 1993


                                   BROKERS

                                    None.

                                SCHEDULE 4.16
                                     to
                              CREDIT AGREEMENT
                        Dated as of December 31, 1993


                             EMPLOYMENT MATTERS

                                    None.

                                  SCHEDULE 4.17
                                       TO
                                CREDIT AGREEMENT


          PATENTS, TRADEMARKS, COPYRIGHTS, LICENSES AND ACCREDITATIONS


I.   None

II.  Trade Names

     A.   Hallmark Healthcare Corporation
          (Formerly National Healthcare, Inc.)

     B.   Hallmark Healthcare Management Corporation
          (Formerly National Healthcare Management, Inc.)

     C.   National Healthcare of England Arkansas, Inc.

     D.   Northgate Hospital, Inc.
          d/b/a Northgate Hospital

     E.   Georgia Home Services, Inc.
          d/b/a Georgia Home Health Services

     F.   Health Care of Vienna, Georgia, Inc.

     G.   RHC - Tennessee Properties, Inc.

     H.   National Healthcare Center of Waynesboro, Inc.

     I.   National Healthcare of Elba, Alabama, Inc.
          d/b/a Elba General Hospital
          d/b/a Elba Nursing Home

     J.   National Healthcare of Dallas County, Inc.

     K.   National Healthcare of Eufaula, Inc.

     L.   Physicians Hospital of Dadeville, Incorporated

     M.   National Healthcare of Mt. Vernon, Inc.
          d/b/a Crossroads Community Hospital

     N.   National Healthcare of Newport, Inc.
          d/b/a Harris Hospital
          d/b/a National Healthcare of Jackson County, Inc.
          d/b/a Nightengale Home Health Agency
          d/b/a Harris Home Health
          d/b/a Harris Senior Care

     O.   National Healthcare of Clanton, Inc.

     P.   Wayne County Home Healthcare, Inc.

     Q.   National Health/Care Plan, Inc.

     R.   Healthcare Plus, Inc.

     S.   Neuro Treatment, Inc.
          d/b/a RiverNorth Hospital
          d/b/a CANDI

     T.   KSA Management Company

     U.   National Healthcare of Sabine, Inc.
          d/b/a Sabine Medical Center
          d/b/a Sabine Medical Center Rural Health Clinic d/b/a Healthlink

     V.   National Healthcare of Holmes County, Inc.
          d/b/a Doctors Memorial Hospital

     W.   Health Care of Berrien County, Inc.
          d/b/a Berrien County Hospital

     X.   National Healthcare of Pocahontas, Inc.
          d/b/a Randolph County Medical Center
          d/b/a Randolph County Medical Center Home Health Agency d/b/a Randolph County Medical Center Senior Care

     Y.   N. H. of West Seattle, Inc.

     Z.   National Healthcare of Lamar County, Inc.

     AA.  National Healthcare of Barnwell, Inc.

     AB.  National Healthcare of Decatur, Inc.
          d/b/a Parkway Medical Center Hospital

     AC.  National Healthcare of Hartselle, Inc.
          d/b/a Hartselle Medical Center

     AD.  National Healthcare of Cullman, Inc.
          d/b/a Woodland Community Hospital
          d/b/a Woodland Hills Treatment Center

     AE.  Homebound Health Care Agency, Inc.

     AF.  Alternative Health Services, Inc.
          d/b/a Alternative Behavioral Health Center d/b/a Anxiety Disorders Institute

     AG.  National healthcare of Cleveland, Inc.
          d/b/a Cleveland Community Hospital
          d/b/a Pineridge Treatment Center

     AH.  Poplar Bluff Management, Inc.

     AI.  NHI Holdings, Inc.

     AJ.  NHCI of Hillsboro, Inc.
          d/b/a Hill Regional Hospital
          d/b/a Hill Regional Medical Clinic of Itasca d/b/a Hill Regional Senior Care

     AK.  Scenic Mountain Medical Center, Inc.
          d/b/a Scenic Mountain Medical Center
          d/b/a Reflections

     AL.  The L.V. Stabler Memorial Hospital of Greenville, Inc.
          d/b/a L.V. Stabler Memorial Hospital

     AM.  Hospital Corporation of White County
          d/b/a White County Community Hospital
          d/b/a Urgent Care Clinic

     AN.  National Healthcare of Washington County, Inc.

     AQ.  Berrien Nursing Center, Inc.
          d/b/a Berrien Nursing Center

     AP.  National Healthcare of Leesville, Inc.
          d/b/a Byrd Regional Hospital
          d/b/a Byrd Regional Hospital Senior Care Unit

     AQ.  National Healthcare Venture I, Inc.

     AR.  Continual Care, Inc.

     AS.  Pain Care, Inc.

     AT.  Pain Care of Tennessee, Inc.

     AU.  Pain Care of Arkansas, Inc.

     AV.  Pain Care of Georgia, Inc.

     AW.  Pain Care of Kentucky, Inc.

     AX.  Home Infusion Therapy, Inc.

     AY.  National Healthcare of McMinnville, Inc.

     AZ.  Health Care of Forsyth County, Inc.


\PJP\FACILIT.94

                                SCHEDULE 4.19
                                     to
                              CREDIT AGREEMENT
                        Dated as of December 31, 1993


                             HAZARDOUS MATERIALS

                                   None.

                                SCHEDULE 4.20
                                     to
                              CREDIT AGREEMENT
                       Dated as of December 31, 1993


                             INSURANCE POLICIES



          I. COVERAGE REQUIREMENTS. The insurance policies maintained by Borrower and its Subsidiaries shall provide for, without limitation, the following insurance coverage:

          (a) "All Risk" physical damage insurance on all of Borrower's and its Subsidiaries' tangible real and personal property and assets, wherever located;

          (b) comprehensive general and professional liability insurance on a "claims made" basis against claims for personal injury, bodily injury and property damage with a minimum limit of $15,000,000 per occurrence and $25,000,000 in the aggregate. Such coverage includes, without limitation, premises/operations, broad form contractual liability, underground explosion and collapse hazard, independent contractors, broad form property coverage, products and completed operations liability; such insurance may include deductibles of not greater than $3,000,000 per occurrence and $6,000,000 annual aggregate with respect to professional liability claims and $3,000,000 per occurrence and $6,000,000 annual aggregate with respect to general liability;

          (c) statutory limits of worker's compensation insurance that includes employee's occupational disease and employer's liability in the amount of $1,000,000 for each accident or occurrence;

          (d) automobile liability insurance for all owned, non-owned or hired automobiles against claims for personal injury, bodily injury and property damage with a minimum combined single limit of $1,000,000 per occurrence;

          (e)  business interruption insurance in the amount of $25,000,000.

All of such policies are in full force and effect and in form and with insurers recognized as adequate by Lender and provide coverage of such risks and for such amounts as is customarily maintained for businesses of the scope and size of Borrower's and as otherwise acceptable to Lender. Borrower has delivered to Lender a certificate of insurance that evidences the existence of each policy of insurance, payment of all premiums therefor and compliance with all provisions of the Agreement.

          II.  SUMMARY OF TERMS OF INSURANCE, ETC.

                              Schedule 4.20
                                 PART II


HALLMARK HEALTHCARE CORPORATION
SUMMARY OF INSURANCE COVERAGE




                         COMPANY
                         POLICY NUMBER
COVERAGE                 POLICY PERIOD            LIMIT
- - --------                 -------------            -----

Professional and         American International   $25,000,000
General Liability        Surplus Lines Insurance  SIR: $2,000,000
                         Company                  per  occurrence
                         BE7730487                $6,000,000
                         7-1-93/94                annual aggregate (hospital
                                                  professional) and $1,000,000
                                                  per occurrence $3,000,000
                                                  annual aggregate
                                                  (commercial gen. liability)


Property-all risk        Hartford Steam Boiler    $269,780,849 for real and
                         94-50192                 personal property and
                         11-1-91/94               business interruption
                         94-50204(Texas)          $50,000,000 Earthquake
                                                  $50,000,000 Flood
                                                  $5,000,000 Newly Acquired
                                                  Locations
                                                  $250,000 Transit
                                                  $180,000 Valuable Papers
                                                  $3,000,000 Errors and
                                                  Omissions
                                                  $1,000,000 Radioactive
                                                  Contamination
                                                  $5,000,000 Demolition
                                                  $22,985,326 Accounts
                                                  Receivable
                                                  $1,421,520 Rental Value
                                                  $1,000,000 Extra Expense
                                                  $1,000,000 Service
                                                  Interruption
                                                  $200,000 Expediting Expense
                                                  $25,000 Hazardous Substance
                                                  $25,000 Consequential Damage


Workers' Compensation    Ins. Co. of the State    Statutory $1,000,000
                         of Pennsylvania          Bodily injury/accident
                         RMWC1449283              $1,000,000
                         5-1-93/94                Bodily injury/disease
                         National Union           $1,000,000
                         RMEL1759300              Bodily injury/employee
                         5-1-93/94                $250,000 per claim
                                                  deductible



Automobile Insurance     The Hartford             $1,000,000 combined
                         20-UEN-LQ5477            single limit (Bodily
                         2-1-93/94                Injury and Property
                         20-UEN-LQ5478 (Texas)    Damage)

HALLMARK HEALTHCARE CORPORATION
SUMMARY OF INSURANCE COVERAGE


                         COMPANY
                         POLICY NUMBER
COVERAGE                 POLICY PERIOD            LIMIT
- - --------                 -------------            -----
Fidelity                 The Aetna                $3,000,000
                         BZ100722929BCA
                         11-1-92/93


Directors & Officers     National Union           $10,000,000
Liability                004401526
                         11-15-92/93

                         Aetna                    $5,000,000 excess of
                         100668602                $10,000,000
                         11-15-92/93

                                             Schedule 4.21



BANK SOUTH & BARNETT
BANK CONFIRMATION INFORMATION
- - ---------------------------------------------------------------------------------------------

                                                       BANK SOUTH               BANK SOUTH
FACILITY                           CITY                ACCOUNT NAME             ACCT #
- - ---------------------------------------------------------------------------------------------


 1   SCENIC MTN                    BIG SPRING, TX      HALLMARK HEALTHCARE      9597042

 2   DOCTOR'S MEMORIAL             BONIFAY, FL         HALLMARK HEALTHCARE      9596836

 3   CLEVELAND COMM                CLEVELAND, TN       HALLMARK HEALTHCARE      9596801

 4   WOODLAND COMM                 CULLMAN, AL         HALLMARK HEALTHCARE      9598448

 5   PARKWAY MEDICAL               DECATUR, AL         HALLMARK HEALTHCARE      9596992

 6   L.V. STABLER                  GREENVILLE, AL      HALLMARK HEALTHCARE      9596933

 7   HARTSELLE MEDICAL             HARTSELLE, AL       HALLMARK HEALTHCARE      9596887

 8   HILL REGIONAL                 HILLSBORO, TX       HALLMARK HEALTHCARE      9596895

 9   BYRD MEMORIAL                 LEESVILLE, LA       HALLMARK HEALTHCARE      9596798

10   SABINE MEDICAL                MANY, LA            HALLMARK HEALTHCARE      9597034

11   CROSSROADS COMM               MT. VERNON, IL      HALLMARK HEALTHCARE      9596828

12   BERRIEN COUNTY                NASHVILLE, GA       HALLMARK HEALTHCARE      9596763

13   BERRIEN NURSING HOME          NASHVILLE, GA       HALLMARK HEALTHCARE      9596771

14   HARRIS HOSPITAL               NEWPORT, AR         HALLMARK HEALTHCARE      9596879

15   RIVERNORTH TREATMENT          PINEVILLE, LA       HALLMARK HEALTHCARE      9597026

16   RANDOLPH COUNTY               POCAHONTAS, AR      HALLMARK HEALTHCARE      9597018

17   WHITE COUNTY                  SPARTA, TN          HALLMARK HEALTHCARE      9598421

18   GA HOME HEALTH                NASHVILLE, GA       HALLMARK HEALTHCARE      9596860

19   HHC-CASH CONC                 ATLANTA, GA         HALLMARK HEALTHCARE      6709710

20   HHC-FEDERAL TAX               ATLANTA, GA         HALLMARK HEALTHCARE      6709672

21   HHC-STATE TAX                 ATLANTA, GA         HALLMARK HEALTHCARE      90101448

22   HHC-MGMT P/R                  ATLANTA, GA         HALLMARK HEALTHCARE      9599703

23   HHC-CORP A/P                  ATLANTA, GA         HALLMARK HEALTHCARE      9596976

24   HHC-CORP P/R                  ATLANTA, GA         HALLMARK HEALTHCARE      9599711

25   HHC-INSURANCE                 ATLANTA, GA         HALLMARK HEALTHCARE      9598766

26   HAI MANAGEMENT CO INC         ATLANTA, GA         HALLMARK HEALTHCARE      9561536

27   NORTHGATE HOSPITAL            PINEVILLE, LA       HALLMARK HEALTHCARE      9561749

28   NORTHGATE - MANY              PINEVILLE, LA       HALLMARK HEALTHCARE      IN PROCESS




Bank Accounts

      Facility                                     Depository Account                           Payroll Account
                                                       Information                                Information
- - -----------------------------------------------------------------------------------------------------------------------------


White County Hospital         Bank Name:     First Union Bank                             First Union Bank
                              City, State:   Sparta, TN  38583                            Sparta, TN  38583
                              Account #:     2094091643794                                2094009461926
                              Account Name:  Hospital Corp of White County                Hospital Corp of White County
                              ABA #:         064000059                                    064000059



Cleveland Community           Bank Name:     First American National Bank                 American National Bank and Trust
                              City, State:   Cleveland, TN                                Chattanooga, TN
                              Account #:     000005-741-4                                 548926-1
                              Account Name:  Cleveland Community Hospital                 National Healthcare of Cleveland
                              ABA #:         064000017                                    061300419



Woodland Community Hospital   Bank Name:     South Trust                                  South Trust
                              City, State:   Cullman, AL                                  Cullman, AL
                              Account #:     68-744-329                                   68-744-318
                              Account Name:  Woodland Community Hospital                  Woodland Community Hospital
                              ABA #:         062201494                                    062201494



Sabine Medical Center         Bank Name:     Sabine State Bank & Trust                    Sabine State Bank & Trust
                              City, State:   Many, LA                                     Many, LA
                              Account #:     001-870-8                                    000-035-3
                              Account Name:  Sabine Medical Center                        Sabine Medical Center
                              ABA #:         111102059                                    111102059



LV Stabler                    Bank Name:     First National Bank of Greenville            First National Bank of Greenville
                              City, State:   Greenville, AL                               Greenville, AL
                              Account #:     34886                                        34878
                              Account Name:  LV Stabler Memorial Hospital of Greenville   LV Stabler Memorial Hospital of Greenville
                              ABA #:         062101219                                    062101219



Scenic Mountain Medical       Bank Name:     The First National Bank                      The First National Bank
                              City, State:   Big Spring, TX                               Big Spring, TX
                              Account #:     0232942                                      0232959
                              Account Name:  Scenic Mountain Medical Center               Scenic Mountain Medical Center
                              ABA #:         111302354                                    111302354



Hartselle Medical Center      Bank Name:     Colonial Bank                                Colonial Bank
                              City, State:   Hartselle, AL                                Hartselle, AL
                              Account #:     0101305201                                   0101369801
                              Account Name:  Hartselle Medical Center                     Hartselle Medical Center
                              ABA #:         062201119                                    062201119

                                     -2-


      Facility                                     Depository Account                           Payroll Account
                                                       Information                                Information
- - -----------------------------------------------------------------------------------------------------------------------------


Doctors Memorial              Bank Name:     South Trust Bank                             Bank of Bonifay
                              City, State:   Bonifay, FL                                  Bonifay, FL
                              Account #:     01-330-736                                   9-10023-7
                              Account Name:  Doctors Memorial Hospital                    Doctors Memorial Hospital
                              ABA #:         063201066                                    063201435



Harris Hospital               Bank Name:     Merchants and Planters Bank                  Merchants and Planters Bank
                              City, State:   Newport, Arkansas                            Newport, Arkansas
                              Account #:     42781                                        42773
                              Account Name:  National Healthcare of Newport, Inc.         National Healthcare of Newport, Inc.
                              ABA #:         082907561                                    082907561



Parkway Medical Center        Bank Name:     First American Bank                          First American Bank
                              City, State:   Decatur, AL                                  Decatur, AL
                              Account #:     1006802                                      1006791
                              Account Name:  Depository Account                           Payroll Account
                              ABA #:         062203298                                    062203298



Randolph County Medical       Bank Name:     Bank of Pocahontas                           Planters & Stockmen
                              City, State:   Pocahontas, AR                               Pocahontas, AR
                              Account #:     6023738                                      0575485102
                              Account Name:  National Healthcare of Pocahontas            Randolph County Medical Center
                              ABA #:         084102979                                    084107893



Northgate - Pineville         Bank Name:     Rapides Bank & Trust Company                 N/A
                              City, State:   Tioga, LA
                              Account #:     21156
                              Account Name:  Northgate Hospital
                              ABA #:         065200230



RiverNorth - Pineville        Bank Name:     Hibernia National Bank                       Hibernia National Bank
                              City, State:   Tioga, LA                                    Tioga, LA
                              Account #:     0269166                                      772033613
                              Account Name:  Woodview Regional Hospital                   RiverNorth Treatment Center
                              ABA #:         065000090                                    065000090



Northgate - Many              Bank Name:     Sabine State Bank & Trust
                              City, State:   Many, LA
                              Account #:     0025496
                              Account Name:  Northgate - Many
                              ABA #:         111102059



HAI Management                Bank Name:     Bank South                                   Bank South
                              City, State:   Atlanta, GA                                  Atlanta, GA
                              Account #:     90171748                                     90171721
                              Account Name:  HAI Management Co                            HAI Management Co
                              ABA #:         61000078                                     61000078


                                  SCHEDULE 7.4

1.   Employment Agreement, dated 7/1/89, with James T. McAfee, Jr.

2.   Employment Agreement, dated 7/1/89, with Robert M. Thornton, Jr.

3. Incentive Compensation Programs - as described in Hallmark's proxy statements for its annual meetings held in 1992 and 1993.

4.   Employee Profit Sharing Plan (quarterly hospital employee bonus program).

5. Physician Search Agreements between various hospital subsidiaries and Jackson & Coker, Inc.

6. Loans to employees in the ordinary course of business not exceeding in the aggregate at any time outstanding of $500,000.

                                  SCHEDULE 7.6

                                      LIENS


1).  National Healthcare of Pocahontas Arkansas, Inc.

     Capital lease with Randolph County, Arkansas expiring 10/1/2012. The lease relates to the Hospital Building and provides for payments of $50,000 per month. The lessor also has a security interest in approximately $4.2 million in restricted investments held by a trustee as collateral for the Company's obligation under such capital lease.


2).  National Healthcare of Holmes County, Inc.

     Capital lease with Holmes County Hospital Corporation expiring on 11/1/2009. The lease relates to the Hospital Building and certain equipment in the facility and provides for payments of $21,666.67 per month.


3).  Berrien Nursing Center, Inc.

     Capital lease with Richard B. Griffin Investments expiring 8/1/2018. The lease relates to the nursing home and provides for lease payments of $22,500 per month.

     Capital lease with Bell South expiring 10/1/95. The lease relates to certain telephone equipment and provides for minimum lease payments of $887.75 per month.

4).  National Healthcare of Decatur, Inc.

     Capital lease with Space Labs Medical, Inc. expiring 5/13/95. The lease relates to certain patient monitoring equipment and provides for lease payments of $5,551.00 per month.

5).  Scenic Mountain Medical Center, Inc.

     Capital lease with Industrial Leasing Corporation expiring 6/1/94. The lease relates to certain medical equipment and provides for lease payments of $597.43 per month.

                                  SCHEDULE 9.8
                                       to
                                CREDIT AGREEMENT

                       AUTHORIZED BORROWER REPRESENTATIVE

     James T. McAfee, Jr.
     Chairman and Chief Excutive Officer

     Robert M. Thornton, Jr.
     President, Chief Operating Officer
     and Chief Financial Officer

                              SCHEDULE A
                                  to
                           CREDIT AGREEMENT
                  Dated as of December 31, 1993



                         SCHEDULE OF DOCUMENTS


            At or before the making of the initial Working Capital Advance, Lender shall have received the following documents, instruments and agreements, each in form and substance satisfactory to Lender:

            (a)  The duly completed and executed Working Capital Note;

            (b)  The duly completed and executed Borrower Security
Agreement;

            (c) The duly completed and executed Subsidiary Guaranties and Subsidiary Security Agreements;

            (d) The Account Agreements for each of the accounts listed on SCHEDULE 4.21 to the Credit Agreement, all duly executed and completed by the parties thereto;

            (e) Satisfactory evidence of the recording of such Uniform Commercial Code Financing Statement in such filing offices as Lender may deem necessary or appropriate to perfect Lender's Liens under the Collateral Documents as well as written reports of examinations of the public records of such filing offices and of such other filing offices as Lender deems appropriate and in each case indicating that there are no other Liens of record covering any of the Collateral covered by the Collateral Documents (excepts Liens permitted under SECTION 7.6 of the Credit Agreement);

            (f) Certificates of each of the Credit Parties in the form of EXHIBIT H and duly executed and appropriately completed by each such Person and to which shall be attached certified copies of such person's by-laws, the authorizing resolutions of such person's board of directors and specimen signatures for such person's officers;

            (g)  An opinion of counsel for the  Credit Parties in the form of
EXHIBIT I;

            (h) Copies of the Certificate or Articles of Incorporation of each of the Credit Parties (certified in each case by the Secretary of State or other appropriate official of the state of such Credit Party's incorporation) together with current good standing certificates or certificates of existence for each of the Credit Parties issued by the Secretary of State or other appropriate official of such Credit
Party's jurisdiction of incorporation and of such other jurisdictions where such Credit Party presently is qualified to do business as a foreign corporation and which the Lender may reasonably request;

            (i) Duly completed and executed letters from Borrower and each of its Subsidiaries to their respective independent accountants authorizing such accountants to discuss such Person's financial affairs with Lender, each in the form of EXHIBIT G;

            (j) Copies of all documents and instruments, including all consents, authorizations and filings, required from any Governmental Authority or from any other Person in connection with the execution, delivery, performance, validity and enforceability of the Loan Documents, and such consents, authorizations, filings and orders shall be reasonably satisfactory in form and substance to Lender and shall be in full force and effect and all applicable waiting periods therein shall have expired.

            (k)  A duly completed and executed Borrowing Base
Certificate, dated as of the last day of the month ended immediately prior to the date of initial Working Capital Advance; and

            (l) Such other documents, certificates, approvals or filings as Lender may reasonably request.

            (m) A duly completed and executed Borrowing Base Certificate, dated as of the last day of the month ended immediately prior to the date of the initial Revolving Credit Advance; and

            (n) Such other documents, certificates, approvals of filings as Lender may reasonably request.